Exhibit 10.29
CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October ___, 2001, by and between CROWN RESOURCES CORPORATION, a Washington corporation (the "Company"), CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation (the "Subsidiary") and the lenders named in Subscription Agreements (the "Subscription Agreements") in the form attached hereto as Exhibit A hereto (collectively, the "Senior Lenders," and individually, a "Senior Lender").

Background:

The Company and the Subsidiary have authorized the issuance and sale to the Senior Lenders of up to $4.0 million of promissory notes in substantially the form attached hereto as Exhibit B (the "Notes"). The Notes are convertible into that number of shares of the Company's common stock (the "Common Stock"), equal to the outstanding principal balance from time to time of the Note divided by the Conversion Price, as defined in the Note. Upon issuance of the Notes under the terms of this Agreement, the Company shall (i) issue to such investors warrants, in substantially the form attached hereto as Exhibit C (the "Warrants"), to purchase shares of Common Stock and (ii) with its Subsidiary, grant to such investors a security interest in and to the Collateral, as defined below, under the terms of a security agreement, pledge agreement, deed of trust and collateral assignment, each in substantially the form attached hereto as Exhibit D-1 through D-7 (collectively, the "Security Agreements"), to secure the repayment of the Company's and its Subsidiary's obligations under the Notes. Shares of Common Stock issuable upon conversion of the Notes (or payment of interest) and exercise of the Warrants (collectively, the "Shares") will be entitled to registration as provided in a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit E. Various agreements among the Senior Lenders shall be governed by an intercreditor agreement substantially in the form attached hereto as Exhibit F-1 (the "Intercreditor Agreement") and a collateral agency agreement substantially in the form attached hereto as Exhibit F-2 (the "Collateral Agency Agreement"). Pending disbursement, funds received from Senior Lenders in payment of the purchase price of the Notes shall be deposited in Escrow pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit G (the "Escrow Agreement"). This Agreement, the Subscription Agreements, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreements, the Intercreditor Agreement, the Collateral Agency Agreement and the Escrow Agreement are collectively referred to herein as the "Transaction Documents."

NOW THEREFORE, the parties agree as follows:

1.	Purchase and Sale.

a.	Purchase and Sale of Notes.  Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties contained herein, each Senior Lender hereby agrees, severally and not jointly, to purchase from the Company, and the Company hereby agrees to issue and sell, and to cause its Subsidiary to issue and sell, to each Senior Lender, a Note in the principal amount (the "Purchase Price") set forth in a Subscription Agreement executed and delivered by such Senior Lender in consideration for the payment by the Senior Lender to the Company of the Purchase Price in immediately available funds. By executing and delivering a Subscription Agreement (in the manner provided in Section 1.b), each Senior Lender shall (i) become a party to the Escrow
Agreement; (ii) be deemed to have made an offer to purchase a Note as described in Section 1.b, and (iii) upon acceptance of the Subscription Agreement by the Company shall become a party to this Agreement which shall thereupon constitute a contract between such Senior Lender and the Company.

b.	Subscription; Delivery into Escrow. Except as provided in
Section 1.c(1), to subscribe for Notes, a Senior Lender must execute and deliver into escrow (the "Escrow"), under the terms of the Escrow Agreement, a Subscription Agreement, the Purchase Price in immediately available funds and executed or identified copies of each of the other Transaction Documents to which the Senior Lender is to become a party, or obtain the benefits of, at Closing (as defined below). Within five business days following receipt by the escrow agent under the Escrow Agreement of a Subscription Agreement, the Purchase Price and the other Transaction Documents as set forth above, the Company shall accept or reject such Subscription Agreement. If the Company accepts such Subscription Agreement, it shall execute and deliver to the agent designated in the Escrow Agreement the Transaction Documents to which it is to be a party at Closing and shall promptly so notify the Senior Lender of such acceptance. Senior Lender acknowledges and agrees that Senior Lender will not withdraw, cancel, terminate, or revoke a Subscription Agreement and that such Subscription Agreement constitutes an irrevocable offer until accepted or rejected by the Company and shall survive the death or disability of such Senior Lender. Each Senior Lender further agrees to notify the Company immediately if any representation or warranty by it made herein shall become untrue or misleading prior to the Closing.

c.	Closing; Additional Solicitations; Escrow.

(1)	Additional Subscription by Solitario Resource Corporation.
If Solitario Resources Corporation, a Colorado corporation
("Solitario"), has subscribed for a Note and Warrant in the manner provided in Section 1.b, then at Closing, in addition to the Note and Warrant subscribed for, and Purchase Price delivered, under Section 1.b, Solitario shall purchase, and the Company shall issue and sell, under the terms of this Agreement, an additional Note (the "Solitario Note") in the principal amount of three hundred fifty thousand dollars ($350,000) (the "Solitario Purchase Price") and an additional Warrant (the "Solitario Warrant"), each in the form attached hereto as Exhibits B and C, respectively, provided (i) the Conversion Price, as defined in the Solitario Note, shall be $0.29167 and (ii) the Exercise Price, as defined in the Solitario Warrant, shall be $0.60. At Closing, (x) Solitario shall execute an additional Subscription Agreement in the amount of the Solitario Purchase Price and deliver to the Company such additional Subscription Agreement and the Solitario Purchase Price in immediately available funds and (y) if the Company accepts the additional Subscription
Agreement, the Company shall issue and deliver to Solitario the Solitario Note and Solitario Warrant. Except as provided in this Section 1.c(1) or otherwise specifically provided, all references to the Notes or the Warrants in this Agreement (or any related agreement) shall be deemed to include the Solitario Note and the Solitario Warrant, respectively. Solitario shall be deemed a "Senior Lender" under this Agreement and all other Transaction Documents with respect to its purchase of the Solitario Note and Solitario Warrant.

(2)	Closing.  When (i) Subscription Agreements at least equal
to two million six hundred and fifty thousand dollars ($2,650,000), including a Subscription Agreement from Solitario at least equal to six hundred and fifty thousand dollars ($650,000) (the "Minimum Offering Amount") have been delivered, together with the Purchase Price and other Transaction Documents, into Escrow, (ii) a Subscription Agreement from Solitario equal to the Solitario Purchase Price has been delivered, together with the Solitario Purchase Price, to the Company pursuant to
Section 2.c(1) hereof, and (iii) all such subscriptions have been accepted by the Company as provided in Section 1.b above, the Transaction Documents
(with original signatures or copies thereof) shall be released to each of the Company and the Senior Lenders pursuant to the terms of the Escrow Agreement. The delivery of the above described documents is herein referred to as the "Closing." As a further condition to the Closing, the Company will: (i) cause its legal counsel to deliver to the Senior Lenders its legal opinions for the benefit of the Senior Lenders substantially as set forth on Exhibit H (the "Legal Opinion") and (ii) deliver to the Senior Lenders a certificate, dated the date of Closing, signed by the Company's President certifying that the representations and warranties in
Section 2 are true and correct as of the date of Closing or, with respect to additional subscriptions under subsection 1.c(3), such later date as the certificate may be delivered (except to the extent any representation or warranty is made as of a specific date). To the extent any Notes are converted into Shares, funds in Escrow in an amount equal to the principal converted under the Notes will be immediately released for application by the Company.

(3)	Additional Subscriptions after Closing. Following the
Closing and until October 30, 2001, the Company may solicit and accept additional subscriptions for Notes pursuant to the terms of this Agreement up to an aggregate Purchase Price (including the Notes issued upon Closing) of Four Million Dollars ($4,000,000.00). Any such Notes issued following Closing shall have the same rights as the holders of the Notes issued at Closing, and shall have the right to share pari passu in the Collateral held by the holders of the Notes issued at Closing. Prior to and as conditions to acceptance of any subscription for additional Notes following Closing the Company shall deliver to the subscribers for such Notes the instruments, documents, rights and other things required to be provided to the Senior Lenders upon Closing.

(4)		Title Opinion.  Within one hundred twenty (120) days after
the Closing, the Company shall deliver to the Senior Lenders a title opinion satisfactory to the Senior Lenders acting in their sole discretion pursuant to the Intercreditor Agreement (the "Title Opinion"), covering the specific claims subject to the patent application covering the gold deposit known as the "Crown Jewel". For purposes of clarity, the Title Opinion need not cover claims that do not cover any part of such gold deposit. If the Company does not deliver the Title Opinion to the Senior Lenders within one hundred twenty (120) days after the Closing, the Senior
Lenders, acting pursuant to the Intercreditor Agreement, may give notice to the escrow agent under the Escrow Agreement requiring that the escrow agent release the funds in Escrow to the Senior Lenders. Such amounts released from Escrow shall be paid to the Senior Lenders as payments of amounts due under the Notes, such payment to be applied to principal.

(5)	Release of Funds. Except as provided in this Section 1.c,
funds deposited in the Escrow shall be retained in the Escrow and administered pursuant to the terms of the Escrow Agreement until the earlier of: (a) the Senior Lenders consent in writing, pursuant to the terms of the Intercreditor Agreement, to the Company's agreement with all of the holders of the Company's 5.75% Convertible Subordinated Debentures due 2001 (the "Debentures") on a plan to refinance the Debentures; (b) the entry of an order by a federal bankruptcy court with jurisdiction over the Company's voluntary bankruptcy filing under Chapter 11 of Title 11, United States Code, 11 U.S.C. sub section 101, et seq. (the "Bankruptcy Code"), confirming a plan of reorganization substantially conforming with the Framework for Plan of Reorganization attached hereto as Exhibit J and approved by the Senior Lenders, acting in their sole discretion, pursuant to the terms of the Intercreditor Agreement, that satisfies the Company's obligations under the Debentures and that has not been appealed in the time in which appeals are allowed to be taken under the rules applied to bankruptcy proceedings (either event (a) or (b) above being referred to herein as a "Restructuring Event"); or (c) March 31, 2002. If a Restructuring Event occurs as provided above prior to March 31, 2002, the funds remaining in the Escrow shall be disbursed to the Company. If the Restructuring Event has not occurred by March 31, 2002, then all funds in the Escrow shall be paid to the Senior Lenders as payment of amounts due under the Notes (other than the Solitario Note), such payment to be applied to principal.

d.	Return of Subscriptions. Subscription Agreements and related funds received by the Company will be returned to the Senior Lenders, without interest or deduction, if (i) the Subscription Agreement is rejected by the Company (a failure to accept a Subscription Agreement as provided in Section 1.b above shall constitute a rejection), or (ii) Subscription Agreements for the Minimum Offering Amount and the Solitario Purchase Price have not been accepted by the Company by October 30, 2001.

e.	Warrant.  At Closing or at the time of acceptance of a
subscription after the Closing, as the case may be, the Company shall issue and deliver to each Senior Lender whose subscription is then accepted a Warrant exercisable for a number of shares of Common Stock equal to the principal amount of the Note issued to such Senior Lender divided by $0.35 (or in the case of the Solitario Warrant, the principal amount of Solitario Note divided by $0.29167).

f.	Registration Rights.  The Company will grant each Senior Lender
Registration Rights in substantially the form attached hereto as Exhibit
E.

g.	Security Interest.  The due and punctual payment of any Note shall be secured by a grant of a security interest in all of the Company's assets and the assets of the Subsidiary, as described in, and under the terms of, the Security Agreements (the "Collateral"). The Company and the Subsidiary will sign any documents reasonably requested by the Senior Lenders to evidence this lien, and each Senior Lender will sign any documents reasonably requested by the Company to evidence the release of this lien upon repayment or conversion in full of any Note.

	h.	Intercreditor Agreement.  The Company shall not accept any
subscription that is not accompanied by an executed Intercreditor
Agreement.

2.	Company Representations and Warranties.  In order to induce the
Senior Lenders to enter into this Agreement, the Company represents and warrants to the Senior Lenders the following:

a.	Organization and Corporate Power.  The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and has all required corporate power and corporate authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party, and to carry out the transactions contemplated hereby and thereby.

b.	Authorization and Non-Contravention.  The execution, delivery and performance by the Company of this Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant to or as contemplated by this Agreement and the issuance, execution, delivery and performance of the Transaction Documents and the issuance of the Shares have been duly authorized by all necessary corporate action of the Company. This Agreement and each such other agreement, document, and instrument constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as rights to indemnity and contribution may be limited by applicable law and public policy and subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by the Company of this Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant hereto or as contemplated hereby and the performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Transaction Documents and the issuance of the Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Articles of Incorporation or Bylaws of the Company, or cause the creation of any encumbrance upon any of the assets of the Company except as provided herein; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Notes, the Warrants and the Shares (collectively, the "Instruments") under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

c.	Capitalization.  As of the Closing, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, of which
14,553,302 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 1,000,000 preferred shares are issued and outstanding. The Company owns all of the outstanding securities of the Subsidiary. The Shares will, upon issuance, be duly authorized, validly issued, and fully paid and non-assessable (subject to receipt by the Company of the exercise price for the Common Stock issuable upon exercise of the Warrants), free of any liens or encumbrances imposed thereon, provided that such securities may be subject to restrictions on transfer under state and federal securities laws as set forth therein. Except as set forth in the SEC Documents (as defined below) or on Schedule 2.c to the Disclosure Letter (as defined below), there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and
(iv)
no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. The issuances of the Shares and the Warrants are not subject to any preemptive or similar rights.

d.	SEC Documents.  The Company has made available to the Senior
Lenders (either in written form or by reference to the Securities and Exchange Commission's on-line EDGAR database) true and complete copies of its Annual Report on Form 10-K for the fiscal year ending December 31, 2000, its definitive Proxy Statement relating to its Annual Meeting of Shareholders held on June 26, 2001, and its most recent Quarterly Report on Form 10-Q for the period ending June 30, 2001 (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

e.	Absence of Certain Changes.  Except as disclosed in Section 4.f and Exhibit I of this Agreement and in the SEC Documents (collectively, the
"Disclosure Documents") or as listed on Schedule 2.e to the disclosure letter delivered to the Senior Lenders at or before Closing (the "Disclosure
Letter") since June 30, 2001, there has not been any change that by itself or in conjunction with all other such changes, has had or could reasonably be expected to have a material adverse effect on the business, operations, properties, prospects, assets, or condition of the Company.

f.	Other.  No representation or warranty made by the Company in this Agreement, including the SEC Documents, and no statement in this Agreement or any other document or certificate furnished or to be furnished to the Senior Lenders pursuant hereto contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made herein and therein, when taken as a whole, not misleading.

	g.	Exempt Transaction.  Assuming the accuracy of the
representations and warranties of the Senior Lenders in Section 3 hereof and in each Senior Lender's Subscription Agreement hereto, the Shares are exempt from registration under the Securities Act.

h.	Finder's Fees.  The Company represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

i.	Litigation.  Except as disclosed in the Disclosure Documents or on Schedule 2.i to the Disclosure Letter, at the Closing, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Company or the Subsidiary, threatened against or affecting the Company or the Subsidiary.

j.	Assets.  Each of the Company and the Subsidiary has good and defensible title, in all material respects, to its real and personal property, including, without limitation, the property that is the subject of the Security Agreements, free and clear of all liens, claims and encumbrances of any kind or nature. Except as disclosed in the Disclosure
Documents or on Schedule 2.j to the Disclosure Letter, all leases and agreements necessary for the conduct of the business of the Company and the Subsidiary are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

k.	Compliance with the Law.  Except as disclosed in the Disclosure
Documents or on Schedule 2.k to the Disclosure Letter, neither the Company nor the Subsidiary (i) has violated any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, those pertaining to the environment (including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response Compensation and Liability Act of
1980, as amended, the Federal Water Pollution Control Act, as amended, the
Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water
Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws), and occupational, safety and health standards or controls, of any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign), or (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its properties or the conduct of its business.

3.	Subsidiary Representations and Warranties.  In order to induce the Senior Lenders to enter into this Agreement, the Subsidiary represents and warrants to the Senior Lenders the following:

a.	Organization and Corporate Power.  The Subsidiary is a
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all required corporate power and corporate authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party, and to carry out the transactions contemplated hereby and thereby.

b.	Authorization and Non-Contravention.  The execution, delivery and performance by the Subsidiary of this Agreement and each other agreement, document and instrument to be executed and delivered by the Subsidiary pursuant to or as contemplated by this Agreement and the issuance, execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Subsidiary. This Agreement and each such other agreement, document, and instrument constitute valid and binding obligations of the Subsidiary, enforceable in accordance with their respective terms, except as rights to indemnity and contribution may be limited by applicable law and public policy and subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by the Subsidiary of this Agreement and each other agreement, document and instrument to be executed and delivered by the Subsidiary pursuant hereto or as contemplated hereby and the performance by the Subsidiary of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Transaction Documents do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which the Subsidiary is a party or by which it or its assets are bound, or any provision of the Articles of Incorporation or Bylaws of the Subsidiary, or cause the creation of any encumbrance upon any of the assets of the Subsidiary except as provided herein; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Subsidiary; (C) require from the Subsidiary any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Instruments under the Securities Act, and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Subsidiary is a party or by which the Subsidiary is bound.

c.	Capitalization.  As of the Closing, the authorized capital stock of the Subsidiary will consist of 15,000,000 shares of common stock of the
Subsidiary, of which 100 shares are issued and outstanding. The Company owns all of the outstanding securities of the Subsidiary. The issued and outstanding shares of common stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable, free of any liens or encumbrances imposed thereon, provided that such securities may be subject to restrictions on transfer under state and federal securities laws as set forth therein. Except for the foregoing shares of common stock, there are outstanding (i) no shares of capital stock or other voting securities of the Subsidiary; (ii) no securities of the Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of the Subsidiary; (iii) no options or other rights to acquire from the Subsidiary, and no obligation of the Subsidiary to issue or sell, any shares of capital stock or other voting securities of the Subsidiary or any securities of the Subsidiary convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Subsidiary.

d.	Absence of Certain Changes.  Except as disclosed in the
Disclosure Documents or Schedule 3.d to the Disclosure Letter, since June 30, 2001, there has not been any change that by itself or in conjunction with all other such changes, has had or could reasonably be expected to have a material adverse effect on the business, operations, properties, prospects, assets, or condition of the Subsidiary.

e.	Other.  No representation or warranty made by the Subsidiary in this Agreement, including the SEC Documents, and no statement in this Agreement or any other document or certificate furnished or to be furnished to the Senior Lenders pursuant hereto contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made herein and therein, when taken as a whole, not misleading.

f.	Finder's Fees.  The Subsidiary represents that there are no
claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Subsidiary.

g.	Litigation.  Except as disclosed in the Disclosure Documents or on Schedule 3.g to the Disclosure Letter, at the Closing, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Subsidiary, threatened against or affecting the Subsidiary.

h.	Assets.  The Subsidiary has good and defensible title, in all material respects, to its real and personal property, including, without limitation, the property that is the subject of the Security Agreements, free and clear of all liens, claims and encumbrances of any kind or nature. Except as disclosed in the Disclosure Documents or Schedule 3.h to the Disclosure Letter, all leases and agreements necessary for the conduct of the business of the Subsidiary are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

i.	Compliance with the Law.  Except as disclosed in the Disclosure
Documents or Schedule 3.i to the Disclosure Letter, the Subsidiary (i) has not violated any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, those pertaining to the environment (including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the
Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water
Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws), and occupational, safety and health standards or controls, of any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign), and (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its properties or the conduct of its business.

4.	Representations and Warranties of the Senior Lenders.  Each
Senior Lender, individually and not jointly and severally, represents and warrants to the Company as follows:

a.	Investment Experience, etc.	  The Senior Lender (i) has such
knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto; (ii) is able to bear the economic risk of an investment in the Instruments and can afford to sustain a substantial loss on such investment; (iii) has had, during the course of this transaction, the opportunity to ask questions and receive answers from the Company concerning the Company and this Agreement; (iv) is an "accredited investor" as such term is defined in Rule 501 under the Securities Act; and (v) is purchasing the Instruments for his, her or its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law.

b.	Restricted Securities. The Senior Lender understands that the
Instruments have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available. The Senior Lender understands further that there is no public market for the Notes and the Warrants and that the Senior Lender must bear the economic risk of investment in the Company for an indefinite period of time.

c.	Authorization and Non-Contravention.  The Senior Lender has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Senior Lender pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Senior Lender of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action. This Agreement and each agreement, document and instrument executed and delivered by the Senior Lender pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each such Senior Lender enforceable in accordance with their respective terms, except as rights to indemnity and contribution may be limited by applicable law and public policy and subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance by the Senior Lender of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which any such Senior Lender is a party or by which it or its assets are bound, or cause the creation of any material encumbrance upon any of the assets of such Senior Lender; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to such Senior Lender; (C) require from such Senior Lender any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which any such Senior Lender is a party or by which such Senior Lender is bound.

d.	Finder's Fees.  The Senior Lender represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Senior Lender.

e.	Disclosure. The Senior Lender represents that it has carefully reviewed the SEC Documents and has had the opportunity to ask management of the Company any questions, whether arising from such review or otherwise, that it may have relating to the Company, its business and its financial condition and that all such questions have been answered to the Senior Lender's satisfaction.

f.	Insolvency of Company.  The Senior Lender is aware that the
Company is indebted to the holders of the Debentures in an aggregate principal amount of $15,000,000, that such amount was due and payable on August 27, 2001, that the Company does not have, and does not expect to have the funds to repay this indebtedness at any time in the foreseeable future, and that the Company has no agreement with the holders of the Debentures relating to such indebtedness or its repayment, other than the terms of the Debentures. Senior Lender has carefully read and, to the extent it believes appropriate, has discussed with legal counsel, the Risk
Disclosure attached hereto as Exhibit I and has chosen to purchase the Note and the Warrant with the full knowledge, awareness and understanding of the risks disclosed therein.

5.	General.

a.	Survival of Representations and Warranties.  Each of the
representations and warranties made by the Company and each Senior Lender in this Agreement or pursuant hereto shall survive the Closing Date.

b.	Amendments, Waivers and Consents. Any term of this Agreement may be amended with the written consent of the Company and the Senior Lenders under the terms and in the manner provided in the Intercreditor Agreement.
No waivers of, or exceptions to, any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

c.	Legend on Securities.  The Senior Lenders acknowledge and agree that a legend in substantially the form set forth below (in addition to any legends required by applicable state securities laws) shall be stamped or imprinted on each certificate evidencing any of the Instruments held by a Senior Lender:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

d.	Notices and Demands.  Any notice or demand that is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, five (5) days after being sent by certified or registered mail, postage prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

If to the Company:		Crown Resources Corporation
4251 Kipling Street, Suite 390
Wheat Ridge, Colorado  80033
Attention:  Chief Financial Officer

If to a Senior Lender:		at the mailing address shown on such
Senior Lenders Subscription Agreement or at any other address designated by such Senior Lender to the Company in writing.

e.	Integration.	This Agreement, including the exhibits, documents
and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

f.	Assignments, Successors and No Third-Party Rights.  No party may assign any of his, her or its rights under this Agreement without the prior consent of the other parties hereto, except for an assignment by a Senior Lender in connection with an assignment of the Note or Warrant of such Senior Lender. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any party other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

g.	Governing Law. This Agreement shall be construed and enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction. The venue of any action brought to interpret or enforce the provisions of this
Agreement shall be laid only in Jefferson County, Colorado, and the Company and the Senior Lender hereby consent to the jurisdiction of the courts of such state and county.

h.	Section Headings.  The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

i.	Counterparts.  This Agreement may be executed from time to time in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

j.	No Rights of a Shareholder.  Nothing contained in this Agreement or the Notes shall be construed as conferring upon any Senior Lender or any other person the right to vote or consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company prior to the time that the Note is converted into Common Stock pursuant to its terms.

	k.	Termination Fee.  In the event that a Restructuring Event has not occurred on or before March 31, 2002 (the "Termination Date") other than due to the fault of the Senior Lenders (which fault shall not include the Senior Lenders exercising their right to approve or disapprove any plan of reorganization for the Company pursuant to Section 1.c(5) hereof or any other right under the Transaction Documents), the Company shall pay to the Senior Lenders a termination fee equal to ten percent of the funds deposited into Escrow by the Senior Lenders (the "Termination Fee") within five days after the Termination Date. The Company and the Senior Lenders acknowledge that the Termination Fee constitutes liquidated damages and not a penalty for Company's failure to conclude a Restructuring Event. The parties hereby acknowledge that the Termination
Fee is intended to compensate the Senior Lenders for (i) lost opportunity costs associated with the anticipated restructure and the Senior Lenders' economic interest in the restructured Company; (ii) the expenses incurred by the Senior Lenders during the course of negotiating and implementing the Transaction Documents; (iii) the extended period during which the Senior Lenders' funds will be held in Escrow prior to Closing; and (iv) the inability of the Company and the Senior Lenders to determine, with any reasonable degree of accuracy, the actual damages Senior Lenders will suffer if a Restructuring Event does not occur.

IN WITNESS WHEREOF, the undersigned and the Senior Lenders executing the Subscription Agreements hereby agree to be bound to the terms and conditions of this Agreement.


CROWN RESOURCES CORPORATION



By:
Name:  Christopher E. Herald
Title:    President


CROWN RESOURCE CORP. OF COLORADO



By:
Name: Christopher E. Herald
Title:   President


EXHIBIT A
FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT


Crown Resources Corporation
4251 Kipling Street, Suite 390
Wheat Ridge, Colorado  80033
Attention:  Chief Financial Officer

	Re: Convertible Note Offering

Ladies and Gentlemen:

	Crown Resources Corporation, a Washington corporation (the "Company"), has solicited the undersigned ("Subscriber") to purchase, under the terms of that certain Convertible Note Purchase Agreement (the "Purchase Agreement") (to which this Subscription Agreement is Exhibit A), a convertible promissory note in the principal amount set forth below and in the form attached to the Purchase Agreement as Exhibit B (the "Note") and warrants in the form attached to the Purchase Agreement as Exhibit C (the "Warrant").

Subscription. Subject to the terms and conditions set forth in this Subscription Agreement and the terms and conditions of the Purchase Agreement, Subscriber hereby irrevocably subscribes for and agrees to purchase:

(a)	the Note with a principal balance of $650,000 (the "Purchase
Price") and;
(b)	the Warrant (the Note and Warrant are collectively referred to as the "Instruments").

Payment of the Purchase Price shall be paid by wire transfer into the Escrow, as such term is defined in the Purchase Agreement, of immediately available funds for the Purchase Price along with the delivery of manually signed copies of this Subscription Agreement, the Purchase Agreement, the Note, the Warrant, the Escrow Agreement in the form attached to the Purchase Agreement as Exhibit G and each of the other Transaction Documents as described in the Purchase Agreement to which Subscriber is a party or a signatory (the foregoing documents are collectively referred to as the "Transaction Documents"). The Purchase Price and the Transaction Documents shall be held in the Escrow under the terms of the Escrow Agreement.

Acknowledgments. The Subscriber acknowledges that: (a) upon execution of this Subscription Agreement, Subscriber shall be a party to, and bound by, the Escrow Agreement and, upon acceptance of this Subscription Agreement by the Company, the Purchase Agreement; (b) Subscriber has read the Purchase Agreement, including the representation of the Company and of each Senior Lender, including the representation regarding insolvency of the Company and the related Risk Disclosure; and
(c) Subscriber has reviewed the SEC Documents and has had the opportunity to ask questions of the Company's representatives.

Representations. The Subscriber hereby makes the representations and warranties of a Senior Lender as set forth in the Purchase Agreement, and represents and warrants that the Subscriber: (i) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment contemplated by the Transaction Documents and making an informed investment decision with respect thereto; (ii) is able to bear the economic risk of an investment in the Instruments and can afford to sustain a substantial loss on such investment; (iii) has had, during the course of this transaction, the opportunity to ask questions and receive answers from the Company concerning the Company and the Transaction Documents; (iv) is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended; and (v) is purchasing the Instruments for his, her or its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law.

Reliance. The Subscriber acknowledges that the Company is relying on the information and representations in this Subscription Agreement (incorporated by reference from the Purchase Agreement). The Subscriber affirms that all of the Subscriber's representations and warranties are accurate and complete and may be relied upon by the Company in determining the availability of an exemption from registration for the offer and sale of securities of the Company. The Subscriber agrees to provide such additional confirmation of the Subscriber's status as an "accredited investor" as the Company may request.

General. This Subscription Agreement shall be governed by the laws of the State of Washington. This Agreement cannot be changed or terminated or any performance or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change, termination or waiver is sought. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

IN WITNESS WHEREOF, the Subscriber executes and agrees to be bound by this Subscription Agreement.


Solitario Resources Corporation			Dated:
___________________________

By:______________________________
	Christopher E. Herald
Its President

Address of Subscriber: 				Social Security/Tax ID Number:

4251 Kipling Street
	___________________________________
Suite 390
Wheat Ridge, CO 80033
Attn:  Christopher E. Herald
	President







EXHIBIT B
FORM OF PROMISSORY NOTE



EXHIBIT C
FORM OF WARRANT

WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR
BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT
TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF
SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS
PROVIDED
TO THE COMPANY IN CONNECTION THEREWITH.


No. R-5


CROWN RESOURCES CORPORATION
WARRANT TO PURCHASE COMMON STOCK

	This certifies that, for value received, Solitario Resources Corporation, or registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from Crown Resources Corporation, a Washington corporation (the "Company"), up to 1,857,143 shares of the Company's common stock, par value $0.01 ("Common Stock") for the Exercise Price set forth in Section 2. The term "Warrant" means this warrant, which is one of a series of warrants issued for the Common Stock of the Company under the terms of the Purchase Agreement, and any warrants delivered in substitution therefor as provided herein, and the term "Warrants" means all warrants issued for the Common Stock of the Company under the terms of that certain Convertible Note Purchase Agreement, dated as of October ____, 2001, by and among the Company, the Holder and certain other purchasers of Notes
(the "Purchase Agreement"). Any terms used herein without definition shall have the meaning given them in the Purchase Agreement.

	1.	Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time until 5:00 p.m., Mountain time, on October ___, 2006, and shall be void thereafter.

	2.	Exercise Price.  The Exercise Price of this Warrant shall be
$0.75
per share, as adjusted from time to time pursuant to Section 11 hereof.

	3.	Exercise of Warrant.

(a)	The purchase rights represented by this Warrant are
exercisable by the Holder, in whole or in part, at any time during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise attached hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Exercise Price with respect to the shares to be purchased (i) in cash or by check acceptable to the Company, or (ii) in such other manner as the
Holder and the Company may agree, as set forth in Holder's Notice of Exercise as acknowledged and accepted by the Company.

		(b) 	This Warrant shall be deemed to have been exercised
immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of
Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the shares of Common Stock not so acquired.

(c)	Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise
Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of the portion of this Warrant then being exercised by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y (A-B)
             A

Where	X = the number of shares of Common Stock to be
			issued to the Holder

	Y = the number of shares of Common Stock
				for
which this Warrant is being exercised

A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

B = the per share Exercise Price

For purposes of the above calculation, fair market value of one share of Common Stock shall be the closing price or, if the closing price is not available, the average of the closing bid and ask prices of the Company's Common Stock as traded on the OTC Bulletin Board or other public market on the date of the exercise or if there is no public market for the Company's
Common Stock at the time of such exercise, as determined by the Company's Board of Directors in good faith.

	4.	No Fractional Shares.  No fractional shares shall be issued
upon
the exercise of this Warrant. In lieu of any fractional share to which the
Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of the Company's Common Stock multiplied by such fraction.

	5.	Replacement of Warrant.  On receipt of evidence reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the
Company or, in the case of mutilation, on surrender and cancellation of this
Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

	6.	Rights of Shareholders.  Subject to Sections 9 and 11 of this
Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein.

7.	Transfer of Warrant.

(a)	Warrant Register.  The Company will maintain a register (the
"Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)	Transferability and Nonnegotiability of Warrant.  This Warrant may
not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c)	Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the
Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(d)	Compliance with Securities Laws.

		(i) 	The Holder of this Warrant, by acceptance hereof,
acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the
Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the
Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

		(ii) 	This Warrant and all shares of Common Stock issued
upon
exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

	8.	Representations; Covenants.

	(a)	The Company represents and warrants that all shares of Common
Stock which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b)	The Company covenants that from the date of issuance and through the term during which this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and thereafter, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of
Common Stock upon the exercise of this Warrant.

	9.	Notices.

	(a) 	Whenever the Exercise Price or number of shares purchasable
hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise
Price
and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by registered or certified mail, postage prepaid and return receipt requested) to the Holder of this Warrant.

	(b) 	In case:

		(i) 	the Company shall take a record of the holders of its
Common
Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

		(ii) 	of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

		(iii)	of any voluntary dissolution, liquidation or winding-
up
of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

	(c)	All such notices and communications shall be deemed to have
been
received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the fifth business day following the date of such mailing.

	10.	Amendments and Waiver. Any provision of this Warrant may be
amended or waived with the written consent of the Company and the holders of
Warrants representing not less than a majority of the shares of Common Stock issuable upon exercise of any and all outstanding Warrants. Any amendment effected in accordance with this Section 10 shall be binding upon each Holder of any of the Warrants, each future Holder, and the Company; provided, however, that no special consideration or inducement may be given to any such Holder in connection with such consent that is not given ratably to all such Holders, and that such amendment must apply to all such Holders equally and ratably in accordance with the number of shares of Common
Stock
issuable upon exercise of their Warrants. The Company shall promptly give notice to all Holders of Warrants of any amendment effected in accordance with this Section 10. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

	11.	Adjustments.  The Exercise Price and the number of shares
purchasable hereunder are subject to adjustment from time to time as follows:

		11.1.	Merger, Sale of Assets, etc.  If at any time while
this
Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the
Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or
(iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11.
 The constituent documents effecting any such reorganization, consolidation, sale or transfer shall provide for adjustments that shall be as nearly equivalent as may be practicable to the agreements in this Section 11.1. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

		11.2	Reclassification, etc.  If the Company, at any time while
this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this
Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

		11.3 	Split, Subdivision or Combination of Stock.  If the
Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of securities for which this Warrant may be exercised shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination and the Exercise Price therefor shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, all subject to further adjustment as provided in this Section 11.

		11.4	Adjustments for Dividends in Stock or Other Securities or
Property. If while this Warrant remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property
(other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

		11.5	Certain Issuances of Securities.  Subject to Section 11.7,
if
the Company at any time after the date hereof shall issue any additional shares of Common Stock (otherwise than as provided in Sections 11.1, 11.2,
11.3 or 11.4) at a price per share less than the Average Price (as hereinafter defined) per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the
"Market Price") by the Board of Directors or its compensation committee
(as
applicable), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

		(i)	the numerator of which shall be the sum of (1) the number
of
shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

		(ii)	the denominator of which shall be the Market Price
multiplied
by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Exercise Price shall be made under this Section
11.5
upon the issuance of any additional shares of Common Stock that (a) are issued pursuant to any grant or award made prior to the date hereof under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 11.5; (b) are issued pursuant to any grant or award made on or after the date hereof under any Employee Benefit Plan if the purchase, option, conversion or exercise price, as applicable, of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair
Market Value", as defined under the applicable Employee Benefit Plan, on the date of the Board of Directors' or compensation committee's authorization;
(c) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (x) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 11.6,
(y) if no adjustment was required pursuant to Section 11.6, or (z) if such
Common Stock Equivalent was issued prior to this Warrant; (d) are issued pursuant to a public offering by the Company; or (e) results in an adjustment pursuant to Section 11.7.

As used in this Warrant, "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations Systems, or, if such prices shall not be reported thereon, then the average of the closing bid and asked prices so reported, or if such prices shall not be so reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated, or if such prices shall not be so reported, then the fair market value price as determined in good faith by the Board of Directors of the Company. The "Average Price" per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

		11.6	Common Stock Equivalents.

		(a)	Subject to Section 11.7, if the Company shall, after the
date
hereof, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the
Exercise Price upon each such issuance shall be adjusted as provided in
Section 11.5 on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common
Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common
Stock Equivalent.

		(b)	Notwithstanding the foregoing, no adjustment shall be made
pursuant to this Section 11.6 unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock
Equivalent
is less than the Market Price. No adjustment of the Exercise Price shall be made under this Section 11.6 upon the issuance of any Convertible
Security
which is issued pursuant to the conversion or exercise of any other
Convertible Security or the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 11.6. No adjustment shall be made under this Section 11.6 if an adjustment is to be made under Section
11.7.
No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

		11.7	Special Adjustments of Exercise Price.  Notwithstanding
anything to the contrary in Section 11.5 or Section 11.6, this Section
11.7
shall govern adjustments to the Exercise Price for the transactions described in this Section 11.7.

		(a)	If the Company at any time after the date hereof and prior
to
the second anniversary of the date hereof shall issue any additional shares of Common Stock (otherwise than as provided in Sections 11.1, 11.2, 11.3 and
11.4; pursuant to any Employee Benefit Plan; or pursuant to any Common
Stock
Equivalent outstanding as of the date hereof) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 11.6 or Section 11.7(b); and the New Stock Issue Price
(defined
below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock
Issue
Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

		(b)	If the Company at any time after the date hereof and prior
to
the second anniversary of the date hereof, issues any Common Stock
Equivalent (which by definition excludes Employee Benefit Plan securities)
(otherwise than as provided in Sections 11.1, 11.2, 11.3 and 11.4; or pursuant to any Common Stock Equivalent outstanding as of the date hereof) and the New CSE Exercise Price (defined below) of such Common Stock
Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE
Exercise Price of such Common Stock Equivalents.  The "New CSE Exercise
Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible
Securities,
the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible
Securities,
by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

		11.8	Certificate as to Adjustments.  Upon the occurrence of
each
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
The
Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

		11.9	 No Impairment.  The Company will not, by any voluntary
action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

		11.10	Miscellaneous.  The following provisions shall be
applicable to the making of adjustments in the Exercise Price hereinbefore provided in this Section 11:

		(a)	The consideration received by the Company shall be deemed
to
be the following:  (i) to the extent that any additional shares of Common
Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of
Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (ii) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common
Stock
Equivalent. In case of the issuance at any time of any additional shares of
Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 11.4 above) consideration equal to the amount of such dividend so paid or satisfied.
In
the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock
Equivalents
shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 11.10(a), as determined and allocated in good faith by the Board of Directors of the Company.

		(b)	Upon the expiration of the right to convert, exchange or
exercise any Common Stock Equivalent the issuance of which effected an adjustment to the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been
(but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of Section 11.5 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock
Equivalent
and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 11.10(b)), shall be deemed to have been received by the Company.

		(c)	The number of shares of Common Stock at any time
outstanding
shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

		(d)	Upon each adjustment of the Exercise Price as a result of
the
calculations made in Sections 11.5, 11.6 and 11.7 hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise
Price,
that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

		(e)	For the purpose of this Section 11 the term "shares of
Common
Stock" shall mean shares of (i) the class of stock designated as the Common
Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to
Section 11.1, the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 11.

		11.11	Calculation of Exercise Price.  The Exercise Price in
effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

	12.	Governing Law. This Warrant shall be construed and enforced
according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction. The venue of any action brought to interpret or enforce the provisions of this
Warrant shall be laid only in Jefferson County, Colorado, and the Company and the Holder hereby consent to the jurisdiction of the courts of such state and county.

	IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  ___________, 2001 			CROWN RESOURCES CORPORATION


By:____________________________________
	Christopher E. Herald
	Its:  President

Signed for Identification:

HOLDER


________________________________


NOTICE OF EXERCISE

To:	Crown Resources Corporation

	(1)	The undersigned hereby (A) elects to purchase shares of Common
Stock of Crown Resources Corporation, pursuant to the provisions of Section
3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of shares of Common Stock, pursuant to the provisions of
Section 3(c) of the attached Warrant.

	(2)	In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under the circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

	(3)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


________________________
							             (Name)


	________________________
							             (Signature)


ASSIGNMENT FORM


	FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee				Address			No. of Shares



and does hereby irrevocably constitute and appoint __________ Attorney to make such transfer on the books of Crown Resources Corporation, maintained for the purpose, with full power of substitution in the premises.

	The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED:  _______________, 2001


						____________________________________
						Signature of Holder



EXHIBIT D-1
FORM OF GENERAL SECURITY AGREEMENT
GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Security Agreement") is made this __ day of October, 2001, by CROWN RESOURCES CORPORATION, a Washington corporation ("Crown") and CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation ("Crown Colorado" and together with Crown, "Grantor") in favor of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for purchasers of the Notes (as defined below) issued under the Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Collateral Agent").

RECITALS

A. 	Pursuant to a Convertible Note Purchase Agreement, dated as of
October ___, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and among Grantor and the Senior Lenders, Grantor will issue 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement.

B. 	It is a condition to the issuance of the Notes under the Purchase
Agreement that a security interest in the Collateral described herein be granted to the Collateral Agent for the benefit of itself and the Senior Lenders (together with their respective successors and assigns, collectively, the "Secured Parties"), as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

1.1. 	Definitions. Terms with initial capital letters not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

"Charges" means all federal, state, county, city, municipal or other taxes, levies, assessments or charges that, if not paid when due, may result in a lien of any governmental authority against the Collateral.

"Event of Default" has the meaning set forth in Section 5.1.

"Permitted Sales" has the meaning set forth in Section 4.7.

"Secured Obligations" has the meaning set forth in Section 2.2.

"Secured Parties" has the meaning set forth in Recital B.

"Security Interest" has the meaning set forth in Section 2. 1.

"Supplemental Documentation" means financing statements, continuation statements, assignments of accounts, and other instruments or documents necessary or requested by the Collateral Agent to create, perfect and maintain perfected the Security Interest in any Collateral.

"UCC" means the Uniform Commercial Code (as amended from time to time) of the State of Washington.

 	1.2. 	Related Matters.

1.2.1. Terms Used in the UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

1.2.2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein,"
"hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Section 1.2.5) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendment of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

1.2.3. Determinations. Any determination or calculation contemplated by this Agreement that is made by the Collateral Agent shall be final and conclusive and binding upon Grantor, in the absence of manifest error. References in this Agreement to "determination" by the Collateral Agent include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of the Collateral Agent (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of the Collateral Agent contemplated by this Agreement may be given, taken, withheld or not taken in the Collateral Agent's discretion (whether or not so expressed), except as otherwise expressly provided herein.

1.2.4. Governing Law; Venue. Except to the extent otherwise required under Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. This Agreement shall be construed and enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction (the "Applicable Law"). The venue of any action brought to interpret or enforce the provisions of this Agreement shall be laid only in Jefferson County, Colorado, and Grantor and the Secured Parties hereby consent to the jurisdiction of the courts of such state and county.

1.2.5. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

1.2.6. Severability. If any provision of this Agreement or any lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other lien or right granted hereby or the validity, legality or enforceability of such provision, lien or right in any other jurisdiction.

1.2.7. Exhibits and Schedules. All of the appendices, exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.

ARTICLE 2

THE SECURITY INTEREST; SECURED OBLIGATIONS

2.1. 	Security Interest.

	2.1.1 To secure the payment and performance of the Secured Obligations as and when due, Grantor hereby grants, conveys, pledges, assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, a security interest (the "Security Interest") in all of Grantor's assets, as Grantor may own from time to time, wherever located (the "Collateral"), including, without limitation:

(i)	Cash;

(ii)	Accounts, including health-care insurance receivables;

(iii)	Chattel paper;

(iv)	Inventory;

(v)	Equipment;

(vi)	Instruments, including Promissory Notes;

(vii)	Investment Property;

(viii)	Documents;

(ix)	Deposit accounts;

(x)	Letter-of-credit rights;

(xi)	General intangibles, including payment intangibles;

(xii)	Mortgages;

(xiii)	Supporting Obligations; and

(xiv)	to the extent not listed above as original collateral,
products and proceeds of the foregoing (collectively, the "Proceeds").

	2.1.2 The Collateral shall not include a security interest in the assets of Grantor described in the following documents:

(i) that certain Security Agreement of Crown Resources Corporation and Crown Resource Corp. of Colorado, dated of even date hereof, by and among Grantor and Collateral Agent;

(ii) that certain Security Agreement of Crown Resource Corp. of
Colorado, dated of even date hereof, by and between Crown Colorado and Collateral Agent;

(iii) that certain Pledge of Crown Resources Corporation, dated of even date hereof, by and between Crown and Collateral Agent; and

(iv) that certain Pledge of Crown Resource Corp. of Colorado, dated of even date hereof, by and between Crown Colorado and Collateral Agent.

2.2. 	Secured Obligations. The Security Interest shall secure the
due and punctual payment and performance of any and all present and future obligations and liabilities of Grantor of every type or description to Secured Parties, or any person entitled to indemnification under the Purchase Agreement or any other Transaction Document:

2.2.1. arising under or in connection with the Purchase Agreement, whether for principal of or premium (if any) or interest (including Contingent Interest) on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses); or

2.2.2. arising under or in connection with this Agreement or any other Transaction Document, including for reimbursement of amounts permitted to be advanced or expended by the Collateral Agent (i) to satisfy amounts required to be paid by Grantor under this Agreement or any other Transaction Document, together with interest thereon to the extent provided or (ii) to maintain or preserve the Collateral or to create, perfect, continue or protect the Collateral or the Security Interest therein, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.2. are collectively referred to as the "Secured Obligations")

ARTICLE 3

WARRANTIES AND REPRESENTATIONS

Grantor makes the following representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section
6.7 hereof.

 3.1. 	Filings, Etc. Duly authorized financing statements containing a correct description of the Collateral have been delivered to the Collateral Agent for filing in Washington and Colorado and in each jurisdiction in which such action is necessary to establish a valid and perfected lien in favor of the Collateral Agent in all Collateral in which a lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

3.2	Offices and Names. (i) Grantor's chief executive office and
principal place of business is located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, (ii) Grantor's state of incorporation of is the
State of Washington, (iii) Grantor's federal tax identification number is 84-1097086, (iv) there are no prior or current trade or legal names used to identify Grantor in its business or in the ownership of its properties other than the legal name as set forth in the first paragraph of this Security Agreement.

3.3. 	Title to Collateral; Validity and Perfection of Security
Interest; Absence of Other Liens.

3.3.1. Grantor has good and marketable title to, or valid and subsisting legal interests in, the Collateral.

3.3.2. The Security Interest constitutes a valid and, upon the filing of appropriate financing statements covering the Collateral and other documents with the appropriate Governmental Authorities or other persons, perfected lien in the Collateral and secures payment and performance of the Secured Obligations. The Collateral is free and clear of all liens other than the Security Interest.

3.3.3. Except for financing statements in favor of the Collateral
Agent, Grantor has filed no now-effective financing statement covering the Collateral.

ARTICLE 4

COVENANTS AND AGREEMENTS

4.1. 	Further Assurances. Grantor shall, at its own expense,
perform such acts as may be necessary (subject to Section 5.2.6), or that the Collateral Agent may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of the Collateral Agent hereunder or to carry out the intent of this Agreement. Without limitation, Grantor shall execute and deliver (or cause any third party to execute and deliver) to the Collateral
Agent, at any time and from time to time, all Supplemental Documentation, in form and substance acceptable to the Collateral Agent.

4.2. 	Inspection and Verification. Grantor shall keep or cause to
be kept accurate and complete copy of the Collateral at Grantor's chief executive office. The Collateral Agent and its employees and agents shall have the right, at all times during Grantor's usual business hours upon reasonable notice, to (i) inspect and verify any matter relating to the Collateral, (ii) inspect all records relating thereto and to make (or require Grantor to provide) copies of such records and (iii) enter upon all premises upon which any of the Collateral is located. Notwithstanding the foregoing, the Collateral Agent shall not contact third parties in making such inspection or verification unless an Event of Default shall then exist;
furthermore, the Collateral Agent may only exercise the inspection rights contained in this Section 4.2 three times in any consecutive twelve (12) month period unless an Event of Default shall then exist.

4.3. 	Power of Attorney. Grantor hereby irrevocably appoints (the
appointment being irrevocable because it is coupled with an interest) the Collateral Agent and its employees and agents as Grantor's true and lawful attorneys-in-fact, with full power of substitution, (i) to do all things required to be done by Grantor under this Agreement or the other Transaction
Documents and (ii) to do all things that the Collateral Agent may deem necessary or advisable to assure the attachment, perfection and priority of the Security Interest or otherwise to exercise the rights and remedies of the Collateral Agent hereunder or carry out the intent of this Agreement, in each case irrespective of whether a Default or Event of Default then exists and at such Grantor's expense. The Collateral Agent shall be under no obligation whatsoever to take any action, and absent bad faith or willful misconduct, the Collateral Agent and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement and, if applicable, a statement by the Collateral Agent that an Event of Default exists and any applicable cure period has expired, shall be conclusive evidence of the Collateral Agent's right to act under this Section 4.3. as against all third parties.

4.4. 	Changes of Locations of Collateral, Offices, Name or
Structure. Grantor shall not adopt a trade name or change its name, chief executive office, principal place of business, identity or corporate structures without first giving the Collateral Agent 15 Business Days' prior written notice of such removal, change or adoption.

4.5. 	Payment of Charges and Claims. Grantor shall pay (i) all
Charges imposed upon the Collateral and (ii) all claims that have become due and payable and, under Applicable Law, have or may become liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto; provided that, unless foreclosure, levy or similar proceedings shall have commenced, Grantor need not pay or discharge any such Charges or claims so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as adequate reserves therefor have been established in accordance with GAAP. If Grantor fails to pay or obtain the discharge of any Charge, claim or lien required to be paid or discharged under this Section 4.5. and asserted against portion of the Collateral, the Collateral Agent may, at any time and from time to time, in its discretion and without waiving or releasing any obligation of Grantor under this Agreement or the other Transaction Documents or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as the Collateral Agent deems advisable.

4.6. 	Continuing Obligations of Grantor; Indemnity.

4.6.1. Grantor shall observe and perform all agreements and other obligations relating to or included in the Collateral (the "Contractual Obligations") in accordance with their respective terms. The Collateral Agent shall not have any duty, obligation or liability under or with respect to any such Contractual Obligations, whether by reason or arising out of this Agreement, or by the receipt by the Collateral Agent of any payment relating to any such Contractual Obligation or otherwise, and Grantor agrees to indemnify and hold harmless the Collateral Agent from any and all such obligations and liabilities.

4.6.2. The Collateral Agent shall have no duty of care with respect to the Collateral, except that the Collateral Agent shall have an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) the Collateral Agent shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which such the Collateral Agent accords its own property, and (ii) the Collateral Agent shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limitation, the Collateral Agent shall bear no risk or expense with respect to any Collateral.

4.6.3. The Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and the Collateral Agent thereafter shall be discharged from any liability or responsibility therefor.

4.6.4. Grantor hereby agrees to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted from the gross negligence or willful misconduct of such persons against and from all such obligations and liabilities.

4.7. 	Sale of Collateral; Further Encumbrances. Grantor shall not
grant or cause to exist any lien in or on any Collateral, or sign or authorize the filing of any financing statement with respect to any of the
Collateral. Grantor may, in the ordinary course of its business, sell, transfer or otherwise dispose of the Collateral, or any interest therein ("Permitted Sales"); provided, however, that the Collateral Agent has not delivered to Grantor a written demand prohibiting any such sale, transfer or other disposition.

4.8. 	Protection of Security: Notice of Levy. Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and against all claims and demands and preserve, protect and defend the Security Interest, and the priority thereof, against any adverse liens not permitted under the Transaction Documents. Grantor will promptly notify the Collateral Agent of any attachment or other legal process levied against any Collateral.

ARTICLE 5

EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

5.1.  	Events of Default. Occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a)	Grantor shall default in the payment of principal or interest due on the Notes ten (10) business days after its due date;

(b)	Crown or Crown Colorado institutes proceedings to be
adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against Crown or Crown Colorado if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by Grantor pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy Code"), Chapter 11, before March 31, 2002 ( a "Permitted Bankruptcy");

(c)	In any Permitted Bankruptcy or any other bankruptcy
proceeding respecting Grantor:

(i)	The bankruptcy court enters an order dismissing the
Permitted Bankruptcy or converting the Permitted Bankruptcy from one under Chapter 11 to one under Chapter 7 of the Bankruptcy
Code;

(ii)	The bankruptcy court enters an order or orders
confirming a bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Senior Lenders in accordance with the Intercreditor Agreement;

(iii)	The bankruptcy court enters an order granting
relief from or modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of Crown or Crown Colorado in excess of $50,000;

(iv)	The bankruptcy court enters an order in the Permitted
Bankruptcy, or in any adversary proceeding or contested matter within the Permitted Bankruptcy, negating the validity of or modifying or otherwise altering all or any portion of any of the Transaction Documents (as defined in the Purchase Agreement) or any rights, obligations or terms contained in the Transaction Documents;

(v)	The bankruptcy court enters an order authorizing any
debtor in possession financing to any entity other than the Senior Lenders, without the prior written approval of the Senior Lenders in accordance with the Intercreditor Agreement; or

(vi)	The Bankruptcy Court appoints a trustee to administer
the assets of the bankruptcy estate;

(d)	The granting of, the taking of any action which would grant
or create, a lien upon the Collateral securing the Secured Obligations, except as permitted pursuant to the Purchase Agreement;

(e)	The Transaction Documents shall at any time and for any
reason be declared null and void or a proceeding be commenced to declare the Transaction Documents null and void or Crown or Crown Colorado denies its liability or obligations under the Transaction Documents;

(f)	Any security interest granted under the Transaction Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Collateral or any material portion thereof;

(g)	Any representation or warranty made by Grantor in this
Security Agreement or any of the other Transaction Documents, proves to be incorrect or misleading in any material respect when made;

(h)	Grantor (or either of them) shall fail in the performance or observance of any material agreement or covenant contained in, or otherwise breaches, this Security Agreement or the other Transaction Documents, or an "Event of Default" by Crown or Crown Colorado occurs under any other Transaction Document;

(i)	Any attachment or sequestration of any material portion of
the Collateral if the same is not discharged or bonded within ten (10) business days;

(j)	Any further sale, transfer, assignment, conveyance or grant
of a security interest in the Collateral other than as provided herein;

(k)	Any condemnation, taking or purchase in lieu thereof of all
or any material part of the Collateral;

(l)	Failure to maintain commercially reasonable liability
insurance consistent with industry practice.

5.2. 	Remedies. If an Event of Default and expiration of any
applicable cure provisions occurs, then, subject to Applicable Laws, whether or not all the Secured Obligations shall have become immediately due and payable:

5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, the Collateral Agent shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

5.2.2. The Collateral Agent shall have the right, all at the Collateral Agent's sole option and as the Collateral Agent in its discretion may deem necessary or advisable, to do any or all of the following:

5.2.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process;

5.2.2.2. to apply the Collateral to the Secured Obligations;

5.2.2.3. to notify other obligors on the Collateral that the Collateral has been assigned to the Collateral Agent and that all payments thereon are to be made directly and exclusively to or as specified by the Collateral Agent;

5.2.2.4. to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral.

5.2.3. Grantor and any other person then obligated therefor shall pay to the Collateral Agent on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

5.2.4. Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to the Collateral Agent. The application of proceeds by the Collateral Agent shall be without prejudice to the Collateral Agent's rights as against Grantor or other persons with respect to any Secured
Obligations that may then be or remain unpaid.

5.2.5. If at any time after an Event of Default Grantor receives any collections upon or other Proceeds of the Collateral, whether in the form of cash or otherwise, such Proceeds shall be received in trust for the Collateral Agent and Grantor shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of the Collateral Agent and promptly deliver such Proceeds to the Collateral Agent in the identical form received.

5.2.6. If an Event of Default occurs after the release of funds from Escrow to Grantor, Grantor shall take all actions deemed necessary or advisable by the Collateral Agent, and hereby authorizes the Collateral Agent to act on behalf of Grantor (pursuant to the power of attorney granted to the Collateral Agent and its employees and agents under Section 4.3 hereof), to perfect the security interest in all deposit accounts of Grantor and to take all other actions in connection therewith. Without limiting the generality of the foregoing, if an Event of Default occurs, Grantor shall execute, and Collateral Agent is hereby authorized to execute on behalf of Grantor, an Account Pledge Agreement substantially in the form attached hereto as Exhibit A, with such changes therein as the Collateral Agent and the bank executing such Account Pledge Agreement may deem necessary or advisable to perfect the security interest in each deposit account of Grantor.

5.3. 	Notice of Sale. Unless the Collateral is threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. Grantor agrees that any notice required to be given by the Collateral Agent of a sale or other disposition of Collateral, or any other intended action by the
Collateral Agent that is received in accordance with the provisions set forth in Section 6.4 and in accordance with Applicable Law, shall constitute commercially reasonable and fair notice thereof to Grantor. The Collateral
Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Grantor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section 5.3.

ARTICLE 6

GENERAL

6.1. 	Collateral Agent's Expenses, Including Attorneys' Fees.
Regardless of the occurrence of an Event of Default, Grantor agrees to pay to the Collateral Agent or Secured Parties any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that the Collateral Agent may reasonably incur in connection with (i) the administration of this Agreement, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior lien or adverse claim against the Collateral or any part thereof that is not permitted hereby or by the Purchase Agreement, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights, powers or remedies of the Collateral Agent under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by the Collateral Agent in the collection of Collateral deposited with the Collateral Agent and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any bankruptcy proceeding, or (v) the failure by Grantor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

6.2. 	Amendments and Other Modifications. No amendment of any
provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Grantor and the Collateral Agent. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

6.3. 	Cumulative Remedies; Failure or Delay.   The rights and
remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Collateral
Agent under Applicable Law, the other Transaction Documents or otherwise. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power right or remedy preclude other or further exercise of such or any other power, right or remedy.

6.4. 	Notices, Etc. Any notice, request or other communication
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five (5) days after being sent by registered or certified mail, or two (2) business days after being sent by overnight delivery, in the manner set forth above.

6.5. 	Successors and Assigns. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Grantor and the
Collateral Agent and their respective successors and assigns. Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

6.6. 	Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security
Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Collateral Agent in connection with any bankruptcy, reorganization or similar proceeding involving Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Collateral Agent under any such circumstances, or if the Collateral Agent reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such
Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of Grantor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

6.7.	Continuing Security Interest; Termination. Except as otherwise provided herein or the Purchase Agreement with respect to the release of Collateral under certain circumstances, this Agreement shall create a continuing security interest in the Collateral and, except as provided in
Section 6.8, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment and performance in full of the
Secured Obligations. Any investigation at any time made by or on behalf of the Collateral Agent shall not diminish the right of the Collateral Agent to rely on any such agreements, representations or warranties herein.

6.8.	Survival.  Notwithstanding anything in this Agreement or
Applicable Law to the contrary, the agreements of Grantor sets forth in Sections 4.6.1, 4.6.4 and 6.1 shall survive the payment of all other Secured
Obligations and the termination of this Agreement.

6.9. 	Waiver and Estoppel. Except as otherwise provided in this
Agreement, Grantor hereby waives: (i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever the Collateral Agent may do in this regard;
(ii) notice prior to taking possession or control of the Collateral or any bond or security that might be required by any court prior to allowing the
Collateral Agent to exercise any of its rights, powers or remedies; (iii) the benefit of all valuation, appraisement, redemption and exemption laws;
(iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off and (vi) any rights to require the Collateral Agent to proceed against any person, proceed against or exhaust the Collateral or any other security interests or guaranties or pursue any other remedy in the Collateral Agent's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any person.

 6.10.	Execution in Counterparts. This Agreement may be executed
from time to time in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

6.11. 	Complete Agreement. This Agreement, together with the
exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

6.12. 	Limitation of Liability. No claim shall be made by Grantor
against the Collateral Agent or the Affiliates, directors, officers, employees or agents of the Collateral Agent for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement and the other Transaction Documents, or any act, omission or event occurring in connection therewith;
and Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

"CROWN"						"CROWN COLORADO"

By:_________________________________
	By:________________________________
     Christopher E. Herald 				     Christopher E. Herald
     Its:  President					     Its:  President



"COLLATERAL AGENT"

By:_____________________________________
     Gretchen Middents
     Its: Vice President, Corporate Trust Services



EXHIBIT A

Account Pledge Agreement
ACCOUNT PLEDGE AGREEMENT
This ACCOUNT PLEDGE AGREEMENT is made this __ day of __________,
_____, by and among CROWN RESOURCES CORPORATION, a Washington corporation ("Crown"), CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation ("Crown Colorado") (Crown and Crown Colorado jointly, "Debtor"), WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for purchasers of the Notes (as defined below) issued under the Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Secured Party") and [BANK] ( "Bank").
RECITALS
WHEREAS, pursuant to a Convertible Note Purchase Agreement, dated as of October ___, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and among Debtor and the Senior Lenders, Debtor issued 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, Debtor is the customer of Bank with respect to the Account (as defined below);

WHEREAS, it was a condition to the issuance of the Notes under the Purchase Agreement that a security interest in the Account be granted to the
Secured Party for the benefit of itself and the Senior Lenders, as set forth herein;

WHEREAS, Debtor has granted to Secured Party a security interest in the Account to secure its obligations under the Purchase Agreement, the Notes and related documents; and

WHEREAS, Debtor and Secured Party now desire to perfect such security interest pursuant to the terms of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:
AGREEMENT
The Account. Bank confirms that:
Bank has established deposit account number _____________ in the name of "___________________" with routing number _____________ (the
"Account"),
the Account is a "deposit account" as defined in Section 9.102 of the
UCC,
the funds in the Account are to be held by Bank pursuant to this
Agreement,
but need not be segregated from other funds except to the extent required by law.
Pledge of Account. Debtor hereby affirms its prior pledge and grant to Secured Party of a security interest in all deposit accounts of
Debtor,
including, without limitation, the Account and all funds now or hereafter existing in the Account, to secure all amounts due and owing under the Purchase Agreement, the Notes and related agreements, which security interest was created pursuant to that certain General Security Agreement, dated as of October __, 2001, by and among Debtor and Secured Party (the "General Security Agreement").
Establishment of Control. Because an Event of Default has occurred under the General Security Agreement, Bank hereby agrees to comply with any instructions from Secured Party directing disposition of the funds in the Account without further consent by Debtor or any other person. Bank need only rely on Secured Party's written instructions and has no duty to inquire of Debtor. Debtor consents to the foregoing agreement by Bank. Use of Funds in Account. Debtor may not utilize funds in the Account except to the extent specifically authorized in writing by Secured Party addressed to Bank. Funds in the Account shall be applied to all amounts due and outstanding under the Purchase Agreement, the Notes and other Transaction Documents.
Waiver of lien; Waiver of set-off.  Bank waives any security interest, lien or right to make deductions or setoffs that it may now have
or hereafter acquire in or with respect to the Account. The funds in the Account shall not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than Secured Party.
Choice of law.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of _____________. The State of ____________ shall be deemed to be Bank's jurisdiction for purposes of the UCC (including, without limitation, Section 9.304 of the
UCC).
Conflict with Other Agreement.  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement between Bank and Debtor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
Notice of Adverse Claims.  Except for the claims and interests of
Secured Party and Debtor, Bank does not know of any claim to, or interest in, the Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, Bank will promptly notify Secured Party and Debtor thereof.
Maintenance of Account. In addition to, and not in lieu of, the obligation of Bank to honor instructions as provided in Section 3 above, Bank agrees to maintain the Account as follows:
Statements and Confirmations. Bank will promptly send copies of all statements, confirmations and other correspondence concerning the Account and/or any financial assets credited thereto simultaneously to Debtor and Secured Party at their respective addresses specified below.
Tax Reporting.  All items of income, gain, expense and loss recognized in the
Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor. Representations, Warranties and Covenants of the Bank. Bank
represents and warrants that:
The Account has been established as set forth in Section 1 above and will be
maintained in the manner set forth herein until this Agreement is terminated. Bank will not change the name or account number of the Account without the prior written consent of Secured Party.
This Agreement is a valid and binding agreement of Bank enforceable in accordance with its terms.
Bank has not entered into, and until the termination of this Agreement will
not enter into, any agreement with any person (other than Secured Party) relating to the Account pursuant to which it has agreed, or will agree, to comply with instructions of such person. Bank has not entered into any other agreement with Debtor purporting to limit or condition the obligation of Bank to comply with Secured Party's instructions as provided in Section 3 above.
Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid. Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above. Defined Terms. All references herein to the "UCC" refer to the
Uniform Commercial Code as in effect in the State of Washington. Terms defined in the UCC have the same meanings when used herein. All capitalized terms used in this Agreement and not defined herein are used with the meanings given to them in the General Security Agreement. Termination. The rights and powers granted herein to Secured Party have been granted in order to create and perfect the security interest, are powers coupled with an interest and will not be affected by any bankruptcy of Debtor or any lapse of time. The obligations of Bank hereunder shall continue in effect until Secured Party has notified the Bank in writing that the security interest has been terminated pursuant to the terms of the General Security Agreement.
"CROWN"						"CROWN COLORADO"

By:_________________________________
	By:________________________________
	Christopher E. Herald					Christopher E. Herald
	Title: President						Title: President

Address: 4251 Kipling Street, Suite 390		Address:4251 Kipling Street,
Suite 390
	Wheat Ridge, Colorado 80033			  Wheat Ridge, Colorado
80033

Telephone: (303) 534-1030				Telephone: (303) 534-1030

Facsimile  (303) 534-1809				Facsimile (303) 534-1809

Email Address._____________________		Email Address
____________________


"BANK"	"COLLATERAL AGENT"

By:_________________________________
	By:________________________________
	_______________________________			Gretchen Middents
	Title:___________________________			Title: Vice President,
Corporate
									          Trust Services

Address:_________________________		Address:1740 Broadway
								  C7301-024
	_________________________			  Denver, CO 80274

Telephone:_______________________		Telephone:_______________________

Facsimile No._____________________		Facsimile
________________________

Email Address._____________________		Email Address
____________________



EXHIBIT D-2
FORM OF JOINT SECURITY AGREEMENT
SECURITY AGREEMENT OF CROWN RESOURCES CORPORATION
AND CROWN RESOURCE CORP. OF COLORADO

THIS SECURITY AGREEMENT (this "Security Agreement") is made this ____ day of October, 2001, by CROWN RESOURCES CORPORATION, a Washington corporation ("Crown"), and CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation ("Crown Colorado") (Crown and Crown Colorado jointly, the "Grantors") in favor of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for purchasers of the Notes (as defined below) issued under the Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Collateral Agent").

RECITALS

A. 	Pursuant to a Convertible Note Purchase Agreement, dated as of
October _____, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and among Crown, Crown Colorado and the Senior Lenders, Grantors will issue 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement.

B. 	It is a condition to the issuance of the Notes under the Purchase
Agreement that a security interest in the Collateral described herein be granted to the Collateral Agent for the benefit of itself and the Senior Lenders (together with their respective successors and assigns, collectively, the "Secured Parties"), as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

1.1. Definitions. Terms with initial capital letters not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

"Charges" means all federal, state, county, city, municipal or other taxes, levies, assessments or charges that, if not paid when due, may result in a lien of any governmental authority against the Collateral.

"Event of Default" has the meaning set forth in Section 5.1.

"Permitted Sales" has the meaning set forth in Section 4.7

"Secured Obligations" has the meaning set forth in Section 2.2.

"Secured Parties" has the meaning set forth in Recital B.

"Security Interest" has the meaning set forth in Section 2. 1.

"Supplemental Documentation" means financing statements, continuation statements, assignments of accounts, and other instruments or documents necessary or requested by the Collateral Agent to create, perfect and maintain perfected the Security Interest in any Collateral.

"UCC" means the Uniform Commercial Code (as amended from time to time) of the State of Washington.

 	1.2. 	Related Matters.

1.2.1. Terms Used in the UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

1.2.2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein,"
"hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Section 1.2.5) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendment of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

1.2.3. Determinations. Any determination or calculation contemplated by this Agreement that is made by the Collateral Agent shall be final and conclusive and binding upon Grantors, in the absence of manifest error. References in this Agreement to "determination" by the Collateral Agent include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of the Collateral Agent (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of the Collateral Agent contemplated by this Agreement may be given, taken, withheld or not taken in the Collateral Agent's discretion (whether or not so expressed), except as otherwise expressly provided herein.

1.2.4. Governing Law; Venue. Except to the extent otherwise required under Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. This Agreement shall be construed and enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction (the "Applicable Law"). The venue of any action brought to interpret or enforce the provisions of this Agreement shall be laid only in Jefferson County, Colorado, and Grantors and the Secured Parties hereby consent to the jurisdiction of the courts of such state and county.

1.2.5. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

1.2.6. Severability. If any provision of this Agreement or any lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other lien or right granted hereby or the validity, legality or enforceability of such provision, lien or right in any other jurisdiction.

1.2.7. Exhibits and Schedules. All of the appendices, exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.

ARTICLE 2

THE SECURITY INTEREST; SECURED OBLIGATIONS

2.1. Security Interest. To secure the payment and performance of the Secured Obligations as and when due, Grantors hereby grant, convey, pledge, assign and transfer to the Collateral Agent for the benefit of the Secured
Parties, a security interest (the "Security Interest") in:

(i) any and all right, title, claim, estate, powers and privileges and interest of Grantors in and to all permits, licenses, certificates, applications, leases, zoning and other approvals relating to the real property described on Exhibit A hereto (the "Real Property") and certain mining claims and mill sites situated in the County of Okanogan, State of Washington, described in Exhibit B attached hereto (the "Mining Claims");

(ii) any and all right, title, claim, estate and interest of Grantors in and to the Mining Claims; and

(iii) any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising
(collectively, the "Proceeds").

(such property described in (i) and (ii) above, collectively, the "Collateral").

2.2. 	Secured Obligations. The Security Interest shall secure the
due and punctual payment and performance of any and all present and future obligations and liabilities of Grantors of every type or description to Secured Parties, or any person entitled to indemnification under the Purchase Agreement or any other Transaction Document:

2.2.1. arising under or in connection with the Purchase Agreement, whether for principal of or premium (if any) or interest (including Contingent Interest) on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses); or

2.2.2. arising under or in connection with this Agreement or any other Transaction Document, including for reimbursement of amounts permitted to be advanced or expended by the Collateral Agent (i) to satisfy amounts required to be paid by Grantors under this Agreement or any other Transaction Document, together with interest thereon to the extent provided or (ii) to maintain or preserve the Collateral or to create, perfect, continue or protect the Collateral or the Security Interest therein, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.2. are collectively referred to as the "Secured Obligations")

ARTICLE 3

WARRANTIES AND REPRESENTATIONS

Grantors make the following representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section
6.7 hereof.

3.1. 	Filings, Etc.: Duly authorized financing statements
containing a correct description of the Collateral have been delivered to the Collateral Agent for filing in Washington and Colorado and in each jurisdiction in which such action is necessary to establish a valid and perfected lien in favor of the Collateral Agent in all Collateral in which a lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

3.2. 	Locations of Collateral, Offices and Names. (i) Grantors'
chief executive offices and principal places of business are located at
4251
Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, (ii) Crown's state of incorporation of is the State of Washington, (iii) Crown Colorado's state of incorporation of is the State of Colorado, (iv) Crown's federal tax identification number is 84-1097086, (v) Crown Colorado's federal tax identification number is 84-0842531 and (vi) there are no prior or current trade or legal names used to identify Grantors in their businesses or in the ownership of their properties other than the legal names as set forth in the first paragraph of this Security Agreement.

3.3. 	Title to Collateral; Validity and Perfection of Security
Interest; Absence of Other Liens.

3.3.1. Grantors have good and marketable title to, or valid and subsisting legal interests in, the Collateral.

3.3.2. The Security Interest constitutes a valid and, upon the filing of financing statements covering the Collateral and other documents referred to in Section 3.1. with the appropriate Governmental Authorities or other persons referred to in such Section, perfected lien in the Collateral and secures payment and performance of the Secured Obligations. The Collateral is free and clear of all liens other than the Security Interest.

3.3.3. Except for financing statements in favor of the Collateral
Agent, Grantors have filed no now-effective financing statement covering the Collateral.

ARTICLE 4

COVENANTS AND AGREEMENTS

4.1. 	Further Assurances. Grantors shall, at their own expense,
perform such acts as may be necessary, or that the Collateral Agent may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of the Collateral Agent hereunder or to carry out the intent of this Agreement. Without limitation, Grantors shall execute and deliver (or cause any third party to execute and deliver) to the Collateral Agent, at any time and from time to time, all Supplemental Documentation, in form and substance acceptable to the Collateral Agent.

4.2. 	Inspection and Verification. Grantors shall keep or cause to be kept accurate and complete copy of the Collateral at Grantors' chief executive offices. The Collateral Agent and its employees and agents shall have the right, at all times during Grantors' usual business hours upon reasonable notice, to (i) inspect and verify any matter relating to the Collateral, (ii) inspect all records relating thereto and to make (or require Grantors to provide) copies of such records and (iii) enter upon all premises upon which any of the Collateral is located. Notwithstanding the foregoing, the Collateral Agent shall not contact third parties in making such inspection or verification unless an Event of Default shall then exist;
furthermore, the Collateral Agent may only exercise the inspection rights contained in this Section 4.2 three times in any consecutive twelve (12) month period unless an Event of Default shall then exist.

4.3. 	Power of Attorney. Each Grantor hereby irrevocably appoints
(the appointment being irrevocable because it is coupled with an interest) the Collateral Agent and its employees and agents as such Grantor's true and lawful attorneys-in-fact, with full power of substitution, (i) to do all things required to be done by Grantor under this Agreement or the other Transaction Documents and (ii) to do all things that the Collateral Agent may deem necessary or advisable to assure the attachment, perfection and priority of the Security Interest or otherwise to exercise the rights and remedies of the Collateral Agent hereunder or carry out the intent of this
Agreement, in each case irrespective of whether a Default or Event of Default then exists and at such Grantor's expense. The Collateral Agent shall be under no obligation whatsoever to take any action, and absent bad faith or willful misconduct, the Collateral Agent and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement and, if applicable, a statement by the Collateral Agent that an Event of Default exists and any applicable cure period has expired, shall be conclusive evidence of the Collateral Agent's right to act under this
Section 4.3. as against all third parties.

4.4. 	Changes of Locations of Collateral, Offices, Name or
Structure. Grantors shall not adopt a trade name or change their names, chief executive offices, principal place of business, identity or corporate structures without first giving the Collateral Agent 15 Business Days' prior written notice of such removal, change or adoption.

4.5. 	Payment of Charges and Claims. Grantors shall pay (i) all
Charges imposed upon the Collateral and (ii) all claims that have become due and payable and, under Applicable Law, have or may become liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto; provided that, unless foreclosure, levy or similar proceedings shall have commenced, Grantors need not pay or discharge any such Charges or claims so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as adequate reserves therefor have been established in accordance with GAAP. If Grantors fail to pay or obtain the discharge of any Charge, claim or lien required to be paid or discharged under this Section 4.5. and asserted against portion of the Collateral, the Collateral Agent may, at any time and from time to time, in its discretion and without waiving or releasing any obligation of Grantors under this Agreement or the other Transaction Documents or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as the Collateral Agent deems advisable.

4.6. 	Continuing Obligations of Grantor; Indemnity.

4.6.1. Grantors shall observe and perform all agreements and other obligations relating to or included in the Collateral (the "Contractual Obligations") in accordance with their respective terms. The Collateral Agent shall not have any duty, obligation or liability under or with respect to any such Contractual Obligations, whether by reason or arising out of this Agreement, or by the receipt by the Collateral Agent of any payment relating to any such Contractual Obligation or otherwise, and Grantor agrees to indemnify and hold harmless the Collateral Agent from any and all such obligations and liabilities.

4.6.2. The Collateral Agent shall have no duty of care with respect to the Collateral, except that the Collateral Agent shall have an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) the Collateral Agent shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which such the Collateral Agent accords its own property, and (ii) the Collateral Agent shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limitation, the Collateral Agent shall bear no risk or expense with respect to any Collateral.

4.6.3. The Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantors and the receipt of any of the same by Grantors shall be complete and full acquittance for the Collateral so delivered, and the Collateral Agent thereafter shall be discharged from any liability or responsibility therefor.

4.6.4. Grantors hereby agree to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted from the gross negligence or willful misconduct of such persons against and from all such obligations and liabilities.

4.7. 	Sale of Collateral; Further Encumbrances. Grantors shall not
(i) except for dispositions not prohibited by the Purchase Agreement or the other Transaction Documents (collectively, "Permitted Sales") sell, transfer or otherwise dispose of the Collateral, or any interest therein, or
(ii) grant or suffer to exist any lien in or on any Collateral (except liens permitted under the Purchase Agreement) or sign or authorize the filing of any financing statement with respect to any of the Collateral (except with respect to liens permitted under the Purchase Agreement). Concurrently with any Permitted Sale, the Security Interest shall automatically be released from the Collateral so disposed of; provided however that the Security Interest shall continue in the Proceeds thereof. If the Collateral, or any interest therein, is disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or interest notwithstanding such disposition, the person to which the Collateral or interest is being transferred shall be bound by this Agreement, and Grantors shall deliver all Proceeds thereof to the Collateral Agent to be held as Collateral hereunder.

4.8. 	Protection of Security: Notice of Levy. Grantors shall, at
their own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and against all claims and demands and preserve, protect and defend the Security Interest and the priority thereof, against any adverse liens not permitted under the Transaction Documents. Grantor will promptly notify the Collateral Agent of any attachment or other legal process levied against any Collateral. Grantors will take all steps to maintain the validity of the mining permits and provide the Secured Parties with such assurances of this covenant as the
Secured Parties may require.

ARTICLE 5

EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

5.1.  	Events of Default. Occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a)	Grantors shall default in the payment of principal or
interest due on the Notes ten (10) business days after its due date;

(b)	Crown or Crown Colorado institutes proceedings to be
adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against either of the Grantors if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by Crown pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy Code"), Chapter 11, before March 31, 2002 ( a "Permitted Bankruptcy");

(c)	In any Permitted Bankruptcy or any other bankruptcy
proceeding respecting Crown or Crown Colorado:

(i)	The bankruptcy court enters an order dismissing the
Permitted Bankruptcy or converting the Permitted Bankruptcy from one under Chapter 11 to one under Chapter 7 of the Bankruptcy
Code;

(ii)	The bankruptcy court enters an order or orders
confirming a bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Senior Lenders in accordance with the Intercreditor Agreement;

(iii)	The bankruptcy court enters an order granting
relief from or modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of Crown or Crown Colorado in excess of $50,000;

(iv)	The bankruptcy court enters an order in the Permitted
Bankruptcy, or in any adversary proceeding or contested matter within the Permitted Bankruptcy, negating the validity of or modifying or otherwise altering all or any portion of any of the Transaction Documents (as defined in the Purchase Agreement) or any rights, obligations or terms contained in the Transaction Documents;

(v)	The bankruptcy court enters an order authorizing any
debtor in possession financing to any entity other than the Senior Lenders, without the prior written approval of the Senior Lenders in accordance with the Intercreditor Agreement; or

(vi)	The Bankruptcy Court appoints a trustee to administer
the assets of the bankruptcy estate;

(d)	The granting of, the taking of any action which would grant
or create, a lien upon the Collateral securing the Secured Obligations, except as permitted pursuant to the Purchase Agreement;

(e)	The Transaction Documents shall at any time and for any
reason be declared null and void or a proceeding be commenced to declare the Transaction Documents null and void or Crown or Crown Colorado denies its liability or obligations under the Transaction Documents;

(f)	Any security interest granted under the Transaction Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Collateral or any material portion thereof;

(g)	Any representation or warranty made by Grantors in this
Security Agreement or any of the other Transaction Documents, proves to be incorrect or misleading in any material respect when made;

(h)	Grantors (or either of them) fail in the performance or
observance of any material agreement or covenant contained in, or otherwise breach, this Security Agreement or the other Transaction Documents, or an "Event of Default" by Grantors (or either of them) occurs under any other Transaction Document;

(i)	Any attachment or sequestration of any material portion of
the Collateral if the same is not discharged or bonded within ten (10) business days;

(j)	Any further sale, transfer, assignment, conveyance or grant
of a security interest in the Collateral without the express written permission of Secured Parties;

(k)	Any condemnation, taking or purchase in lieu thereof of all
or any material part of the Collateral;

(l)	Failure to maintain commercially reasonable liability
insurance consistent with industry practice.

5.2. 	Remedies. If an Event of Default and expiration of any
applicable cure provisions occurs, then, subject to Applicable Laws, whether or not all the Secured Obligations shall have become immediately due and payable:

5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, the Collateral Agent shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

5.2.2. The Collateral Agent shall have the right, all at the Collateral Agent's sole option and as the Collateral Agent in its discretion may deem necessary or advisable, to do any or all of the following:

5.2.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process;

5.2.2.2. to apply the Collateral to the Secured Obligations;

5.2.2.3. to notify other obligors on the Collateral that the Collateral has been assigned to the Collateral Agent and that all payments thereon are to be made directly and exclusively to or as specified by the Collateral Agent;

5.2.2.4. to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral.

5.2.2. Grantors and any other person then obligated therefor shall pay to the Collateral Agent on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

5.2.3. Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to the Collateral Agent. The application of proceeds by the Collateral Agent shall be without prejudice to the Collateral Agent's rights as against Grantors or other persons with respect to any Secured
Obligations that may then be or remain unpaid.

5.2.4. If at any time after an Event of Default Grantors receive any collections upon or other Proceeds of the Collateral, whether in the form of cash or otherwise, such Proceeds shall be received in trust for the Collateral Agent and Grantors shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of the Collateral Agent and promptly deliver such Proceeds to the Collateral Agent in the identical form received.

5.3. 	Notice of Sale. Unless the Collateral is threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send or otherwise make available to Grantors reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. Grantors agree that any notice required to be given by the Collateral Agent of a sale or other disposition of Collateral, or any other intended action by the Collateral Agent that is received in accordance with the provisions set forth in Section 6.4 and in accordance with Applicable Law, shall constitute commercially reasonable and fair notice thereof to Grantor. The Collateral
Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Grantors hereby waive any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section 5.3.

ARTICLE 6

GENERAL



6.1. 	Collateral Agent's Expenses, Including Attorneys' Fees.
Regardless of the occurrence of an Event of Default, Grantors agree to pay to the Collateral Agent or Secured Parties any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that the Collateral Agent may reasonably incur in connection with (i) the administration of this Agreement, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior lien or adverse claim against the Collateral or any part thereof that is not permitted hereby or by the Purchase Agreement, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights, powers or remedies of the Collateral Agent under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by the Collateral Agent in the collection of Collateral deposited with the Collateral Agent and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any bankruptcy proceeding, or (v) the failure by Grantor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

6.2. 	Amendments and Other Modifications. No amendment of any
provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Grantors and the Collateral Agent. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Grantors in any case shall entitle Grantors to any other or further notice or demand in similar or other circumstances.

6.3. 	Cumulative Remedies; Failure or Delay.   The rights and
remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Collateral
Agent under Applicable Law, the other Transaction Documents or otherwise. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power right or remedy preclude other or further exercise of such or any other power, right or remedy.

6.4. 	Notices, Etc. Any notice, request or other communication
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five (5) days after being sent by registered or certified mail, or two (2) business days after being sent by overnight delivery, in the manner set forth above.

6.5. 	Successors and Assigns. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Grantors and the
Collateral Agent and their respective successors and assigns. Grantors shall not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Collateral Agent. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

6.6. 	Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security
Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Collateral Agent in connection with any bankruptcy, reorganization or similar proceeding involving Grantors, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Collateral Agent under any such circumstances, or if the Collateral Agent reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such
Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of Grantors in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

6.9.	Continuing Security Interest; Termination. Except as otherwise provided herein or the Transaction Documents with respect to the release of
Collateral under certain circumstances, this Agreement shall create a continuing security interest in the Collateral and, except as provided in
Section 6.8, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment and performance in full of the
Secured Obligations. Any investigation at any time made by or on behalf of the Collateral Agent shall not diminish the right of the Collateral Agent to rely on any such agreements, representations or warranties herein.

6.10.	Survival.  Notwithstanding anything in this Agreement or
Applicable Law to the contrary, the agreements of Grantors set forth in Sections 4.6.1, 4.6.4 and 6.1 shall survive the payment of all other Secured
Obligations and the termination of this Agreement.

6.9. 	Waiver and Estoppel. Except as otherwise provided in this
Agreement, Grantors hereby waive: (i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratify and confirm whatever the Collateral Agent may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security that might be required by any court prior to allowing the Collateral Agent to exercise any of their rights, powers or remedies;
(iii)
the benefit of all valuation, appraisement, redemption and exemption laws;
(iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off and (vi) any rights to require the Collateral Agent to proceed against any person, proceed against or exhaust the Collateral or any other security interests or guaranties or pursue any other remedy in the Collateral Agent's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any person.

 6.10. 	Execution in Counterparts. This Agreement may be executed
from time to time in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

6.11. 	Complete Agreement. This Agreement, together with the
exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

6.12. 	Limitation of Liability. No claim shall be made by Grantors
against the Collateral Agent or the Affiliates, directors, officers, employees or agents of the Collateral Agent for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement and the other Transaction Documents, or any act, omission or event occurring in connection therewith;
and Grantors hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

"CROWN"						"COLLATERAL AGENT"

By:________________________________
	By:_________________________________
Christopher E. Herald				Gretchen Middents
Its: President						Its: Vice President, Corporate
Trust
								      Services


"CROWN COLORADO"

By:__________________________________
Christopher E. Herald
Its: President



EXHIBIT D-3
FORM OF SECURITY AGREEMENT OF CROWN COLORADO
SECURITY AGREEMENT OF CROWN
RESOURCE CORP. OF COLORADO

THIS SECURITY AGREEMENT (this "Security Agreement") is made this ____ day of October, 2001, by CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation (the "Grantor") in favor of WELLS FARGO WEST, NATIONAL ASSOCIATION, as collateral agent for, with the exception of Solitario Resources Corporation, a Colorado corporation ("Solitario"), purchasers of the Notes (as defined below) issued under the Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Collateral Agent").

RECITALS

A.	Pursuant to a Convertible Note Purchase Agreement, dated as of
October ____, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and among Grantor, Crown Resources Corporation, a Washington corporation ("Crown") and the Senior Lenders, Grantor and Crown, will issue 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement.

B.	It is a condition to the issuance of the Notes under the Purchase
Agreement that a security interest in the Collateral described herein be granted to the Collateral Agent for the benefit of itself and the Senior Lenders (together with their respective successors and assigns, collectively, the "Secured Parties"), as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

1.1. 	Definitions. Terms with initial capital letters not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

"Charges" means all federal, state, county, city, municipal or other taxes, levies, assessments or charges that, if not paid when due, may result in a lien of any governmental authority against the Collateral.

"Event of Default" has the meaning set forth in Section 5.1.

"Permitted Sales" has the meaning set forth in Section 4.7

"Secured Obligations" has the meaning set forth in Section 2.3.

"Secured Parties" has the meaning set forth in Recital B.

"Security Interest" has the meaning set forth in Section 2. 1.

"Supplemental Documentation" means financing statements, continuation statements, assignments of accounts, and other instruments or documents necessary or requested by the Collateral Agent to create, perfect and maintain perfected the Security Interest in any Collateral.

"UCC" means the Uniform Commercial Code (as amended from time to time) of the State of Washington.

 	1.2. 	Related Matters.

1.2.1. Terms Used in the UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

1.2.2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein,"
"hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits, but subject to Section 1.2.5) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendment of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

1.2.3. Determinations. Any determination or calculation contemplated by this Agreement that is made by the Collateral Agent shall be final and conclusive and binding upon Grantor, in the absence of manifest error. References in this Agreement to "determination" by the Collateral Agent include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of the Collateral Agent (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of the Collateral Agent contemplated by this Agreement may be given, taken, withheld or not taken in the Collateral Agent's discretion (whether or not so expressed), except as otherwise expressly provided herein.

1.2.4. Governing Law; Venue. Except to the extent otherwise required under Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. This Agreement shall be construed and enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction (the "Applicable Law"). The venue of any action brought to interpret or enforce the provisions of this Agreement shall be laid only in Jefferson County, Colorado, and Grantor and the Secured Parties hereby consent to the jurisdiction of the courts of such state and county.

1.2.5. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

1.2.6. Severability. If any provision of this Agreement or any lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other lien or right granted hereby or the validity, legality or enforceability of such provision, lien or right in any other jurisdiction.

1.2.7. Exhibits and Schedules. All of the appendices, exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.

ARTICLE 2

THE SECURITY INTEREST; SECURED OBLIGATIONS

2.1. 	Security Interest. To secure the payment and performance of
the Secured Obligations as and when due, Grantor hereby grants, conveys, pledges, assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, a security interest (the "Security Interest") in, all right, title, claim, estate and interest of Grantor in and to an Escrow Agreement, dated as of July 1, 1994, by and among Grantor, Solitario, Montreal Trust Company of Canada and The Toronto Stock Exchange (the "Collateral").

	2.2.	Consent Required.  The grant of security interest in Section
2.1
above is expressly conditioned upon the prior written consent of The
Toronto
Stock Exchange. Grantor shall use its reasonable best efforts to obtain such consent as soon as practicable.

2.3. 	Secured Obligations. The Security Interest shall secure the
due and punctual payment and performance of any and all present and future obligations and liabilities of Grantor of every type or description to Secured Parties, or any person entitled to indemnification under the Purchase Agreement or any other Transaction Document:

2.3.1. arising under or in connection with the Purchase Agreement, whether for principal of or premium (if any) or interest (including Contingent Interest) on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses); or

2.3.2. arising under or in connection with this Agreement or any other Transaction Document, including for reimbursement of amounts permitted to be advanced or expended by the Collateral Agent (i) to satisfy amounts required to be paid by Grantor under this Agreement or any other Transaction Document, together with interest thereon to the extent provided or (ii) to maintain or preserve the Collateral or to create, perfect, continue or protect the Collateral or the Security Interest therein, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.3. are collectively referred to as the "Secured Obligations")

ARTICLE 3

WARRANTIES AND REPRESENTATIONS

Grantor makes the following representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section
6.7 hereof.

 3.1. 	Filings, Etc.: Duly authorized financing statements
containing a correct description of the Collateral have been delivered to the Collateral Agent for filing in Washington and Colorado and in each jurisdiction in which such action is necessary to establish a valid and perfected lien in favor of the Collateral Agent in all Collateral in which a lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

3.2. 	Locations of Collateral, Offices and Names. (i) Grantor's
chief executive office and principal place of business is located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033, (ii) Grantor's state of incorporation of is the State of Colorado, (iii) Grantor's federal tax identification number is 84-0842531, and (iv) there are no prior or current trade or legal names used to identify Grantor in its business or in the ownership of its properties other than the legal name as set forth in the first paragraph of this Security Agreement.

3.3. 	Title to Collateral; Validity and Perfection of Security
Interest; Absence of Other Liens.

3.3.1. Grantor has good and marketable title to, or valid and subsisting legal interests in, the Collateral.

3.3.2. The Security Interest constitutes a valid and, upon the filing of financing statements covering the Collateral and other documents referred to in Section 3.1. with the appropriate Governmental Authorities or other persons referred to in such Section, perfected lien in the Collateral and secures payment and performance of the Secured Obligations. The Collateral is free and clear of all liens other than the Security Interest.

3.3.3. Except for financing statements in favor of the Collateral
Agent, Grantor has filed no now-effective financing statement covering the Collateral.

ARTICLE 4

COVENANTS AND AGREEMENTS

4.1. 	Further Assurances. Grantor shall, at its own expense,
perform such acts as may be necessary, or that the Collateral Agent may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of the Collateral Agent hereunder or to carry out the intent of this Agreement. Without limitation, Grantor shall execute and deliver (or cause any third party to execute and deliver) to the Collateral Agent, at any time and from time to time, all Supplemental Documentation, in form and substance acceptable to the Collateral Agent.

4.2. 	Inspection and Verification. Grantor shall keep or cause to
be kept accurate and complete copy of the Collateral at Grantor's chief executive office. The Collateral Agent and its employees and agents shall have the right, at all times during Grantor's usual business hours upon reasonable notice, to (i) inspect and verify any matter relating to the Collateral, (ii) inspect all records relating thereto and to make (or require Grantor to provide) copies of such records and (iii) enter upon all premises upon which any of the Collateral is located. Notwithstanding the foregoing, the Collateral Agent shall not contact third parties in making such inspection or verification unless an Event of Default shall then exist;
furthermore, the Collateral Agent may only exercise the inspection rights contained in this Section 4.2 three times in any consecutive twelve (12) month period unless an Event of Default shall then exist.

4.3. 	Power of Attorney. Grantor hereby irrevocably appoints (the
appointment being irrevocable because it is coupled with an interest) the Collateral Agent and its employees and agents as Grantor's true and lawful attorneys-in-fact, with full power of substitution, (i) to do all things required to be done by Grantor under this Agreement or the other Transaction
Documents and (ii) to do all things that the Collateral Agent may deem necessary or advisable to assure the attachment, perfection and priority of the Security Interest or otherwise to exercise the rights and remedies of the Collateral Agent hereunder or carry out the intent of this Agreement, in each case irrespective of whether a Default or Event of Default then exists and at Grantor's expense. The Collateral Agent shall be under no obligation whatsoever to take any action, and absent bad faith or willful misconduct, the Collateral Agent and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement and, if applicable, a statement by the Collateral Agent that an Event of Default exists and any applicable cure period has expired, shall be conclusive evidence of the Collateral Agent's right to act under this Section 4.3. as against all third parties.

4.4. 	Changes of Locations of Collateral, Offices, Name or
Structure. Grantor shall not adopt a trade name or change its name, chief executive office, principal place of business, identity or corporate structure without first giving the Collateral Agent 15 Business Days' prior written notice of such removal, change or adoption.

4.5. 	Payment of Charges and Claims. Grantor shall pay (i) all
Charges imposed upon the Collateral and (ii) all claims that have become due and payable and, under Applicable Law, have or may become liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto; provided that, unless foreclosure, levy or similar proceedings shall have commenced, Grantor need not pay or discharge any such Charges or claims so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as adequate reserves therefor have been established in accordance with GAAP. If Grantor fails to pay or obtain the discharge of any Charge, claim or lien required to be paid or discharged under this Section 4.5. and asserted against portion of the Collateral, the Collateral Agent may, at any time and from time to time, in its discretion and without waiving or releasing any obligation of Grantor under this Agreement or the other Transaction Documents or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as the Collateral Agent deems advisable.

4.6. 	Continuing Obligations of Grantor; Indemnity.

4.6.1. Grantor shall observe and perform all agreements and other obligations relating to or included in the Collateral (the "Contractual Obligations") in accordance with their respective terms. The Collateral Agent shall not have any duty, obligation or liability under or with respect to any such Contractual Obligations, whether by reason or arising out of this Agreement, or by the receipt by the Collateral Agent of any payment relating to any such Contractual Obligation or otherwise, and Grantor agrees to indemnify and hold harmless the Collateral Agent from any and all such obligations and liabilities.

4.6.2. The Collateral Agent shall have no duty of care with respect to the Collateral, except that the Collateral Agent shall have an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) the Collateral Agent shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which such the Collateral Agent accords its own property, and (ii) the Collateral Agent shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limitation, the Collateral Agent shall bear no risk or expense with respect to any Collateral.

4.6.3. The Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and the Collateral Agent thereafter shall be discharged from any liability or responsibility therefor.

4.6.4. Grantor hereby agrees to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted from the gross negligence or willful misconduct of such persons against and from all such obligations and liabilities.

4.7. 	Sale of Collateral; Further Encumbrances. Grantor shall not
(i) except for dispositions not prohibited by the Purchase Agreement or the other Transaction Documents (collectively, "Permitted Sales") sell, transfer or otherwise dispose of the Collateral, or any interest therein, or
(ii) grant or suffer to exist any lien in or on any Collateral (except liens permitted under the Purchase Agreement) or sign or authorize the filing of any financing statement with respect to any of the Collateral (except with respect to liens permitted under the Purchase Agreement). Concurrently with any Permitted Sale, the Security Interest shall automatically be released from the Collateral so disposed of; provided however that the Security Interest shall continue in the proceeds thereof. If the Collateral, or any interest therein, is disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or interest notwithstanding such disposition, the person to which the Collateral or interest is being transferred shall be bound by this Agreement, and Grantor shall deliver all proceeds thereof to the Collateral Agent to be held as Collateral hereunder.

4.8. 	Protection of Security: Notice of Levy. Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and against all claims and demands and preserve, protect and defend the Security Interest and the priority thereof, against any adverse liens not permitted under the Transaction Documents. Grantor will promptly notify the Collateral Agent of any attachment or other legal process levied against any Collateral. Grantors will take all steps to maintain the validity of the mining permits and provide the Secured Parties with such assurances of this covenant as the Secured Parties may require

ARTICLE 5

EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

5.1.  	Events of Default. Occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a)	Grantor or Crown shall default in the payment of principal or interest due on the Notes ten (10) business days after its due date;

(b)	Grantor or Crown institutes proceedings to be adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against Grantor or Crown if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by Crown pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy Code"), Chapter 11, before March 31, 2002 ( a "Permitted Bankruptcy");

(c)	In any Permitted Bankruptcy or any other bankruptcy
proceeding respecting Grantor or Crown:

(i)	The bankruptcy court enters an order dismissing the
Permitted Bankruptcy or converting the Permitted Bankruptcy from one under Chapter 11 to one under Chapter 7 of the Bankruptcy
Code;

(ii)	The bankruptcy court enters an order or orders
confirming a bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Senior Lenders in accordance with the Intercreditor Agreement;

(iii)	The bankruptcy court enters an order granting
relief from or modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of Grantor or Crown in excess of $50,000;

(iv)	The bankruptcy court enters an order in the Permitted
Bankruptcy, or in any adversary proceeding or contested matter within the Permitted Bankruptcy, negating the validity of or modifying or otherwise altering all or any portion of any of the Transaction Documents (as defined in the Purchase Agreement) or any rights, obligations or terms contained in the Transaction Documents;

(v)	The bankruptcy court enters an order authorizing any
debtor in possession financing to any entity other than the Senior Lenders, without the prior written approval of the Senior Lenders in accordance with the Intercreditor Agreement; or

(vi)	The Bankruptcy Court appoints a trustee to administer
the assets of the bankruptcy estate;

(d)	The granting of, the taking of any action which would grant
or create, a lien upon the Collateral securing the Secured Obligations, except as permitted pursuant to the Purchase Agreement;

(e)	The Transaction Documents shall at any time and for any
reason be declared null and void or a proceeding be commenced to declare the Transaction Documents null and void or Grantor or Crown denies its liability or obligations under the Transaction Documents;

(f)	Any security interest granted under the Transaction Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Collateral or any material portion thereof;

(g)	Any representation or warranty made by Grantor in this
Security Agreement or any of the other Transaction Documents, proves to be incorrect or misleading in any material respect when made;

(h)	Grantor shall fail in the performance or observance of any
material agreement or covenant contained in, or otherwise breaches, this Security Agreement or the other Transaction Documents, or an "Event of Default" by Grantor or Crown occurs under any other Transaction Document;

(i)	Any attachment or sequestration of any material portion of
the Collateral if the same is not discharged or bonded within ten (10) business days;

(j)	Any further sale, transfer, assignment, conveyance or grant
of a security interest in the Collateral without the express written permission of Secured Parties;

(k)	Any condemnation, taking or purchase in lieu thereof of all
or any material part of the Collateral;

(l)	Failure to maintain commercially reasonable liability
insurance consistent with industry practice.

5.2. 	Remedies. If an Event of Default and expiration of any
applicable cure provisions occurs, then, subject to Applicable Laws, whether or not all the Secured Obligations shall have become immediately due and payable:

5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, the Collateral Agent shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

5.2.2. The Collateral Agent shall have the right, all at the Collateral Agent's sole option and as the Collateral Agent in its discretion may deem necessary or advisable, to do any or all of the following:

5.2.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process;

5.2.2.2. to apply the Collateral to the Secured Obligations;

5.2.2.3. to notify other obligors on the Collateral that the Collateral has been assigned to the Collateral Agent and that all payments thereon are to be made directly and exclusively to or as specified by the Collateral Agent;

5.2.2.4. to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral.

5.2.3. Grantor and any other person then obligated therefor shall pay to the Collateral Agent on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

5.2.4. Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to the Collateral Agent. The application of proceeds by the Collateral Agent shall be without prejudice to the Collateral Agent's rights as against Grantor or other persons with respect to any Secured
Obligations that may then be or remain unpaid.

5.2.5. If at any time after an Event of Default Grantor receives any collections upon or other proceeds of the Collateral, whether in the form of cash or otherwise, such proceeds shall be received in trust for the Collateral Agent and Grantor shall keep all such proceeds separate and apart from all other funds and property so as to be capable of identification as the property of the Collateral Agent and promptly deliver such proceeds to the Collateral Agent in the identical form received.

5.3. 	Notice of Sale. Unless the Collateral is threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. Grantor agrees that any notice required to be given by the Collateral Agent of a sale or other disposition of Collateral, or any other intended action by the
Collateral Agent that is received in accordance with the provisions set forth in Section 6.4 and in accordance with Applicable Law, shall constitute commercially reasonable and fair notice thereof to Grantor. The Collateral
Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Grantor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section 5.3.

ARTICLE 6

GENERAL

6.1. 	Collateral Agent's Expenses, Including Attorneys' Fees.
Regardless of the occurrence of an Event of Default, Grantor agrees to pay to the Collateral Agent or Secured Lenders any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that the Collateral Agent may reasonably incur in connection with (i) the administration of this Agreement, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior lien or adverse claim against the Collateral or any part thereof that is not permitted hereby or by the Purchase Agreement, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights, powers or remedies of the Collateral Agent under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by the Collateral Agent in the collection of Collateral deposited with the Collateral Agent and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any bankruptcy proceeding, or (v) the failure by Grantor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

6.2. 	Amendments and Other Modifications. No amendment of any
provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Grantor and the Collateral Agent. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

6.3. 	Cumulative Remedies; Failure or Delay.   The rights and
remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Collateral
Agent under Applicable Law, the other Transaction Documents or otherwise. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power right or remedy preclude other or further exercise of such or any other power, right or remedy.

6.4. 	Notices, Etc. Any notice, request or other communication
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five (5) days after being sent by registered or certified mail, or two (2) business days after being sent by overnight delivery, in the manner set forth above.

6.5. 	Successors and Assigns. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Grantor and the
Collateral Agent and their respective successors and assigns. Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

6.6. 	Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security
Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Collateral Agent in connection with any bankruptcy, reorganization or similar proceeding involving Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Collateral Agent under any such circumstances, or if the Collateral Agent reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such
Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of Grantor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

6.11.	Continuing Security Interest; Termination. Except as otherwise provided in the Purchase Agreement with respect to the release of Collateral under certain circumstances, this Agreement shall create a continuing security interest in the Collateral and, except as provided in Section 6.8, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment and performance in full of the Secured Obligations. Any investigation at any time made by or on behalf of the Collateral Agent shall not diminish the right of the Collateral Agent to rely on any such agreements, representations or warranties herein.

6.12.	Survival.  Notwithstanding anything in this Agreement or
Applicable Law to the contrary, the agreements of Grantor set forth in Sections 4.6.1, 4.6.4 and 6.1 shall survive the payment of all other Secured
Obligations and the termination of this Agreement.

6.9. 	Waiver and Estoppel. Except as otherwise provided in this
Agreement, Grantor hereby waives: (i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever the Collateral Agent may do in this regard;
(ii) notice prior to taking possession or control of the Collateral or any bond or security that might be required by any court prior to allowing the
Collateral Agent to exercise any of their rights, powers or remedies;
(iii)
the benefit of all valuation, appraisement, redemption and exemption laws;
(iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off and (vi) any rights to require the Collateral Agent to proceed against any person, proceed against or exhaust the Collateral or any other security interests or guaranties or pursue any other remedy in the Collateral Agent's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any person.

 6.10. 	Execution in Counterparts. This Agreement may be executed
from time to time in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

6.11. 	Complete Agreement. This Agreement, together with the
exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

6.12. 	Limitation of Liability. No claim shall be made by Grantor
against the Collateral Agent or the Affiliates, directors, officers, employees or agents of the Collateral Agent for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement and the other Transaction Documents, or any act, omission or event occurring in connection therewith;
and Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


"GRANTOR"						"COLLATERAL AGENT"

By:_________________________________
	By:_________________________________
Christopher E. Herald				Gretchen Middents
Its: President						Its: Vice President, Corporate
Trust
							     Services




EXHIBIT D-4
FORM OF CRC PLEDGE AGREEMENT
PLEDGE OF CROWN RESOURCES CORPORATION

THIS PLEDGE AGREEMENT (this "Pledge Agreement") is made this ___ day of October, 2001, by CROWN RESOURCES CORPORATION, a Washington corporation
(the "Pledgor") in favor of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for purchasers of the Notes (as defined below) issued under the Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Collateral Agent").

RECITALS

A.	Pursuant to a Convertible Note Purchase Agreement, dated as of
October ____, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and Pledgor and the Senior Lenders, Pledgor and Crown Resource Corp. of Colorado, a Colorado Corporation ("Crown Colorado") will issue 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement.

B.	It is a condition to the issuance of the Notes under the Purchase
Agreement that a security interest in the Collateral described herein be granted to Collateral Agent for the benefit of itself and the Senior Lenders
(together with their respective successors and assigns, collectively, the "Secured Parties"), as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1.  Pledge.

1.1	Grant of Security Interest.  Pledgor hereby grants to Secured
Parties a security interest, to secure the payment and performance of the obligations of Pledgor and Crown Colorado under the Notes, the Purchase Agreement and the Transaction Documents (all of such obligations collectively referred to herein as, the "Secured Obligations"), in:

(a)	all of Pledgor's right, title and interest in the shares of
common stock of Crown Colorado that are registered in the name of Pledgor and evidenced by share certificate PM-1, representing 100 shares of common stock of Crown Colorado (the "Pledged Securities");

(b)	any equity securities issued by Crown Colorado and any
options, warrants or rights to acquire such securities, owned or acquired by Pledgor, directly or indirectly, now or at any time in the future;

(c)	any securities or other property issued or distributed to
Pledgor with respect to any securities described in clauses (a) or (b) above as a dividend or as a result of any amendment of the certificate of incorporation or other charter documents, merger, consolidation, redesignation, reclassification, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer thereof;

(d)	any rights incidental to the ownership of any of the
securities described in clauses (a), (b) or (c) above such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws; and

(e)	the proceeds of the exercise, redemption, sale or exchange of any of the foregoing or any dividend, interest payment or other distribution of cash or property in respect thereof

(all of the foregoing may be referred to herein as the "Pledged
Collateral") on the following terms and subject to the following conditions:

1.2.	Delivery.

(a)	 Before or at the same time as Pledgor has executed and
delivered this Agreement to the Secured Parties, Pledgor shall deliver to the Collateral Agent the certificates representing the Pledged
Securities, duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed.

(b)	 If, at any time, the Pledgor obtains possession of any
certificate or instrument constituting or representing any of the Pledged Collateral (other than interest and cash dividends), Pledgor shall deliver such certificate or instrument to the Collateral Agent forthwith duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed.

(c)	If no event of default as described in Section 4.1 below
(herein individually referred to as an "Event of Default") has occurred and is continuing, Pledgor may retain for its own use and shall not be required to deliver to Collateral Agent any interest payments on or any cash dividends; if an Event of Default has occurred and is continuing, then all such interest and dividends shall be delivered to the Collateral Agent as provided in paragraph (b) of this
Section 1.2.

(d)	If any of the Pledged Collateral is uncertificated
securities, Pledgor shall either (a) procure the issuance of security certificates to represent such Pledged Collateral and endorse and deliver such certificates as required by paragraph (b) of this Section 1.2, or (b) cause the issuer thereof to register Secured Parties as the registered owner of such securities, or (c) cause the issuer thereof to enter into an agreement, in form and substance satisfactory to Secured Parties, among Secured Parties, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by Secured Parties without further consent by the registered owner.

(e)	 If any Pledged Collateral is not securities and is not
capable of being delivered, the Pledgor shall deliver to the Secured Parties such financing statements or other instruments as are deemed necessary by the Secured Parties to enable it to perfect security interest in such Pledged Collateral under applicable law.

1.3.	Voting Rights.  If no Event of Default has occurred or is
continuing, the Pledged Collateral will be registered in the name of Pledgor, and Pledgor may exercise any voting or consensual rights that Pledgor may have as the owner of the Pledged Collateral for any purpose that is not inconsistent with this Agreement. Pledgor shall deliver to Collateral Agent copies of all notices, proxy statements, proxies and other information or instruments in its possession concerning such exercise and advise Collateral Agent of how Pledgor will exercise such rights at least five (5) days before any meeting or mailing any ballot or consent and shall not exercise any such right if, in the judgment of Collateral Agent, such exercise would have a material adverse effect on the value of the Pledged Collateral or would result in a violation of any of the terms of the Transaction Documents. If an Event of Default has occurred and is continuing, Collateral Agent may exercise all voting or consensual rights of the owners of any of the Pledged Collateral and Pledgor shall deliver to Collateral Agent all notices, proxy statements, proxies and other information and instruments relating to the exercise of such rights received by Pledgor from the issuers of any of the Pledged Collateral promptly upon receipt thereof and shall at the request of Collateral Agent execute and deliver to Collateral Agent any proxies or other instruments which are, in the judgment of Collateral Agent, necessary for Collateral Agent to validly exercise such voting and consensual rights.

1.4.	Duty of Secured Parties.  The duty of the Secured Parties with respect to the Pledged Collateral shall be solely to use reasonable care in the physical custody thereof, and the Secured Parties shall not be under any obligation to take any action with respect to any of the Pledged Collateral or to preserve rights against prior parties. The powers conferred on Secured Parties hereunder are solely to protect interest in the Pledged Collateral and do not impose any duty upon it to exercise any such powers.
The Pledgor is not looking to the Secured Parties to provide Pledgor with investment advice. Secured Parties shall have no duty to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters concerning any Pledged Collateral, whether or not
Secured Parties has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any
Pledged Collateral.

1.5.	Subsequent Changes Affecting Pledged Collateral.  Pledgor
acknowledges that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, conversions, subscriptions, exchanges, reorganizations, dividends, tender offers, mergers, consolidations and shareholder meetings), and Pledgor agrees that Secured Parties has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Pledged Collateral has been registered in the name of Secured Parties or agent or nominee.

1.6.	Return of Pledged Collateral.  The security interest granted to
Secured Parties hereunder shall not terminate and Secured Parties shall not be required to return the Pledged Collateral to Pledgor unless and until
(a) the Secured Obligations have been fully paid or performed, (b) all of Pledgor's obligations hereunder have been fully paid or performed, and
(c) the Pledgor has reimbursed Secured Parties for any expenses of returning the Pledged Collateral and filing such termination statements and other instruments as are required to be filed in public offices under applicable laws.

Article 2.  Representations and Warranties.

 Pledgor hereby represents and warrants to Secured Parties as follows:

2.1.	Enforceability.  This Agreement has been duly executed and
delivered by Pledgor, constitutes his valid and legally binding obligation and is enforceable against Pledgor in accordance with its terms.

2.2.	No Conflict.  The execution, delivery and performance of this
Agreement, the grant of the security interest in the Pledged Collateral hereunder and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time: (a) violate any material law applicable to Pledgor; (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Pledgor; (c) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of his properties, including the Pledged Collateral, is bound; nor (d) violate any restriction on the transfer of any of the Pledged Collateral.

2.3.	No Consents.  No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement, the valid and lawful creation and perfection of the Secured Parties' security interest in the Pledged Collateral or the valid and lawful exercise by Secured Parties of remedies available to it under this Agreement or applicable law or of the voting and other rights granted to it in this Agreement except as may be required for the offer or sale of those items of
Pledged Collateral which are securities under applicable securities laws.

2.4.	Organization.  Crown Resources Corporation is a corporation that was duly organized and is validly existing and in good standing under the laws of the State of Colorado. The Pledged Securities are all of the outstanding securities of Crown Colorado, have been duly authorized and validly issued by Crown Colorado and are fully paid and non-assessable. The certificates that represent the Pledged Securities are valid and genuine and have not been altered and Pledgor is the appropriate person to endorse them.
Neither Pledgor nor Crown Colorado is bound by any certificate of incorporation, bylaw, agreement or instrument (including options, warrants, and convertible securities) that relates to the voting of, restricts the transfer of, requires Pledgor or Crown Colorado to issue or sell, or creates rights in any person (other than the record owner) with respect to, any securities issued by Crown Colorado.

2.5.  	Security Interest. Pledgor is the sole record and beneficial owner of all securities of Crown Colorado, free and clear of all liens, encumbrances and adverse claims and Pledgor has the unrestricted right to grant the security interest provided for herein to the Secured Parties. Pledgor has duly endorsed and delivered to Collateral Agent all of the certificates representing the Pledged Securities and has granted to Secured
Parties a valid and perfected first priority security interest in the Pledged Securities, free of all liens, encumbrances, transfer restrictions and adverse claims. This representation shall be deemed made with respect to each item of property that becomes Pledged Collateral after the date hereof.

2.6.  	Information.  None of the information, documents or financial statements that has been furnished by Pledgor or any of its representatives in connection with the transactions contemplated by this Agreement or the Transaction Documents contains any untrue statement of material fact or omits to state any material fact required to be stated hereby or thereby to make such statements not misleading.

2.7.  	Name and Address.  (i) Pledgor's chief executive office and
principal place of business is located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033; (ii) Pledgor's state of incorporation of the is the State of Washington; and (iii) Pledgor's federal tax identification number is 841097086.

Article 3.  Covenants.

Pledgor hereby covenants and agrees with Secured Parties that Pledgor shall:

3.1.  	Defend Title.  Defend its title to the Pledged Collateral and the security interest of the Secured Parties therein against the claims of any person claiming rights in the Pledged Collateral against or through Pledgor and maintain and preserve such security interest and its priority so long as this Agreement shall remain in effect.

3.2.  	No Transfer.  Neither sell nor offer to sell nor otherwise
transfer nor encumber any portion of the Pledged Collateral; nor enter into any agreement that relates to the voting of or restricts the transfer of any of the Pledged Collateral.

3.3.  	Further Assurances.  At Pledgor's expense, do such further
acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions and other assurances as Secured Parties may at any time request or require to protect, assure or enforce interests, rights and remedies under this Agreement. Pledgor shall execute and deliver to Secured Parties and file with the appropriate governmental offices in the State of Colorado one or more Uniform Commercial Code financing statements describing the Pledged Collateral in the words used above, or amendments or continuations thereof whenever necessary to continue the perfection of Secured Parties' security interest hereunder and whenever requested by Secured Parties.

3.4.  	Name and Address.  Notify the Secured Parties at least ninety
(90) days before it changes its name or the address of its principal place of business.

Article 4.  Default.

4.1.  	Events of Default. Occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a)	Pledgor shall default in the payment of principal or interest due on the Notes ten (10) business days after its due date;

(b)	Pledgor or Crown Colorado institutes proceedings to be
adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against either Pledgor or Crown Colorado if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by Pledgor pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy Code"), Chapter 11, before
March 31, 2002 ( a "Permitted Bankruptcy");

(c)	In any Permitted Bankruptcy or any other bankruptcy
proceeding respecting Pledgor:

(i)	The bankruptcy court enters an order dismissing the
Permitted Bankruptcy or converting the Permitted Bankruptcy from one under Chapter 11 to one under Chapter 7 of the Bankruptcy
Code;

(ii)	The bankruptcy court enters an order or orders
confirming a bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Senior Lenders in accordance with the Intercreditor Agreement;

(iii)	The bankruptcy court enters an order granting
relief from or modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of Pledgor in excess of $50,000;

(iv)	The bankruptcy court enters an order in the Permitted
Bankruptcy, or in any adversary proceeding or contested matter within the Permitted Bankruptcy, negating the validity of or modifying or otherwise altering all or any portion of any of the Transaction Documents (as defined in the Purchase Agreement) or any rights, obligations or terms contained in the Transaction Documents;

(v)	The bankruptcy court enters an order authorizing any
debtor in possession financing to any entity other than the Senior Lenders, without the prior written approval of the Senior Lenders in accordance with the Intercreditor Agreement; or

(vi)	The Bankruptcy Court appoints a trustee to administer
the assets of the bankruptcy estate;

(d)	The granting of, the taking of any action which would grant
or create, a lien upon the Pledged Collateral securing the Secured Obligations, except as permitted pursuant to the Purchase Agreement;

(e)	The Transaction Documents shall at any time and for any
reason be declared null and void or a proceeding be commenced to declare the Transaction Documents null and void or Pledgor denies its liability or obligations under the Transaction Documents;

(f)	Any security interest granted under the Transaction Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Pledged Collateral or any material portion thereof;

(g)	Any representation or warranty made by Pledgor in this Pledge
Agreement or any of the other Transaction Documents, proves to be incorrect or misleading in any material respect when made;

(h)	Pledgor shall fail in the performance or observance of any
material agreement or covenant contained in, or otherwise breaches, this Pledge Agreement or the other Transaction Documents, or an "Event of Default" by Pledgor or Crown Colorado occurs under any other
Transaction Document;

(i)	Any attachment or sequestration of any material portion of
the Pledged Collateral if the same is not discharged or bonded within ten (10) business days;

(j)	Any further sale, transfer, assignment, conveyance or grant
of a security interest in the Pledged Collateral without the express written permission of Secured Parties;

(k)	Any condemnation, taking or purchase in lieu thereof of all
or any material part of the Collateral;

(l)	Failure to maintain commercially reasonable liability
insurance consistent with industry practice.

4.2.  	Remedies.

(a)	If an Event of Default has occurred and is continuing,
Collateral Agent may, in its discretion: (i) register any of the Pledged Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees, (ii) exchange certificates representing any of the Pledged Collateral for certificates of larger or smaller denominations, (iii) exercise any voting rights of a holder of any of the Pledged Collateral in any manner that would, in the commercially reasonable judgment of Collateral Agent, preserve or enhance the value of the collateral, including, but not limited to, voting to replace the then serving directors and officers of Crown Colorado, amend its certificate of incorporation or by-laws and approve a merger or consolidation of Crown Colorado with or into another entity or a sale of its assets or dissolution and liquidation; (iv) exercise any conversion, registration, purchase or other rights of a holder of any of the Pledged Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Pledged Collateral for the purposes of Section 5.1 below;
(v) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Pledged Collateral and compromise or settle with any obligor of such instruments, and (vi) exercise any other rights and remedies of a secured party under
Article 9 of the Uniform Commercial Code.

(b)	If notice of the time and place of any public sale of the
Collateral or the time after which any private sale or other intended disposition is required by the Uniform Commercial Code, Pledgor acknowledges that five (5) days advance notice thereof will be a reasonable notice. Secured Parties shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)	If, under the Uniform Commercial Code, the Secured Parties
may purchase any part of the Collateral, it may, in payment of any part of the purchase price thereof cancel any part of the Secured
Obligations.

(d)	If any of the Pledged Collateral is sold on credit or for
future delivery, it need not be retained by Secured Parties until the purchase price is paid and Secured Parties shall incur no liability if the purchaser fails to take up or pay for such collateral. In case of any such failure, such collateral may be sold again.

(e)	Pledgor shall execute and deliver to the purchasers of the
Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

(f)	Any cash held by Secured Parties as Pledged Collateral and
all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Parties, be held by the Secured Parties as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to Secured Parties pursuant to Article 5 below) in whole or in part against, all or any part of the Secured Obligations in such order as Secured Parties may elect. Any surplus of such cash or cash proceeds held by Secured Parties and remaining after payment in full of all of Secured Parties's expenses hereunder and the Secured Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

4.3.  	Appointment of Collateral Agent as Agent.  Pledgor hereby
appoints and constitutes Collateral Agent, its successors and assigns, as his agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action or executing any instrument that Collateral Agent considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, to endorse and deliver in the name of and on behalf of Pledgor securities certificates and execute and deliver in the name of and on behalf of Pledgor instructions to the issuers of uncertificated securities, and to execute and file in the name of and on behalf of Pledgor financing statements (which may be photocopies of this Agreement) and continuations and amendments to financing statements in the States of Washington and Colorado or elsewhere and Forms 144 with the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the bankruptcy of Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Agreement, Collateral Agent may perform such act in the name of and on behalf of Pledgor and at its expense which shall be chargeable to Pledgor under Section 5.1 below. Pledgor hereby consents and agrees that the issuers of or obligors of the Pledged Collateral or any registrar or transfer agent or trustee for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of Collateral Agent to effect any transfer pursuant to this Agreement and the authority granted to Collateral Agent herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by
Pledgor, or any other person, to any of such issuers, obligors, registrars, transfer agents or trustees.

4.4.  	Impact of Regulations.  Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of Secured Parties to sell or otherwise dispose of securities included in the Pledged Collateral. For this reason, Pledgor hereby authorizes Secured Parties to sell any securities included in the Pledged Collateral in such manner and to such persons as would, in the judgment of Secured Parties, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Pledged Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and
Pledgor shall not attempt to hold Secured Parties responsible for selling any of the Pledged Collateral at an inadequate price even if Secured Parties accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If Secured Parties shall sell any securities included in the Pledged Collateral at such sale, Secured Parties shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to Secured Parties any registration rights or similar rights Pledgor may have from time to time with respect to any of the Pledged
Collateral.

Article 5.  Expenses.

5.1.  	Payment.  Pledgor agrees that he will forthwith upon demand
pay to Secured Parties:

(i)	the amount of any taxes which Secured Parties may have been
required to pay by reason of holding the Pledged Collateral or to free any of the Pledged Collateral from any lien encumbrance or adverse claim thereon, and

(ii)	the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any brokers, investment brokers, appraisers or other experts, that Secured Parties may incur in connection with (A) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Pledged Collateral and the validity, perfection, rank and value of Secured Parties' security interest therein, (B) the collection, sale or other disposition of any of the Pledged Collateral, (C) the exercise by Secured Parties of any of the rights conferred upon it hereunder, or (D) any action or proceeding to enforce rights under this Agreement or in pursuit of any non-judicial remedy hereunder including the sale of the Pledged Collateral.

Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of three hundred sixty
(360)
days) at the default rate specified in the Notes.

5.2  	Indemnity. Pledgor shall indemnify the Secured Parties and
directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, including the fees and disbursements of their legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Pledged Collateral, except for liability, cost or expense arising out of the recklessness or willful misconduct of the indemnified parties.

5.3  	Discharge of Liens.  At its option, Secured Parties may pay
and discharge taxes, liens, security interests and other encumbrances on the
Pledged Collateral. Pledgor agrees to reimburse the Secured Parties under
Section 5.1 above for any payment made or any expense incurred (including reasonable attorneys' fees to the extent permitted by law) by the Secured Parties pursuant to the foregoing authorization.

Article 6.  Waivers.

6.1.  	Waivers of Notice.  Pledgor hereby waives presentment,
demand, protest, notice of any default under the Transaction Documents.

6.2. 	Waivers of Rights.  Neither the failure of nor any delay by
any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

Article 7.  Miscellaneous.

7.1.  	Entire Agreement.  This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

7.2.  	Amendments.  No amendment, modification or termination of
this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

7.3.  	Severability.  If any term or provision set forth in this
Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

7.4.  	Successors.  The terms of this Agreement shall be binding
upon Pledgor, and shall inure to the benefit of Secured Parties, corporate successors and any holder, owner or assignee of any rights in the Purchase
Agreement and will be enforceable by them as their interest may appear.

7.5.  	Third Parties.  Nothing herein expressed or implied is
intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

7.6.  	Saturdays, Sundays and Holidays.  Where this Agreement
authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

7.7.  	Joint Preparation.  This Agreement shall be deemed to have
been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

7.8.  	Rules of Construction.  In this Agreement, words in the
singular number include the plural, and in the plural include the singular;
words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase
Agreement.

7.9.  	Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five
(5) days after being sent by registered or certified mail, or two (2) business days after being sent by overnight delivery, in the manner set forth above.

7.10.  	Counterparts.  This Agreement may be executed in any number
of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

7.11  	Governing Law; Venue. This Agreement shall be construed and
enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction (the "Applicable Law"). The venue of any action brought to interpret or enforce the provisions of this Agreement shall be laid only in
Jefferson County, Colorado, and Pledgor and the Secured Parties hereby consent to the jurisdiction of the courts of such state and county.

7.12	Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Collateral Agent in connection with any bankruptcy, reorganization or similar proceeding involving the Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Collateral Agent under any such circumstances, or if the Collateral Agent reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the security interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the security interest and such
Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Grantor in respect of the amount of the affected payment or application of proceeds, the security interest or such Collateral.

IN WITNESS WHEREOF, Pledgor has signed this Pledge Agreement as of this _____ day of October, 2001.

"PLEDGOR"

By:__________________________________
Christopher E. Herald
Its: President



Accepted as of this ____ day of October, 2001

"COLLATERAL AGENT"

By:________________________________________
	Gretchen Middents
	Its: Vice President, Corporate Trust Services




EXHIBIT D-5
FORM OF CRCC PLEDGE AGREEMENT
PLEDGE OF CROWN RESOURCE CORP. OF COLORADO

THIS PLEDGE AGREEMENT (this "Pledge Agreement") is made this __ day of October, 2001, by CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation
(the "Pledgor") in favor of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for, with the exception of Solitario Resources Corporation, a Colorado corporation ("Solitario"), purchasers of the Notes (as defined below) issued under the Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Collateral Agent").

RECITALS

A.	Pursuant to a Convertible Note Purchase Agreement, dated as of
October ___, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and among Crown Resources Corporation, a Washington Corporation ("Crown") and the Senior Lenders, Crown and Pledgor will issue 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement.

B.	It is a condition to the issuance of the Notes under the Purchase
Agreement that a security interest in the Collateral described herein be granted to Collateral Agent for the benefit of itself and the Senior Lenders
(together with their respective successors and assigns, collectively, the "Secured Parties"), as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1.  Pledge.

1.1	Grant of Security Interest.  Pledgor hereby grants to Secured
Parties a security interest, to secure the payment and performance of the obligations of Pledgor and Crown under the Notes, the Purchase Agreement and the Transaction Documents (all of such obligations collectively referred to herein as the "Secured Obligations"), in:

(a)	all of Pledgor's right, title and interest in the shares of
common stock of Solitario Resources Corporation, a Colorado corporation ("Solitario"), that are registered in the name of Pledgor and evidenced by the eight (8) share certificates described on Schedule 1 hereto (the "Pledged Securities");

(b)	any equity securities issued by Solitario and any options,
warrants or rights to acquire such securities, owned or acquired by Pledgor, directly or indirectly, now or at any time in the future;

(c)	any securities or other property issued or distributed to
Pledgor with respect to any securities described in clauses (a) or (b) above as a dividend or as a result of any amendment of the certificate of incorporation or other charter documents, merger, consolidation, redesignation, reclassification, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer thereof;

(d)	any rights incidental to the ownership of any of the
securities described in clauses (a), (b) or (c) above such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws; and

(e)	the proceeds of the exercise, redemption, sale or exchange of any of the foregoing or any dividend, interest payment or other distribution of cash or property in respect thereof

(all of the foregoing may be referred to herein as the "Pledged
Collateral") on the following terms and subject to the following conditions:

1.2.	Consent Required.  The grant of security interest in Section 1.1 above is expressly conditioned upon the prior written consent of The
Toronto
Stock Exchange, to the extent (and only to the extent) such security interest relates to Pledged Securities held by the Montreal Trust Company pursuant to an Escrow Agreement, dated as of July 1, 1994, by and among Pledgor, Solitario, Montreal Trust Company of Canada and The Toronto Stock
Exchange (the "Canadian Escrow Agreement"). Notwithstanding the foregoing, the grant of the security interest in Section 1.1 above shall be effective as to all Pledged Securities released from escrow from time to time by the
Montreal Trust Company. Pledgor shall use its reasonable best efforts to obtain the consent of The Toronto Stock Exchange as soon as practicable.

1.3	Delivery.

(a)	 Before or at the same time as Pledgor has executed and
delivered this Agreement to the Secured Parties, Pledgor shall, with the exception of Pledged Securities held by the Montreal Trust Company pursuant to the Canadian Escrow Agreement, deliver to the Collateral Agent the certificates representing the Pledged Securities, duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed.

(b)	 If, at any time, the Pledgor obtains possession of any
certificate or instrument constituting or representing any of the Pledged Collateral (other than interest and cash dividends), Pledgor shall deliver such certificate or instrument to the Collateral Agent forthwith duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed.

(c)	If no event of default as described in Section 4.1 below (an
"Event of Default") has occurred and is continuing, Pledgor may retain for its own use and shall not be required to deliver to Collateral Agent any interest payments on or any cash dividends; if an Event of Default has occurred and is continuing, then all such interest and dividends shall be delivered to the Collateral Agent as provided in paragraph (b) of this Section 1.3.

(d)	If any of the Pledged Collateral is uncertificated
securities, Pledgor shall either (a) procure the issuance of security certificates to represent such Pledged Collateral and endorse and deliver such certificates as required by paragraph (b) of this Section 1.3, or (b) cause the issuer thereof to register Secured Parties as the registered owner of such securities, or (c) cause the issuer thereof to enter into an agreement, in form and substance satisfactory to Secured Parties, among Secured Parties, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by Secured Parties without further consent by the registered owner.

(e)	 If any Pledged Collateral is not securities and is not
capable of being delivered, the Pledgor shall deliver to the Secured Parties such financing statements or other instruments as are deemed necessary by the Secured Parties to enable it to perfect security interest in such Pledged Collateral under applicable law.

1.4.	Voting Rights.  If no Event of Default has occurred or is
continuing, the Pledged Collateral will be registered in the name of Pledgor, and Pledgor may exercise any voting or consensual rights that Pledgor may have as the owner of the Pledged Collateral for any purpose that is not inconsistent with this Agreement. Pledgor shall deliver to Collateral Agent copies of all notices, proxy statements, proxies and other information or instruments in its possession concerning such exercise and advise Collateral Agent of how Pledgor will exercise such rights at least five (5) days before any meeting or mailing any ballot or consent and shall not exercise any such right if, in the judgment of Collateral Agent, such exercise would have a material adverse effect on the value of the Pledged Collateral or would result in a violation of any of the terms of the Transaction Documents. If an Event of Default has occurred and is continuing, Collateral Agent may exercise all voting or consensual rights of the owners of any of the Pledged Collateral and Pledgor shall deliver to Collateral Agent all notices, proxy statements, proxies and other information and instruments relating to the exercise of such rights received by Pledgor from the issuers of any of the Pledged Collateral promptly upon receipt thereof and shall at the request of Collateral Agent execute and deliver to Collateral Agent any proxies or other instruments which are, in the judgment of Collateral Agent, necessary for Collateral Agent to validly exercise such voting and consensual rights.

1.5.	Duty of Secured Parties.  The duty of the Secured Parties with respect to the Pledged Collateral shall be solely to use reasonable care in the physical custody thereof, and the Secured Parties shall not be under any obligation to take any action with respect to any of the Pledged Collateral or to preserve rights against prior parties. The powers conferred on Secured Parties hereunder are solely to protect interest in the Pledged Collateral and do not impose any duty upon it to exercise any such powers.
The Pledgor is not looking to the Secured Parties to provide Pledgor with investment advice. Secured Parties shall have no duty to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters concerning any Pledged Collateral, whether or not
Secured Parties has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any
Pledged Collateral.

1.6.	Subsequent Changes Affecting Pledged Collateral.  Pledgor
acknowledges that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, conversions, subscriptions, exchanges, reorganizations, dividends, tender offers, mergers, consolidations and shareholder meetings), and Pledgor agrees that Secured Parties has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Pledged Collateral has been registered in the name of Secured Parties or agent or nominee.

1.7.	Return of Pledged Collateral.  The security interest granted to
Secured Parties hereunder shall not terminate and Secured Parties shall not be required to return the Pledged Collateral to Pledgor unless and until
(a)
the Secured Obligations have been fully paid or performed, (b) all of Pledgor's obligations hereunder have been fully paid or performed, and
(c)
the Pledgor has reimbursed Secured Parties for any expenses of returning the
Pledged Collateral and filing such termination statements and other instruments as are required to be filed in public offices under applicable laws.

Article 2.  Representations and Warranties.

Pledgor hereby represents and warrants to Secured Parties as follows:

2.1.	Enforceability.  This Agreement has been duly executed and
delivered by Pledgor, constitutes his valid and legally binding obligation and is enforceable against Pledgor in accordance with its terms.

2.2.	No Conflict.  The execution, delivery and performance of this
Agreement, the grant of the security interest in the Pledged Collateral hereunder and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, and except for certain transfer restrictions contained in the Canadian Escrow
Agreement: (a) violate any material law applicable to Pledgor; (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Pledgor; (c) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of his properties, including the Pledged Collateral, is bound; nor (d) violate any restriction on the transfer of any of the Pledged Collateral.

2.3.	No Consents.  Except for certain restrictions and requirements contained in the Canadian Escrow Agreement, no consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this
Agreement, the valid and lawful creation and perfection of the Secured Parties' security interest in the Pledged Collateral or the valid and lawful exercise by Secured Parties of remedies available to it under this Agreement or applicable law or of the voting and other rights granted to it in this Agreement except as may be required for the offer or sale of those items of
Pledged Collateral which are securities under applicable securities laws.

2.4.	Organization.  Crown Resource Corp. of Colorado is a corporation that was duly organized and is validly existing and in good standing under the laws of the State of Colorado. The Pledged Securities are all of the securities of Solitario registered in the name of Pledgor, have been duly authorized and validly issued by Solitario and are fully paid and non-assessable. The certificates that represent the Pledged Securities are valid and genuine and have not been altered and Pledgor is the appropriate person to endorse them. Except for this Agreement and the Canadian Escrow
Agreement, Pledgor is not bound by any certificate of incorporation, bylaw, agreement or instrument (including options, warrants, and convertible securities) that relates to the voting of, restricts the transfer of, requires Pledgor or Solitario to issue or sell, or creates rights in any person (other than the record owner) with respect to, any securities issued by Solitario.

2.5.  	Security Interest. Pledgor is the sole record and beneficial owner of the Pledged Securities free and clear of all liens, encumbrances and adverse claims and Pledgor has the unrestricted right to grant the security interest provided for herein to the Secured Parties. Pledgor has duly endorsed and delivered to Collateral Agent all of the certificates representing the Pledged Securities and has granted to Secured Parties a valid and perfected first priority security interest in the Pledged Securities, free of all liens, encumbrances, transfer restrictions and adverse claims. This representation shall be deemed made with respect to each item of property that becomes Pledged Collateral after the date hereof, but shall specifically exclude endorsement of shares and all liens, encumbrances, transfer restrictions and adverse claims on shares held pursuant to the Canadian Escrow Agreement.

2.6.  	Information.  None of the information, documents or financial statements that has been furnished by Pledgor or any of its representatives in connection with the transactions contemplated by this Agreement or the Transaction Documents contains any untrue statement of material fact or omits to state any material fact required to be stated hereby or thereby to make such statements not misleading.

2.7.  	Name and Address.  (i) Pledgor's chief executive office and
principal place of business is located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033; (ii) Pledgor's state of incorporation of the is the State of Colorado; and (iii) Pledgor's federal tax identification number is 84-0842531.

Article 3.  Covenants.

Pledgor hereby covenants and agrees with Secured Parties that Pledgor shall:

3.1.  	Defend Title.  Defend its title to the Pledged Collateral and the security interest of the Secured Parties therein against the claims of any person claiming rights in the Pledged Collateral against or through Pledgor and maintain and preserve such security interest and its priority so long as this Agreement shall remain in effect.

3.2.  	No Transfer.  Neither sell nor offer to sell nor otherwise
transfer nor encumber any portion of the Pledged Collateral; nor enter into any agreement that relates to the voting of or restricts the transfer of any of the Pledged Collateral.

3.3.  	Further Assurances.  At Pledgor's expense, do such further
acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions and other assurances as Secured Parties may at any time request or require to protect, assure or enforce interests, rights and remedies under this Agreement. Pledgor shall execute and deliver to Secured Parties and file with the appropriate governmental offices in the State of Colorado one or more Uniform Commercial Code financing statements describing the Pledged Collateral in the words used above, or amendments or continuations thereof whenever necessary to continue the perfection of Secured Parties' security interest hereunder and whenever requested by Secured Parties. Pledgor shall execute and deliver to the Toronto Stock Exchange a Collateral Assignment of the Shares held pursuant to the Canadian
Escrow Agreement and shall take all reasonable actions necessary or appropriate to obtain the consent of the Toronto Stock Exchange to assign Pledgor's interest in the Pledged Collateral under Section 7 of the Canadian
Escrow Agreement.

3.4.  	Name and Address.  Notify the Secured Parties at least ninety
(90) days before it changes its name or the address of its principal place of business.

Article 4.  Default.

4.1.  	Events of Default. Occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a)	Pledgor or Crown shall default in the payment of principal or interest due on the Notes ten (10) business days after its due date;

(b)	Pledgor or Crown institutes proceedings to be adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against Pledgor if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by Pledgor pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy Code"), Chapter 11, before March 31, 2002 ( a "Permitted Bankruptcy");

(c)	In any Permitted Bankruptcy or any other bankruptcy
proceeding respecting Pledgor:

(i)	The bankruptcy court enters an order dismissing the
Permitted Bankruptcy or converting the Permitted Bankruptcy from one under Chapter 11 to one under Chapter 7 of the Bankruptcy
Code;

(ii)	The bankruptcy court enters an order or orders
confirming a bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Senior Lenders in accordance with the Intercreditor Agreement;

(iii)	The bankruptcy court enters an order granting
relief from or modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of the Company in excess of $50,000;

(iv)	The bankruptcy court enters an order in the Permitted
Bankruptcy, or in any adversary proceeding or contested matter within the Permitted Bankruptcy, negating the validity of or modifying or otherwise altering all or any portion of any of the Transaction Documents (as defined in the Purchase Agreement) or any rights, obligations or terms contained in the Transaction Documents;

(v)	The bankruptcy court enters an order authorizing any
debtor in possession financing to any entity other than the Senior Lenders, without the prior written approval of the Senior Lenders in accordance with the Intercreditor Agreement; or

(vi)	The Bankruptcy Court appoints a trustee to administer
the assets of the bankruptcy estate;

(d)	The granting of, the taking of any action which would grant
or create, a lien upon the Pledged Collateral securing the Secured Obligations, except as permitted pursuant to the Purchase Agreement;

(e)	The Transaction Documents shall at any time and for any
reason be declared null and void or a proceeding be commenced to declare the Transaction Documents null and void or Pledgor denies its liability or obligations under the Transaction Documents;

(f)	Any security interest granted under the Transaction Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Pledged Collateral or any material portion thereof;

(g)	Any representation or warranty made by Pledgor in this Pledge
Agreement or any of the other Transaction Documents, proves to be incorrect or misleading in any material respect when made;

(h)	Pledgor shall fail in the performance or observance of any
material agreement or covenant contained in, or otherwise breaches, this Pledge Agreement or the other Transaction Documents, or an "Event of Default" by Pledgor or Crown occurs under any other Transaction Document;

(i)	Any attachment or sequestration of any material portion of
the Pledged Collateral if the same is not discharged or bonded within ten (10) business days;

(j)	Any further sale, transfer, assignment, conveyance or grant
of a security interest in the Pledged Collateral without the express written permission of Secured Parties;

(k)	Any condemnation, taking or purchase in lieu thereof of all
or any material part of the Collateral;

(l)	Failure to maintain commercially reasonable liability
insurance consistent with industry practice.

4.2.  	Remedies.

(a)	If an Event of Default has occurred and is continuing,
Collateral Agent may, in its discretion: (i) register any of the Pledged Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees, (ii) exchange certificates representing any of the Pledged Collateral for certificates of larger or smaller denominations, (iii) exercise any voting rights of a holder of any of the Pledged Collateral in any manner that would, in the commercially reasonable judgment of Collateral Agent, preserve or enhance the value of the collateral, including, but not limited to, voting to replace the then serving directors and officers of Solitario, amend its certificate of incorporation or by-laws and approve a merger or consolidation of Solitario with or into another entity or a sale of its assets or dissolution and liquidation; (iv) exercise any conversion, registration, purchase or other rights of a holder of any of the Pledged Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Pledged Collateral for the purposes of Section 5.1 below; (v) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Pledged Collateral and compromise or settle with any obligor of such instruments, and (vi) exercise any other right or remedy of a secured party under Article 9 of the Uniform Commercial Code.

(b)	 If notice of the time and place of any public sale of the
Collateral or the time after which any private sale or other intended disposition is required by the Uniform Commercial Code, Pledgor acknowledges that five (5) days advance notice thereof will be a reasonable notice. Secured Parties shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)	 If, under the Uniform Commercial Code, the Secured Parties
may purchase any part of the Collateral, it may, in payment of any part of the purchase price thereof cancel any part of the Secured
Obligations.

(d)	If any of the Pledged Collateral is sold on credit or for
future delivery, it need not be retained by Secured Parties until the purchase price is paid and Secured Parties shall incur no liability if the purchaser fails to take up or pay for such collateral. In case of any such failure, such collateral may be sold again.

(e)	 Pledgor shall execute and deliver to the purchasers of the
Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

(f)	 Any cash held by Secured Parties as Pledged Collateral and
all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Parties, be held by the Secured Parties as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to Secured Parties pursuant to Article 5 below) in whole or in part against, all or any part of the Secured Obligations in such order as Secured Parties may elect. Any surplus of such cash or cash proceeds held by Secured Parties and remaining after payment in full of all of Secured Parties's expenses hereunder and the Secured Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

4.3.  	Appointment of Collateral Agent as Agent.  Pledgor hereby
appoints and constitutes Collateral Agent, its successors and assigns, as his agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action or executing any instrument that Collateral Agent considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, to endorse and deliver in the name of and on behalf of Pledgor securities certificates and execute and deliver in the name of and on behalf of Pledgor instructions to the issuers of uncertificated securities, and to execute and file in the name of and on behalf of Pledgor financing statements (which may be photocopies of this Agreement) and continuations and amendments to financing statements in the States of Washington and Colorado or elsewhere and Forms 144 with the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the bankruptcy of Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Agreement, Collateral Agent may perform such act in the name of and on behalf of Pledgor and at its expense which shall be chargeable to Pledgor under Section 5.1 below. Pledgor hereby consents and agrees that the issuers of or obligors of the Pledged Collateral or any registrar or transfer agent or trustee for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of Collateral Agent to effect any transfer pursuant to this Agreement and the authority granted to Collateral Agent herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by
Pledgor, or any other person, to any of such issuers, obligors, registrars, transfer agents or trustees.

4.4.  	Impact of Regulations.  Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of Secured Parties to sell or otherwise dispose of securities included in the Pledged Collateral. For this reason, Pledgor hereby authorizes Secured Parties to sell any securities included in the Pledged Collateral in such manner and to such persons as would, in the judgment of Secured Parties, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Pledged Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and
Pledgor shall not attempt to hold Secured Parties responsible for selling any of the Pledged Collateral at an inadequate price even if Secured Parties accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If Secured Parties shall sell any securities included in the Pledged Collateral at such sale, Secured Parties shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to Secured Parties any registration rights or similar rights Pledgor may have from time to time with respect to any of the Pledged
Collateral.

Article 5.  Expenses.

5.1.  	Payment.  Pledgor agrees that he will forthwith upon demand
pay to Secured Parties:

(i)	the amount of any taxes which Secured Parties may have been
required to pay by reason of holding the Pledged Collateral or to free any of the Pledged Collateral from any lien encumbrance or adverse claim thereon, and

(ii)	the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any brokers, investment brokers, appraisers or other experts, that Secured Parties may incur in connection with (A) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Pledged Collateral and the validity, perfection, rank and value of Secured Parties' security interest therein, (B) the collection, sale or other disposition of any of the Pledged Collateral, (C) the exercise by Secured Parties of any of the rights conferred upon it hereunder, or (D) any action or proceeding to enforce rights under this Agreement or in pursuit of any non-judicial remedy hereunder including the sale of the Pledged Collateral.

Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of three hundred sixty
(360)
days) at the default rate specified in the Notes.

5.2  	Indemnity. Pledgor shall indemnify the Secured Parties and
directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, including the fees and disbursements of their legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Pledged Collateral, except for liability, cost or expense arising out of the recklessness or willful misconduct of the indemnified parties.

5.3  	Discharge of Liens.  At its option, Secured Parties may pay
and discharge taxes, liens, security interests and other encumbrances on the
Pledged Collateral. Pledgor agrees to reimburse the Secured Parties under
Section 5.1 above for any payment made or any expense incurred (including reasonable attorneys' fees to the extent permitted by law) by the Secured Parties pursuant to the foregoing authorization.

Article 6.  Waivers.

6.1.  	Waivers of Notice.  Pledgor hereby waives presentment,
demand, protest, notice of any default under the Transaction Documents.

6.2. 	Waivers of Rights.  Neither the failure of nor any delay by
any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

Article 7.  Miscellaneous.

7.1.  	Entire Agreement.  This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

7.2.  	Amendments.  No amendment, modification or termination of
this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

7.3.  	Severability.  If any term or provision set forth in this
Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

7.4.  	Successors.  The terms of this Agreement shall be binding
upon Pledgor, and shall inure to the benefit of Secured Parties, corporate successors and any holder, owner or assignee of any rights in the Purchase
Agreement and will be enforceable by them as their interest may appear.

7.5.  	Third Parties.  Nothing herein expressed or implied is
intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

7.6.  	Saturdays, Sundays and Holidays.  Where this Agreement
authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

7.7.  	Joint Preparation.  This Agreement shall be deemed to have
been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

7.8.  	Rules of Construction.  In this Agreement, words in the
singular number include the plural, and in the plural include the singular;
words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase
Agreement.

7.9.  	Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five
(5) days after being sent by registered or certified mail, or two (2) business days after being sent by overnight delivery, in the manner set forth above.

7.10.  	Counterparts.  This Agreement may be executed in any number
of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

7.11  	Governing Law; Venue. This Agreement shall be construed and
enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction (the "Applicable Law"). The venue of any action brought to interpret or enforce the provisions of this Agreement shall be laid only in
Jefferson County, Colorado, and Pledgor and the Secured Parties hereby consent to the jurisdiction of the courts of such state and county.

7.12	Payments Set Aside. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Collateral Agent in connection with any bankruptcy, reorganization or similar proceeding involving the Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Collateral Agent under any such circumstances, or if the Collateral Agent reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the security interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the security interest and such
Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Grantor in respect of the amount of the affected payment or application of proceeds, the security interest or such Collateral.

IN WITNESS WHEREOF, Pledgor has signed this Pledge Agreement as of this ___ day of October, 2001.

"PLEDGOR"

By:__________________________________
Christopher E. Herald
Its: President

Address: 4251 Kipling Street, Suite 390
	Wheat Ridge, Colorado 80033
Telephone: (303) 534-1030

Facsimile: (303) 534-1809


Accepted as of this ____ day of October, 2001

"COLLATERAL AGENT"

By:________________________________________
	Gretchen Middents
	Its: Vice President, Corporate Trust Services

Address: 1740 Broadway
	C7301-024
	Denver, CO 80274

Telephone:_______________________

Facsimile:_______________________


SCHEDULE 1

SHARE CERTIFICATES

Certificate Number
Number of Shares
Issue Date
1
3,140,162
04/15/98
173
1,570,081
06/26/95
174
1,570,081
06/26/95
301
529,000
03/05/96
308
81
04/04/96
373
70,000
02/12/97
378
1,500,000
02/27/97
413
1,254,180
08/21/97




EXHIBIT D-6
FORM OF DEED OF TRUST
Return
Name and Address:

Ken Takahashi
Stoel Rives LLP
600 University St., Suite 3600
Seattle, WA 98101


Document				DEED OF TRUST WITH FIXTURE FILING
Title:					FOR REAL PROPERTY AND MINING CLAIMS




NAME OF				CROWN RESOURCES CORPORATION
GRANTORS:				CROWN RESOURCE CORP. OF COLORADO


NAME OF				WELLS FARGO BANK WEST, NATIONAL
GRANTEE:				ASSOCIATION



ABBREVIATED			T40N, R30E, WM, Section 25 SW
LEGAL
DESCRIPTION:			Complete list of abbreviated legal descriptions
is
on
					Exhibit A of document

Additional or complete legal description is on Exhibit A of document


ASSESSOR'S 			4030253002
PROPERTY TAX
PARCEL ACCOUNT		Complete list of Tax Parcel Numbers is
NUMBERS:				on Exhibit A of document


DEED OF TRUST WITH FIXTURE FILING
FOR REAL PROPERTY AND MINING CLAIMS


THIS DEED OF TRUST WITH FIXTURE FILING FOR REAL PROPERTY AND MINING CLAIMS ("Deed of Trust") is made this ___ day of _______________, 2001, by
CROWN RESOURCES CORPORATION, a Washington corporation, whose address is
4251
Kipling Street, Suite 390, Wheat Ridge, CO 80033, CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation, whose address is 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 (collectively, "Grantor"), TRANSNATION TITLE INSURANCE COMPANY, whose address is 715 Okoma Drive, Suite A, Omak, WA
98841 ("Trustee"), and WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for the holders of the Notes (defined below) ("Beneficiary").

Recitals. Crown Resources Corporation is the owner of all that certain property ("Real Property") situated in the County of Okanogan, State of Washington, as more particularly described in Exhibit A attached hereto. Crown Resources Corporation and Crown Resource Corp. of Colorado have rights to certain mining claims and mill sites ("Mining Claims") situated in the County of Okanogan, State of Washington, as more particularly described in Exhibit B attached hereto. Beneficiary is collateral agent for the holders of the Notes (defined below) issued under the Note Purchase Agreement (defined below).

Grant of Lien. Grantor grants, bargains, sells and conveys to Trustee, in trust with power of sale, all existing and after acquired interests in the Real Property with all improvements thereon or hereafter erected on the Real Property and all easements, appurtenances, and fixtures now or hereafter a part of the Real Property, all replacements and additions thereto, and all other rights and interests appurtenant thereto, and the Mining Claims (Real Property and Mining Claims herein collectively referred to as the "Secured Property"). Grantor covenants that it is lawfully seized of the Real Property and the Mining Claims hereby conveyed and has the right to grant and convey the Secured Property and that the Secured Property is unencumbered and that Grantor warrants and will defend generally the title to the Secured Property against all claims and demands.

Obligations Secured. This Deed of Trust is made for the purpose of securing the performance of each agreement of Grantor herein and the payment of the indebtedness of promissory notes in the cumulative principal sum of Four Million Dollars ($4,000,000), and all interest thereon and other amounts evidenced thereby (the "Notes") issued pursuant to a certain Convertible Note Purchase Agreement (the "Note Purchase Agreement"); all future advances made to Grantor by Beneficiary, its successors and assigns, under said Notes or pursuant to the terms of this Deed of Trust; and the debts evidenced by all renewals, extensions, modifications, substitutions and consolidations of said Notes.

Payment of Principal, Interest and other charges. Grantor shall pay when due the principal of and interest on the debt evidenced by the Notes, all pursuant to the terms thereof which are incorporated by reference herein and any other charges due thereunder or hereunder. Payments shall be applied pursuant to the terms of the Notes.

Preservation, Maintenance and Protection of the Secured Property.
Grantor shall not destroy, damage or impair the Secured Property, allow the Secured Property to deteriorate or commit waste of or on the Secured Property. Grantor shall maintain the Secured Property in order to prevent the Secured Property from deteriorating or decreasing in value due to its condition. Grantor shall promptly repair the Secured Property if damaged to avoid further deterioration or damage. Grantor shall make such repairs whether or not insurance proceeds are available for such repairs and if insurance proceeds are not sufficient to repair or restore the Secured Property, Grantor is not relieved of its obligation for the completion of such repair or restoration. Beneficiary or its agents may make reasonable entries upon and inspections of the Secured Property by giving Grantor notice at the time of or prior to such inspection.

Compliance With Laws. Grantor shall comply with all statutes, laws, ordinances and regulations which now or hereafter pertain to the construction, repair, condition, use, and occupancy of the Secured Property, including, without limitation, all subdivision, zoning, building code, fire, health, occupancy, and other similar statutes. Grantor shall comply with all public and private easements, covenants, reservations and restrictions affecting the Secured Property and indemnifies and holds harmless Beneficiary therefor.

Grantor shall pay all taxes, assessments, charges, fines and impositions attributable to the Secured Property. Grantor shall promptly discharge, at its sole cost and expense, any lien, whether superior, subordinate or equal in priority, to the lien established by this agreement, encumbering the Secured Property unless: (a) the tax or assessment is payable in installments and Grantor pays the installments when due, (b) Grantor agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Beneficiary pursuant to the terms of the Note Purchase Agreement which are incorporated by reference herein; (c) contest the lien in good faith by, or defend against enforcement of the lien in, legal proceedings which in Lender's opinion operate to prevent the enforcement of the lien while those proceedings are pending, but only until such proceedings are terminated; or (d) secures from the holder of the lien an agreement satisfactory to Beneficiary subordinating the lien to the lien established by this agreement and by which the holder of the lien agrees to take no action with respect to any such lien so long as the lien established by this agreement is unsatisfied. If Beneficiary determines that any part of the Secured Property is the subject of a lien, Beneficiary may give Grantor notice identifying such lien and, within ten (10) calendar days thereof, Grantor shall satisfy the lien or take one or more of the actions set forth herein.

7.	Hazardous Waste Compliance.  Hazardous Substances.  As used in this paragraph, (a) "Hazardous Substances" are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, arsenic, mercury and radioactive materials; (b) "Environmental Law" means federal laws and laws of the jurisdiction of Secured Property is located that relate to health, safety or environmental protection; (c) "Environmental Cleanup" includes any response action, remedial action, or removal action as defined in Environmental Law; and (d) "Environmental Condition" means a condition that can cause, contribute to or otherwise trigger an Environmental Cleanup.

Grantor shall not cause or permit the presence, use, disposal, storage or release of any Hazardous Substances, or threaten to release any Hazardous
Substances, on or in the Secured Property. Grantor shall not do, nor allow anyone else to do, anything affecting the Secured Property (a) that is in violation of any Environmental Law, (b) which creates an Environmental Condition, or (c) which, due to the presence, use or release of a Hazardous
Substance, creates a condition that adversely affects the value of the Secured Property. The preceding two sentences shall not apply to the presence, use or storage on the Secured Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal uses and to maintenance of the Secured Property (including, but not limited to, hazardous substances in consumer products).

Grantor shall promptly give Beneficiary written notice of: (a) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Secured Property and any Hazardous Substance or Environmental Law of which Grantor has actual knowledge; (b) any Environmental Condition, including but not limited to any spilling, leaking, discharge, release or threat of release of any Hazardous
Substance, and (c) any condition caused by the presence, use or release of a
Hazardous Substance which adversely affects the value of the Secured Property. If Grantor learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Secured Property is necessary, Grantor shall promptly take all remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Beneficiary for an Environmental Cleanup.

The Grantor, jointly and severally, will defend, indemnify and hold harmless Beneficiary, its employees, agents, officers, directors, shareholders, successors and assigns from and against any and all claims, demand, penalties, causes of action, fines, liabilities (including, without limitation, strict liability), settlements, damages, costs or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, costs and litigation expenses) arising out of, or in any way related to (1) any breach of this provision; (2) the presence, disposal, spillage, discharge, emission, leakage, release or threatened release of any Hazardous Substance which is at, in, on, under, about, from or affecting the Secured Property, including, without limitation, any damage or injury resulting from any such Hazardous Substance to or affecting the Secured Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Secured Property or on any other property or otherwise; (3) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance; (4) any lawsuit brought or threatened, settlement reached, or order or directive of or by any governmental authority relating to such Hazardous Substance, or (5) any violation of any Environmental Law.


The Grantor, jointly and severally, absolutely and unconditionally agrees to indemnify and holder Beneficiary harmless from and against any and all loss, liability, cost or expense of any nature whatsoever, contingent or otherwise, foreseen or unforeseen incurred by Beneficiary (including, without limitation, counsel fees and disbursements) as a result of any failure of or any reason of the Grantor to timely comply in all respects with any remediation plan or as a result of any delay or suspension in the construction of improvements resulting from any order or action taken by any governmental authority having jurisdiction over environmental matters or Hazardous Substances.

The obligations and liabilities of the Grantor under this provision shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Debt has been paid in full.

8.	Nonagricultural Property.  Grantor covenants and
warrants that the Real Property is not used principally or primarily for agricultural or farming purposes.

Insurance. Grantor shall keep the Secured Property and all improvements existing or hereafter erected on the Secured Property insured in such amounts and against such risks as is customary in the mining industry. The insurance carrier providing the insurance shall be chosen by Grantor subject to Beneficiary's right to disapprove Grantor's choice, which right shall not be exercised unreasonably. If Grantor fails to maintain any of the coverage described above, Beneficiary may obtain insurance coverage, at Beneficiary's option and at Grantor's expense. Beneficiary is under no obligation to purchase any particular type or amount of coverage. Therefore, such coverage shall cover Beneficiary, but might or might not protect Grantor, Grantor's equity in the Secured Property against any risk, hazard, liability and might provide greater or lesser coverage that was previously in effect. Grantor acknowledges that the costs of the insurance coverage obtained by Beneficiary might significantly exceed the cost of insurance that Grantor could have maintained. Any amounts disbursed by Lender under this paragraph shall become additional debt of Grantor secured by this agreement. These amounts shall bear interest at the rate stated in the Notes from the date of disbursement and shall be payable, with such interest, upon notice from the Beneficiary to the Grantor requesting payment.

All insurance policies required by Beneficiary and renewals thereof shall be subject to Beneficiary's right to disapprove such policies and shall include a mortgage/deed of trust clause naming Beneficiary as an additional loss payee. Beneficiary shall have the right to hold the policies and renewal certificates. If Beneficiary requires, Grantor shall promptly give to Beneficiary all receipts of paid premiums and renewal notices. If Grantor obtains any form of insurance coverage, not otherwise required by Beneficiary for damage to, or destruction of, the Secured Property, such policy shall name Beneficiary as an additional loss payee.

In the event of a loss, Grantor shall give prompt notice to the insurance carrier and the Beneficiary. Beneficiary may make proof of loss if not promptly made by Grantor. Unless Beneficiary and Grantor otherwise agree in writing, any insurance proceeds, whether or not the underlying insurance was required by Beneficiary, shall be applied to restoration and repair of the Secured Property, if the restoration or repair is economically feasible, and Beneficiary's security is not lessened.
During
such repair or restoration, period, Beneficiary shall have the right to hold such insurance proceeds until Beneficiary has had an opportunity to inspect the Secured Property to ensure the work has been completed to Beneficiary's satisfaction provided that such inspection shall be undertaken promptly. Beneficiary may disburse proceeds for the repairs and restoration in a single payment or in a series of progress payments as the work is completed. Unless and agreement is made in writing or applicable law requires interest to be paid on such insurance proceeds, Beneficiary shall not be required to pay Grantor any interest or earning on such proceeds. Fees for public adjusters, or other third parties, retained by Grantor shall not be paid out of the insurance proceeds and shall be the sole obligation of Grantor. If the restoration or repair is not economically feasible or Beneficiary's security would be lessened, the insurance proceeds shall be applied to the sums secured by the lien established by this agreement, whether or not then due, with the excess, if any, paid to Grantor.

If Grantor abandons the Secured Property, Beneficiary may file, negotiate and settle any available insurance claims and related matters. If Grantor does not respond within thirty (30) days to a notice from Beneficiary that an insurance carrier has offered to settle a claim, the Beneficiary may negotiate and settle the claim. The thirty day period will begin when the notice is given. In either event, or if Lender acquires the Secured Property pursuant to its remedies herein, Grantor hereby assigns to Beneficiary: (a) Grantor's rights to any insurance proceeds in an amount not to exceed the amounts remaining unpaid under the
Notes or this agreement, and (b) any other of Grantor's rights under all insurance policies covering the Secured Property insofar as such rights are applicable to coverage of the Secured Property. Lender may use the insurance proceeds either to repair or restore the Secured Property or to pay amounts unpaid under the Notes or this agreement, whether or not then due.

Condemnation. Should the Secured Property and any portion thereof be taken by reason of any public or private improvement or condemnation proceeding, all proceeds of such condemnation are hereby assigned to Beneficiary, to be applied to the amounts due and owing under the Notes and secured by the lien established by this agreement. Grantor, immediately upon obtaining knowledge of the institution of any proceedings from the condemnation of the Secured Property or any part thereof, will notify Beneficiary of the pendency of such proceedings. Beneficiary shall have the right to appear in any action or proceeding in connection with all compensation, awards and other relief granted therefor.

Taxes and Assessments. Grantor shall pay in full on or before the due date thereof all taxes, assessments, dues and encumbrances, that are levied, assessed or claimed upon the Secured Property that is the subject of this Deed of Trust or any part thereof, and upon request exhibit to Beneficiary official receipts therefor. Grantor shall have the right to contest any tax, assessment, charge or encumbrance so long as such contest is pursued in good faith and the lien of this Deed of Trust is protected against any threat of foreclosure thereof.

Defense of Suits. Grantor shall appear in and defend any suit, action or proceeding that affects the priority or enforceability of this security instrument or the rights and powers of Beneficiary or Trustee. If (a) Grantor fails to perform the covenants and agreements contained in this agreement; (b) there is a legal proceeding that might affect Beneficiary's interest in the Secured Property and/or rights under this agreement (such as a proceeding in bankruptcy, for condemnation or forfeiture, for enforcement of a lien which may attain priority over the lien established by this agreement or to enforce laws or regulations, or
(c) Grantor has abandoned the Secured Property, the Beneficiary may do and pay to protect Beneficiary's interest in the Secured Property and the rights granted under this Deed of Trust, including protecting and/or assessing the value of the Secured Property, and securing and/or repairing the Secured Property. Beneficiary's actions can include, but are not limited to (a) paying any sums secured by a lien which has priority over the lien established by this agreement; (b) appearing in court; (c) paying reasonable attorneys' fees to protect its interest in the Secured and/or rights under this Deed of Trust, including its secured position in a bankruptcy proceeding. Any amounts disbursed by Beneficiary under this paragraph shall become additional debt of Grantor secured by this Deed of Trust. These amounts shall bear interest at the rate stated in the Notes from the date of disbursement and shall be payable, with such interest, upon notice from the Beneficiary to the Grantor requesting payment. Although Beneficiary may take action under the section, Beneficiary does not have to do so and is not under any duty or obligation to do so. It is agreed that Lender incurs no liability for not taking any or all actions authorized under this section.

Rights and Remedies on Default. Upon the occurrence of any default under this Deed of Trust or the Notes, the terms of which are hereby incorporated by reference, which continues beyond the expiration of the notice and cure period set forth in the Notes, Trustee may sell the Secured Property in accordance with the Deed of Trust Act of the State of Washington (RCW Chapter 61.24 as now existing or hereafter amended) at public auction to the highest bidder for cash at such time and at such place as are statutorily prescribed. Any person except Trustee may bid at a Trustee's sale. Subject to applicable law, Trustee shall apply the proceeds of the sale in the following order: (1) to the expense of sale, including a reasonable Trustee's fee and attorneys' fees; (2) to the obligation secured by this Deed of Trust; (3) the surplus, if any, shall be distributed in accordance with said Deed of Trust Act. Trustee shall deliver to the purchaser at the sale its deed, without warranty, which shall convey to the purchaser the interest in the Secured Property which Grantor had or had the power to convey at the time of Grantor's execution of this Deed of Trust, and such as Grantor may have acquired thereafter. Trustee's deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of law and of this Deed of Trust, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value. Beneficiary shall have such other rights and remedies as are available under any statute or at law or in equity generally, including but not limited to the right to judicially foreclose this Deed of Trust. All rights and remedies of Beneficiary herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies Beneficiary may have at law.

Grantor not released; Forbearance by Lender Not a Waiver. Extension of the time for payment or modification of amortization of the sums secured hereby granted by Beneficiary to Grantor or any successor in interest of Grantor shall not operate to release the liability of Grantor or any successors in interest of Grantor. Beneficiary shall not be required to commence proceedings against any successor in interest of Grantor or refuse to extend time for payment or otherwise modify the amortization of the sums secured hereby by reason of any demand made by the Grantor or any successor in interest of Grantor. Any forbearance by Beneficiary in exercising any right or remedy, at law, in equity or hereunder, shall not be a waiver of, or estop Beneficiary from asserting, any such right or remedy.

Transfer of Property. As used in this paragraph, "Interest in the Secured Property" means any legal or beneficial interest in the Secured Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intention of which is the transfer of title by Grantor at a future date to a purchaser. If all or any part of the Secured Property or any Interest in the Secured Property is sold or transferred without Beneficiary's prior written consent, Beneficiary may require immediate payment in full of all sums secured by this Deed of Trust. If Beneficiary exercises this election, Beneficiary may give Grantor notice of acceleration. The notice shall provide a period of not less that thirty days from the date the notice is given in accordance with this Deed of Trust within which Grantor must pay all sums secured by this Deed of Trust. If Grantor fails to pay these sums prior to the expiration of this period, it shall be considered an event of default hereunder and Lender may invoke any remedies permitted by this Deed of Trust without further notice or demand on Grantor.

Attorneys' Fees; Costs. Grantor agrees to reimburse Beneficiary for all costs, expenses, and reasonable attorneys' fees that Beneficiary incurs in connection with the enforcement of any obligation or remedy contained in the Notes and this Deed of Trust.

Security Agreement; Reproduction as Financing Statement. This Deed of Trust constitutes a security agreement as that term is used in the Uniform Commercial Code ("UCC"). A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement and Grantor authorizes the filing of same and any continuation thereof.

Fixture Filing. This Deed of Trust is intended to be and constitutes a fixture filing pursuant to the provisions of the UCC with respect to the unpatented mining claims described in Exhibit B and is being recorded as a fixture financing statement and filing under the UCC. Grantor covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where such unpatented mining claims are located shall also operate from the date of such filing as a fixture filing in accordance with the UCC.

Acceptance by Trustee. Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law.

Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and duly recorded. In accordance with applicable law, Beneficiary may from time to time appoint a successor trustee to any Trustee appointed hereunder who has ceased to act for any reason. Without conveyance of the Secured Property, the successor trustee shall succeed to all title, power and duties conferred upon Trustee herein.

Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth herein and or in the Notes. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five (5) days after being sent by registered or certified mail, or two
(2)
business days after being sent by overnight delivery, in the manner set forth above.

Governing Law. This Deed of Trust shall be construed and enforced according to, and governed by, the laws of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction. The venue of any action brought to interpret or enforce the provisions of this Deed of Trust may be laid in the county or counties of the sites of the Secured Property, and the Grantor and the Beneficiary hereby consent to the jurisdiction(s) of the courts of such state and counties. In the event that any provision or clause of this Deed of Trust conflicts with the law of the State of Washington, such conflict shall not affect other provisions of this Deed of Trust or the Notes which can be given effect without the conflicting provision.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the persons comprising Grantor have caused these presents to be duly executed on the day and year first above written.

GRANTOR:

CROWN RESOURCES CORPORATION,
a Washington corporation


By: ________________________________
      Christopher E. Herald
      Its: President


CROWN RESOURCE CORP. OF
COLORADO, a Colorado corporation


By: ________________________________
      Christopher E. Herald
      Its: President



STATE OF ________________	)
) ss.
COUNTY OF ______________	)

On this _____ day of October, 2001, before me personally appeared CHRISTOPHER E. HERALD, to me known to be the PRESIDENT of CROWN RESOURCES CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


Signature:  __________________________

Name (Print):  _______________________

NOTARY PUBLIC in and for the State
of __________, residing at ______________
My appointment expires: _______________




STATE OF ________________	)
) ss.
COUNTY OF ______________	)

On this _____ day of October, 2001, before me personally appeared CHRISTOPHER E. HERALD, to me known to be the PRESIDENT of CROWN RESOURCE CORP. OF COLORADO, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that (s)he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


Signature:  __________________________

Name (Print):  _______________________

NOTARY PUBLIC in and for the State
of __________, residing at _____________
My appointment expires:_______________


EXHIBIT A

Legal Description:

Tucker Parcel:

The Southeast Quarter of the Southwest Quarter (SE .25 SW .25), all in
Section 25, Township 40 North, Range 30 East, W.M., Okanogan County, Washington. Containing 40 acres, more or less.

Assessor's Tax Parcel Number:		4030253002
Abbreviated Legal Description:		T40N, R30E, WM, Sect. 25: SW

Martin Parcel:

The South Half of the South Half of the Northeast Quarter of the
Southwest
Quarter (S .50 S .50 NE .25 SW .25), all in Section 25, Township 40
North,
Range 30 East, W.M., Okanogan County, Washington. Containing 10 acres, more or less.

Assessor's Tax Parcel Number:		4030250001
Abbreviated Legal Description:		T40N, R30E, WM, Sect. 25: SW

Grande Parcel:

Parcel 1:

The N .25 NE .25 SW .25 and the N .50 S .50 NE .25 SW .25, all in Section 25, Township 40 North, Range 30 East, W.M., Okanogan County, Washington. Containing 30 acres, more or less.

Parcel 2:

The NW .25 SE .25, all in Section 25, Township 40 North, Range 30 East, W.M., Okanogan County, Washington. Containing 40 acres, more or less.

Assessor's Tax Parcel Number:		4030252007
Abbreviated Legal Description:		T40N, R30E, WM, Sect. 25: SW, SE


Pine Chee Parcel:

A tract of land situated in the southwest quarter of Section 33, Township
40
North, Range 30 East, Willamette Meridian and Government Lots 3 and 4,
Section 4, Township 39 North, Range 30 East, Willamette Meridian, all in Okanogan County, Washington, more particularly described as follows:
BEGINNING at the southwest corner of said Section 33, an aluminum cap monument, from which the northwest corner of the southwest quarter of said
Section 33, an aluminum cap monument, bears North 00 degrees 51 minutes
24
seconds West, 2643.56 feet, said point being the TRUE POINT OF BEGINNING; THENCE North 88 degrees 42 minutes 24 seconds East along the section line common to said Sections and 33 and 4, for a distance of 393.00 feet; THENCE
South 00 degrees 15 minutes 04 seconds East for a distance of 400.00 feet;
THENCE North 88 degrees 42 minutes 24 seconds East for a distance of
400.00
feet; THENCE South 00 degrees 15 minutes 04 seconds East for a distance of
686.00 feet; THENCE North 88 degrees 42 minutes 24 seconds East for a distance of 700.00 feet; THENCE North 00 degrees 15 minutes 04 seconds West for a distance of 457.29 feet to the southwesterly right of way of
Okanogan
County Road No. 9480; THENCE along said right of way, along a curve to the
right having a radius of 790.00 feet and an arc length of 474.19 feet, being
subtended by a chord of North 46 degrees 34 minutes 25 seconds West for a distance of 467.11 feet; THENCE continue along said right of way, North 29 degrees 22 minutes 50 seconds West for a distance of 476.38 feet; THENCE along a curve to the left having a radius of 730.00 feet and an arc length of 251.32 feet, being subtended by a chord of North 39 degrees 14 minutes
36
seconds West for a distance of 250.08 feet; THENCE North 49 degrees 06 minutes 22 seconds West for a distance of 518.72 feet; THENCE along a curve to the right having a radius of 790 feet and an arc length of 309.63 feet,
being subtended by a chord of North 37 degrees 52 minutes 40 seconds West for a distance of 307.65 feet to the southeasterly right of way of Okanogan
County Road No. 4887 (Lost Lake Myers Creek Road); THENCE along said right
of way, South 60 degrees 11 minutes 06 seconds West for a distance of
96.06
feet; THENCE continue along said right of way, along a curve to the left having a radius of 333.53 feet and an arc length of 153.72 feet, being subtended by a chord of South 46 degrees 58 minutes 56 seconds West for a distance of 152.36 feet to the west line of the southwest quarter of said
Section 33; THENCE leaving said right of way, South 00 degrees 51 minutes
24
seconds East for a distance of 765.62 feet along said west line to the TRUE
POINT OF BEGINNING. Containing 29.1 acres, more or less. Containing 29.10 acres, more or less.

Assessor's Tax Parcel Numbers:	4030330007
Abbreviated Legal Description:		T40N, R30E, WM, Sect. 33: SW



Lost Creek Parcel:

The following parcel of land situated in Sections 9, 10, 15 and 16 of Township 40 North, Range 30 East W.M., Okanogan County, Washington: All that part of Commonwealth Placer Claim, Mineral Survey No. 548 located in Sections 15 and 16, Township 40 North, Range 30 East W.M., more particularly described as follows: BEGINNING at the Section corner common to Sections
9,
10, 15 and 16; thence West on the Northern boundary line of said Section
16,
a distance of 1470.46 feet; thence South 33 degrees 58 minutes 34 seconds East a distance of 534.24 feet; thence South 22 degrees 18 minutes 26 seconds West a distance of 271.92 feet; thence South 16 degrees 01 minutes
34 seconds East a distance of 128.70 feet; thence South 88 degrees 15 minutes 34 seconds East a distance of 1335.18 feet; thence South 01 degrees
38 minutes 39 seconds West a distance of 875.16 feet; thence North 82 degrees 42 minutes 06 seconds East a distance of 563.64 feet; thence North
03 degrees 03 minutes 23 seconds East a distance of 1651.84 feet; thence North 81 degrees 56 minutes 22 seconds West a distance of 89.62 feet; thence
West on the Northern boundary line of said Section 16 a distance of
627.88
feet to the Point of Beginning. ALSO, Government Lot 1, a part of
Government
Lot 2, a part of the North Half of the Southeast Quarter, and said Commonwealth Placer Claim in Section 9, and Government Lot 1 and a part of the Northwest Quarter of the Southwest Quarter and said Commonwealth
Placer
Claim in Section 10, all in Township 40 North, Range 30 East W.M., more particularly described as follows: BEGINNING at the Section corner common to
Sections 9, 10, 15 and 16; thence West on the Southern boundary line of said
Section 9 a distance of 1316.72 feet to the East One Sixteenth corner; thence North 00 degrees 14 minutes 39 seconds East a distance of 275.23 feet to the North boundary line of said Commonwealth Placer Claim; thence continue North 00 degrees 14 minutes 39 seconds East on the West boundary line of Government Lot 1 of said Section 9 a distance of 124.77 feet; thence
West a distance of 377.94 feet to the East right of way line of Okanogan County Road No. 4883; thence North 05 degrees 48 minutes 43 seconds East on said right of way line a distance of 1459.06 feet; thence North 07 degrees
14 minutes 37 seconds West on said right of way line a distance of 180.04 feet; thence North 05 degrees 36 minutes 05 seconds East on said right of way line a distance of 115.34 feet; thence North 22 degrees 37 minutes 56 seconds East on said right of way line a distance of 213.32 feet; thence South 87 degrees 59 minutes 20 seconds East a distance of 1673.64 feet; thence South 44 degrees 39 minutes 19 seconds East a distance of 1293.43 feet; thence South 77 degrees 52 minutes 32 seconds East a distance of
218.21 feet to the Northeast corner of Government Lot 1 of said Section
10;
thence South 00 degrees 13 minutes 33 seconds West on the East boundary line
of said Government Lot a distance of 1317.28 feet to the Southeast Corner of
said Lot 1 in Section 10; thence West on the Southern boundary line of said
Section 10 a distance of 1315.27 feet to the Point of Beginning. Except the
following described 20.00 acre parcel: A portion of Government Lots 1 and
2
and a portion of the North Half of the Southeast Quarter, all within
Section
9, Township 40 North, Range 30 East W.M., Okanogan County, Washington,
more
particularly described as follows: COMMENCING at the corner common to Sections 9, 10, 15 and 16, a brass cap monument, from which the corner common to Sections 3, 4, 9 and 10, a rebar and cap marked "LS 14472" bears
North 01 degrees 10 minutes 54 seconds West at a distance of 5265.31 feet;
thence South 88 degrees 33 minutes 08 seconds West along the South line of
Government Lot 1 of said Section 9 for a distance of 1316.68 feet to a found
rebar and cap; thence North 01 degrees 12 minutes 16 seconds West for a distance of 400.07 feet to a found rebar and cap and the TRUE POINT OF BEGINNING; thence South 88 degrees 33 minutes 38 seconds West for a distance of 361.38 feet to the Easterly right of way of Okanogan County Road No. 4883; thence North 03 degrees 26 minutes 36 seconds East along said Easterly right of way for a distance of 445.67 feet; thence continuing along said right of way along a curve to the right having a radius of 1470.00 feet and an arc length of 33.67 feet, being subtended by a chord of North 04 degrees
05 minutes 58 seconds East for a distance of 33.67 feet; thence continuing
along said right of way North 04 degrees 45 minutes 20 seconds East for a distance of 890.03 feet; thence continuing along said right of way along a curve to the left having a radius of 530.00 feet and an arc length of
111.90
feet, being subtended by a chord of North 01 degrees 17 minutes 34 seconds
West for a distance of 111.69 feet; thence continuing along said right of way North 07 degrees 20 minutes 29 seconds West for a distance of 125.27 feet; thence continuing along said right of way along a curve to the right having a radius of 470.00 feet and an arc length of 256.78 feet, being subtended by a chord of North 08 degrees 18 minutes 37 seconds East for a distance of 253.60 feet; thence continuing along said right of way North 23 degrees 57 minutes 44 seconds East for a distance of 102.76 feet; thence leaving said right of way South 89 degrees 26 minutes 12 seconds East for a distance of 350.91 feet; thence South 00 degrees 00 minutes 00 seconds West a distance of 1929.81 feet; thence South 88 degrees 33 minutes 38 seconds West for a distance of 152.50 feet to the TRUE POINT OF BEGINNING containing
20.00 acres more or less. Containing 166.34 acres, more or less.

Assessor's Tax Parcel Numbers:	4030090043; 4030100007; 9940300931
Abbreviated Legal Description:		T40N, R30E, WM, Sect. 9: SE
					T40N, R30E, WM, Sect. 10: SW
					T40N, R30E, WM, Sect. 9: SE, 10: SW, 15: NW,
16: NE

Howerton Parcel:

The South 1/2 of the SW 1/4 of Section 2, the SE 1/4 of the SE 1/4 of
Section
3, the NE 1/4 of the NE 1/4 of Section 10 and the NW 1/4 of the NW 1/4 of
Section 11, all in Township 39 North, Range 29 East, W.M., Okanogan
County,
Washington. Containing 200 acres, more or less.

Assessor's Tax Parcel Numbers:	3929023005; 3929032007; 3929101001;
3929114004
Abbreviated Legal Description:		T39N, R29E, WM, Sect. 2: SW
					T39N, R29E, WM, Sect. 3: SE
					T39N, R29E, WM, Sect. 10: NE
					T39N, R29E, WM, Sect. 11: NW

Bourn Parcel:

The South .75 of the Southeast Quarter of the Northeast Quarter of
Section 26,
Government Lot 5 (Fr. NE 1/4 SW 1/4), the Northwest Quarter of the
Southwest

Quarter and the Southwest Quarter of the Northwest Quarter, except the North
100' thereof, in Section 25, all in Township 40 North, Range 31 East,
W.M.,
Okanogan County, Washington. Containing 131.76 acres, more or less.

Assessor's Tax Parcel Numbers:	4031254007; 4031261010
Abbreviated Legal Description:		T40N, R31E, WM, Sect. 25: SW, NW
					T40N, R31E, WM, Sect. 26: NE

Thorp Parcel:

All that portion of Indian Allotment Lot 12 and Government Lot 6 in
Section
3, T40N, R30E, W.M. in Okanogan County, Washington described as follows:
Beginning at a point on the North line of Indian Allotment #12 distant
287.22 ft. N 89 degrees 41' 18" E of the NW corner of said Indian
Allotment
#12 and which point is 9.66 ft. S 1? 57' 19" W of the North .25 corner of said Section 3; thence S 1degree 57' 19W for 693.64 ft. to a point on the Easterly line of an existing roadway (Bolster Rd. extension) 15 ft. distant as measured at right angles from said existing road traveled way centerline;
thence along said existing road Easterly on a 127.44 ft. radius curve to the
right through a central angle of 37degrees 52' 10" for 84.23 ft.; thence
S
6degrees 57' 03" W for 197.07 ft.; thence S 16 33' 44" W for 452.86 ft.;
thence S 58 23' 36" W for 256.61 ft.; thence S 54 09' 15" W for 165.83
ft.;
thence S 37 25' 49" W for 23.05 ft. to a point of intersection this road said Easterly line with the North line of Indian Allotment #14; thence N 89
30' 20" E along said North line which is common with the South lines of Government Lot 6 and Indian Allotment #12 respectively for 734.64 ft. to the
Northeast corner of Indian Allotment #14; thence continue N 8930' 20" E along the South line of Indian Allotment #12 for 768.51 ft. to the Southeast corner of said Indian Allotment #12; thence N 1 58' 26" E along the East line of said Indian Allotment #12 for 1647.36 ft. to the NE corner thereof;
thence S 89 41' 18" W along the North line of said Indian Allotment #12 for
1033.44 ft. to the Point of Beginning. Containing 41.26 acres, and Parcel
2:
All that portion of Indian Allotment Lot 13 and Indian Allotment Lot 14
in
Section 3, T40N, R30E, W.M. in Okanogan County, Washington described as follows: Beginning at the Northeast corner of Indian Allotment #14; thence S
89 30' 20" W along the North line thereof which is common with the South lines of Indian Allotment #12 and Government Lot 6 respectively for 734.64
ft. to a point on the Easterly line of an existing roadway (Bolster Rd. extension) 15 ft. distant as measured at right angles from said existing road traveled way centerline; thence on said existing road Easterly line S
37 25' 49" W for 239.85 ft.; thence S 47 05' 51" W for 104.10 ft.; thence
S
58 41' 10" W for 170.43 ft.; thence on a 269.22 ft. radius curve to the left through a central angle of 23 00' 20" for 108.10 ft.; thence S 35 40' 50" W for 188.65 ft.; thence S 27 05' 19" W for 531.47 ft.; thence S 35 30' 09"
W
for 219.13 ft.; thence S 28 43' 13" W for 500.62 ft. along said existing road Easterly line to a point of intersection with Gold Creek Road existing traveled way centerline; thence S 75 58' 43" E along said centerline for
47.89 ft.; thence S 6916' 56" E for 291.27 ft.; thence on a 231.54 ft.
radius curve to the left through a central angle of 38 32' 26" for 155.75 ft.; thence N 72 10' 37" E for 207.08 ft.; thence on a 489.03 ft. radius curve to the right through a central angle of 28 00' 40" for 239.08 ft.; thence S 79? 48' 43" E for 448.48 ft.; thence on a 527.31 ft. radius curve to the left through a central angle of 16 52' 00" for 155.23 ft.; thence N
83 19' 17" E for 353.58 ft. to a point of intersection this road centerline with the East line of said Indian Allotment #14; thence N 1 35' 22" E along said East line of Indian Allotment #14 for 1756.03 ft. to the Northeast corner thereof and the Point of Beginning. Containing 55.89 acres. Containing an aggregate of 97.15 acres, more or less.

Assessor's Tax Parcel Numbers:	4030030015; 4030030016
Abbreviated Legal Description:		T40N, R30E, WM, Sect. 3: ALL




EXHIBIT B

PATENTED MINING CLAIMS
6	12 1 1 1 1 1 OF CROWN RESOURCES
CORPORATION

	The following 5 patented lode mining claims (with respect to surface rights only) situated in Section 34, Township 40 North, Range 30 East, W.M.,
Okanogan County,
Washington, owned by Crown Resources Corporation.


No.
Claim Name
Okanogan County
Mineral
Survey
Number
Patent
Number


Book
Page


1.
Reckless
Quartz
Vol
"A"
Patents
526
557
35804
2.
Europia
"B"
Patents
370
775A and
775B
44292
3.
Battleship
"B"
Patents
370
775A and
775B
44292
4.
Keystone
Fraction
"B"
Patents
370
775A and
775B
44292
5.
Keystone
Fraction
No. 2
"B"
Patents
370
775A and
775B
44292


PATENTED MINING CLAIMS
OF CROWN RESOURCE CORP. OF COLORADO

The following 16 patented lode mining claims situated in Sections 13, 14, 23 and 24, Township 40 North, Range 30 East, W.M., Okanogan County, Washington, owned by Crown Resource Corp. of Colorado.

No.
Claim Name
Mineral
Survey No.
Patent No.
1.
Mexico Fraction
Lode
MS 1035
351012
2.
Texas Fraction
MS 1035
351012
3.
Nip & Tuck
MS 1145
872729
4.
Rainbow
MS 1034
342538
5.
Stratton
MS 673
42520
6.
Jackpot
MS 670
42519
7.
Nucleus
MS 673
42056
8.
Buckhorn
MS 673
40277
9.
Tenderloin
MS 673
40277
10.
Missing Link
MS 673
40277
11.
A & R
MS 673
40277
12.
Umatilla Lode
MS 673
40277
13.
Panhandle
MS 673
40277
14.
VanDyke
MS 673
40277
15.
Willard
Fraction
MS 673
40277
16.
Umatilla
Fraction Lode
MS 673
42056



UNPATENTED MINING CLAIMS
OF CROWN RESOURCES CORPORATION
	The following 19 unpatented mining claims, situated in Sections 23-
26,
34-36, Township 40 North, Range 30 East, W.M., County of Okanogan, Washington, owned by Crown Resources Corporation.

No.
Claim Name
Okanogan
County
Amended
BLM ORMC
Serial
Number


Book
Page
Book
Page

1.
ARNO 1
19
259A
77
2859
28800
2.
BM #18 Lode
47
1452


66526
3.
BM #19 Lode
47
1453


66527
4.
BM #20 Lode
47
1454


66528
5.
BM #21 Lode
47
1455


66529
6.
BM #22 Lode
47
1456


66530
7.
BM #23 Lode
47
1457


66531
8.
BM #24 Lode
47
1458


66532
9.
BM #25 Lode
47
1459


66533
10.
KG 43 Lode
74
1653


104710
11.
KG 44 Lode
74
1654


104711
12.
KG 45 Lode
74
1655


104712
13.
KG 46 Lode
133
2492


149668
14.
KG 47 Lode
133
2493


149669
15.
KG 48 Lode
133
2494


149670
16.
Roo 15
85
562


128360
17.
Roo 16
85
564


128361
18.
Roo 18
85
568


128363
19.
Roo 19
85
570


128364





UNPATENTED MINING CLAIMS
OF CROWN RESOURCE CORP. OF COLORADO

1.	The following 99 unpatented lode mining claims situated in Sections
1,
13, 14, 23, 24, 25 & 26, Township 40 North, Range 30 East, W.M., County of Okanogan, Washington and Sections 6 & 7, Township 40 North, Range 31 East, W.M., County of Okanogan, Washington, owned by Crown Resource
Corp. of Colorado.

No.-


Claim Name-Okanogan County-Amended-BLM ORMC
Serial Number
--Book-Page-Book-Page-
1.-GD 3-75-2392-92-598-106383
2.-GD 4-75-2393---106384
3.-GD 5-75-2394---106385
4.-GD 6-92-592---134687
5.-GD 7-75-2395-92-599-106386
6.-GD 8-75-2396---106387
7.-GD 9-75-2397-92-600-106388
8.-GD 11-75-2399-92-601-106390
9.-GD 13-75-2401-92-602-106392
10.-GD 15-75-2403-92-603-106394
11.-GD 17-75-2405-92-604-106396
12.-GD 19-75-2407-92-606-106398
13.-GD 21-75-2409-92-607-106400
14.-GD 23-75-2411-92-608-106402
15.-GD 25-75-2413-92-609-106404
16.-GD 32-77-1408---110084
17.-Tex 6-75-2189---106411
18.-Tex 7-75-2190---106412
19.-Roo 1-75-2204-92-610-106426
20.-Roo 3-75-2206-92-612-106428
21.-Roo 5-92-594---134689
22.-Roo 7-75-2210---106432
23.-Roo 9-75-2212---106434
24.-Roo 12-75-2215---106437
25.-Roo 13-75-2216---106438
26.-Gap 2-77-2795---109518
27.-Gap 3-77-2797---109519
28.-Gap 4-77-2799---109520
29.-Gap 5-77-2801---109521
30.-Gap 6-77-2803-92-614-109522
31.-MAG 5-92-540---134635
32.-MAG 6-92-541---134636
33.-MAG 7-92-542-155-2819-134637
34.-MAG 8-92-543---134638
35.-MAG 9-92-544-155-2820-134639
36.-MAG 10-92-545---134640
37.-MAG 11-92-546-155-2821-134641
38.-MAG 12-92-547---134642
39.-MAG 13-92-548---134643
40.-MAG 14-92-550---134645
41.-MAG 14 Fraction-92-551---134646
42.-MAG 15-92-552---134647
43.-MAG 16-92-553---134648
44.-MAG 17-92-554---134649
45.-MAG 18-92-555---134650
46.-MAG 19-92-556---134651
47.-MAG 20-92-557---134652
48.-MAG 20 Fraction-92-558---134653
49.-MAG 21-92-559---134654
50.-MAG 22-92-560---134655
51.-MAG 23-92-561---134656
52.-MAG 24-92-562---134657
53.-MAG 25-92-563---134658
54.-MAG 26-92-564---134659
55.-MAG 27-92-565---134660
56.-MAG 28-92-566---134661
57.-MAG 29-92-567---134662
58.-MAG 30-92-568-95-3620-134663
59.-MAG 31-92-569-95-3621-134664
60.-MAG 32-92-570-95-3622-134665
61.-MAG 33-92-571-95-3623-134666
62.-MAG 34-92-572-95-3624-134667
63.-MAG 35-92-573-95-3625-134668
64.-MAG 36-92-574-95-3626-134669
65.-MAG 37-92-575-95-3627-134670
66.-MAG 38-92-576-95-3628-134671
67.-MAG 39-92-577-95-3629-134672
68.-MAG 40-92-578-95-3630-134673
69.-MAG 41-92-579-95-3631-134674
70.-MAG 42-92-580-95-3632-134675
71.-MAG 43-92-581---134676
72.-MAG 44-92-582-98-437-134677
73.-MAG 45-92-583-98-438-134678
74.-MAG 46-92-584-98-439-134679
75.-MAG 47-92-585-98-440-134680
76.-MAG 48R-Doc. #-3017475---154996
77.-MAG 49R-Doc. #-3017476---154997
78.-MAG 50-92-588---134683
79.-MAG 51-92-589-95-3633-134684
80.-MAG 52-92-590-95-3634-134685
81.-MAG 53-92-591-95-3635-134686
82.-Katie 1-104-0717---144759
83.-JR 6-123-2568---147550
84.-JR 8-123-2570---147552
85.-JR 9-123-2571---147553
86.-JR 10-123-2572---147554
87.-JR 11-123-2573---147555
88.-JR 12-123-2574---147556
89.-JR 13-123-2575---147557
90.-JR 14-123-2576---147558
91.-JR 15-123-2577---147559
92.-JR 16-123-2578---147560
93.-JR 17-123-2579---147561
94.-JR 18-123-2580---147562
95.-JR 19-123-2581---147563
96.-JR 20-123-2582---147564
97.-JR 21-123-2583---147565
98.-JR 22-123-2584---147566
99.-JR 23-123-2585---147567




2.	The following 105 unpatented mill site claims situated in Sections
13,
24 & 25, Township 40 North, Range 30 East, W.M., County of Okanogan, Washington and Sections 18 and 19, Township 40 North, Range 31 East,
W.M.,
County of Okanogan, Washington, owned by Crown Resource Corp. of
Colorado.


No.-Claim Name-Okanogan County-Amended-BLM ORMC
Serial Number
--Book-Page-Book-Page-
1.-CJ 2-106-1597---145441
2.-CJ 5-106-1600---145444
3.-CJ 6-106-1601---145445
4.-CJ 7-106-1602---145446
5.-CJ 8-106-1603---145447
6.-CJ 9-106-1604---145448
7.-CJ 10-106-1605---145449
8.-CJ 11-106-1606---145450
9.-CJ 12-106-1607---145451
10.-CJ 13-106-1608---145452
11.-CJ 14-106-1609---145453
12.-CJ 15-106-1610---145454
13.-CJ 16-106-1611---145455
14.-CJ 17-106-1612---145456
15.-CJ 18-106-1613---145457
16.-CJ 19-106-1614---145458
17.-CJ 20-106-1615---145459
18.-CJ 21-106-1616---145460
19.-CJ 22-106-1617---145461
20.-CJ 23-106-1618---145462
21.-CJ 24-106-1619---145463
22.-CJ 25-106-1620---145464
23.-CJ 26-106-1621---145465
24.-CJ 27-106-1622---145466
25.-CJ 28-106-1623---145467
26.-CJ 29-106-1624---145468
27.-CJ 30-106-1625---145469
28.-CJ 31-106-1626---145470
29.-CJ 32-106-1627---145471
30.-CJ 33-106-1628---145472
31.-CJ 34-106-1629---145473
32.-CJ 35-106-1630---145474
33.-CJ 36-106-1631---145475
34.-CJ 37-106-1632---145476
35.-CJ 38-106-1633---145477
36.-CJ 39-106-1634---145478
37.-CJ 40-106-1635---145479
38.-CJ 41-106-1636---145480
39.-CJ 42-106-1637---145481
40.-CJ 43-106-1638---145482
41.-CJ 45-106-1640---145484
42.-CJ 46-106-1641---145485
43.-CJ 47-106-1642---145486
44.-CJ 48-106-1643---145487
45.-CJ 49-106-1644---145488
46.-CJ 50-106-1645---145489
47.-CJ 51-106-1646---145490
48.-CJ 52-106-1647---145491
49.-CJ 53-106-1648---145492
50.-CJ 54-106-1649---145493
51.-CJ 55-106-1650---145494
52.-CJ 56-106-1651---145495
53.-CJ 57-106-1652---145496
54.-CJ 58-106-1653---145497
55.-CJ 59-106-1654---145498
56.-CJ 60-106-1655---145499
57.-CJ 61-106-1656---145500
58.-CJ 62-106-1657-123-2699-145501
59.-CJ 63-106-1658---145502
60.-CJ 64-106-1659---145503
61.-CJ 65-106-1660---145504
62.-CJ 66-106-1661---145505
63.-CJ 67-106-1662---145506
64.-CJ 68-106-1663-123-2700-145507
65.-CJ 69-106-1664---145508
66.-CJ 70-106-1665---145509
67.-CJ 71-106-1666---145510
68.-CJ 72-106-1667---145511
69.-CJ 73-106-1668---145512
70.-CJ 74-106-1669---145513
71.-CJ 75-106-1670---145514
72.-CJ 76-106-1671---145515
73.-CJ 77-106-1672---145516
74.-CJ 78-106-1673---145517
75.-CJ 79-106-1674---145518
76.-CJ 80-106-1675---145519
77.-CJ 81-106-1676---145520
78.-CJ 103-106-1698---145542
79.-CJ 113-106-2531-123-2720-145552
80.-CJ 116-106-2534---145555
81.-CJ 117-106-2535---145556
82.-CJ 122-Doc. #-3012493---154587
83.-CJ 123-Doc. #-3012494---154588
84.-CJ 124-Doc. #-3012495---154589
85.-CJ 125-Doc. #-3012496---154590
86.-CJ 126-Doc. #-3012497---154591
87.-CJ 127-Doc. #-3012498---154592
88.-CJ 128-Doc. #-3012499---154593
89.-CJ 129-Doc. #-3012500---154594
90.-CJ 130-Doc. #-3012501---154595
91.-CJ 131-Doc. #-3012502---154596
92.-CJ 148-Doc. #-3012511---154605
93.-CJ 149-Doc. #-3012512---154606
94.-CJ 150-Doc. #-3012513---154607
95.-CJ 164-Doc. #-3012527---154621
96.-CJ 165-Doc. #-3012528---154622
97.-CJ 166-Doc. #-3012529---154623
98.-CJ 167-Doc. #-3012530---154624
99.-CJ 168-Doc. #-3012531---154625
100.-CJ 169-Doc. #-3012532---154626
101.-CJ 176-Doc. #-3012539---154633
102.-CJ 177-Doc. #-3012540---154634
103.-CJ 178-Doc. #-3012541---154635
104.-CJ 179-Doc. #-3012542---154636
105.-CJ 180-Doc. #-3012543---154637



EXHIBIT D-7
FORM OF COLLATERAL ASSIGNMENT
COLLATERAL ASSIGNMENT OF RIGHTS


	THIS COLLATERAL ASSIGNMENT OF RIGHTS (this "Collateral Assignment") has been executed and delivered as of October __, 2001, by CROWN RESOURCE CORP. OF COLORADO, a Colorado corporation (the "Assignor") in favor of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, as collateral agent for, with the exception of Solitario Resources Corporation, a Colorado corporation ("Solitario"), purchasers of the Notes (as defined below) issued under the
Purchase Agreement described below (the "Senior Lenders") (in such capacity, or any successor in such capacity is referred to herein as the "Collateral Agent"), with the consent of THE TORONTO STOCK EXCHANGE.

RECITALS

A.	Pursuant to a Convertible Note Purchase Agreement, dated as of
October ___, 2001 (as supplemented or otherwise amended from time to time, the "Purchase Agreement"), by and among Crown Resources Corporation, a Washington Corporation ("Crown") and the Senior Lenders, Crown and Assignor will issue 10% Convertible Secured Notes in an aggregate principal amount of up to $4,000,000 (the "Notes"), subject to the terms and conditions set forth in the Purchase Agreement.

B.	It is a condition to the issuance of the Notes under the Purchase
Agreement that an assignment of the escrow agreement described herein be granted to Collateral Agent for the benefit of itself and the Senior Lenders as set forth herein.

	NOW, THEREFORE, in consideration of the facts set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Collateral Agent hereby agree as follows:

AGREEMENT

Article 1.  Assignment.

	1.	Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the escrow agreement, dated as of July 1, 1994, by and among Assignor, Solitario, Montreal Trust Company of Canada and The Toronto Stock Exchange (the "Canadian Escrow Agreement").

	2.	To secure the payment and performance of the obligations of
Assignor and Crown under the Notes, the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement), Assignor hereby assigns and transfers to the Collateral Agent for the benefit of the
Senior Lenders for security all right, title, claim, estate and interest of
Assignor in and to the Canadian Escrow Agreement. The foregoing assignment is expressly conditioned upon the consent of The Toronto Stock Exchange.

	3.	Upon a release of the Deposited Shares from escrow pursuant to
Section 4 of the Canadian Escrow Agreement, Escrow Agent shall deliver to Collateral Agent, and not to Assignor, all Deposited Shares required to be released.

IN WITNESS WHEREOF, this Collateral Assignment has been executed and delivered as of the date first set forth above.

"ASSIGNOR"

By:__________________________________
Christopher E. Herald
	   Its: President



Accepted as of this ____ day of October, 2001

"COLLATERAL AGENT"

By:________________________________________
	Gretchen Middents
	Its: Vice President, Corporate Trust Services



ACKNOWLEDGED AND AGREED this __ day of October, 2001

THE TORONTO STOCK EXCHANGE

By:__________________________________
_______________________________
Its: ____________________________



EXHIBIT E
FORM OF REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is made as of ______________, 2001, by and among Crown Resources Corporation, a Washington corporation (the "Company"), and the investors listed on the signature pages hereto (each, an "Investor" and, collectively, the "Investors").

Background:

Pursuant to the terms of a certain Convertible Note Purchase Agreement of even date herewith between the Company and the Investors (the "Purchase
Agreement"), the Company proposes to sell and issue Notes (as defined in the
Purchase Agreement) convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and issue Warrants (as defined in the Purchase Agreement) to purchase shares of Common Stock. As a condition of acquiring the Notes and Warrants, the Investors have requested that the Company extend to them registration rights as set forth below, and the Company is willing to grant such rights to the Investors;

NOW, THEREFORE, the parties agree as follows:

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

"Act" means the Securities Act of 1933, as amended.

"Closing" shall have the meaning ascribed to such term in the Purchase
Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" means any person owning or having the right to acquire
Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party pursuant to the terms of this Agreement as any assignee thereof.

"Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

	"Registrable Securities" means (i) the shares of Common Stock issuable upon conversion of the Notes, payment of interest on the Notes, and exercise of the Warrants and (ii) any shares of Common Stock issued in any bankruptcy proceeding under Section 1145 of the Bankruptcy Code in lieu of or in addition to the Notes or Warrants (or shares issued or issuable upon conversion of the Notes or exercise of the Warrants) and (iii) any shares of
Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) and (ii) above.

"SEC" means the Securities and Exchange Commission.

"Shares" means any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock.

REGISTRATION RIGHTS

Demand Registration.

If the Company shall receive at any time after the later of (i) two years after the date hereof or (ii) the conversion of at least twenty-five percent (25%) of the initial outstanding balance under the Notes, a written request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company register at least twenty-five percent (25%) of the Registrable Securities then outstanding (a "Demand Registration") (such requesting Holders, the "Initiating Holders"), then the Company shall, within ten calendar days after receipt of such request, give written notice of such request to all Holders (the "Registration Notice") and use its reasonable best efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Holders request to be registered within 20 calendar days after the mailing of the Registration Notice in accordance with Section 3.2.

If the Initiating Holders intend to distribute the Registrable Securities that are the subject of a request pursuant to
Section 2.1(a) by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the Registration Notice. The managing underwriter will be selected by the
Company and shall be reasonably acceptable to a majority-in-interest of the
Initiating Holders, provided that such underwriter shall agree to firmly underwrite such offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such
Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant to the underwriting, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder;
provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

Notwithstanding any other provision of this
Section 2.1, if the Company shall furnish to the Initiating Holders within
30 days after receiving a request described in Section 2.1(a) a certificate
signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 calendar days after receipt of the request of the Initiating Holders; provided, however, that the Company may not invoke this right more than once in any six month period. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 after the Company has effected one registration pursuant to this Section 2.1 and such registration has been declared or ordered effective.

Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any Shares in connection with the public offering thereof for cash other than registrations in whole or in part relating solely to corporate reorganizations or other transactions under Rule 145 under the Act or to Shares issuable under Company stock or option plans (a "Company Registration"), the Company shall, each such time, promptly give each Holder written notice of such registration and use its reasonable best efforts to cause all of the Registrable Securities to be registered with the Shares otherwise to be so registered and to cause related qualification or other compliance with the securities laws of each state in which a holder is resident and each other state in which Shares are being concurrently registered. Notwithstanding any other provision of this Section 2.2, if the managing underwriter of an underwritten public offering made pursuant to a Company Registration determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such Company Registration. The Company shall so advise all Holders and the other holders (other than the Company) of securities to be registered in such Company Registration and the number of Registrable Securities and other securities that may be included in the Company Registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by such other holders at the time of filing of the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (other than securities to be registered by the Company) are first entirely excluded from the underwriting.

Obligations of the Company. Whenever required under this Section 2 to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, without limitation, as expeditiously as reasonably possible:

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one year; provided, however, that such one year period shall be extended for a period of time equal to the period during which the Holder refrains from selling any Registrable Securities included in such registration at the request of an underwriter of Shares; and further provided, however, that, if, prior to the effectiveness of such registration statement, the Company abandons the offering of Shares for which the Company
Registration was intended, it shall be under no obligation to continue to pursue the registration of the Registrable Securities.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 2.3(a), and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement.

Cause the registration statement and the related prospectus and any amendment or supplement thereto (i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request to facilitate the disposition of Registrable Securities covered by such registration statement.

Use commercially reasonable efforts to
register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

At the request of any Holder selling
Registrable Securities in such registration, furnish on the date that such
Registrable Securities are delivered to the underwriters for sale in connection with such registration (i) an opinion, dated such date, of legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting also shall enter into and perform its obligations under such an agreement.

Promptly notify each Holder of Registrable
Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to Holders a supplement or amendment to the prospectus as necessary to correct any misstatement or omission of material fact.

Promptly upon becoming aware thereof, notify each Holder of Registrable Securities covered by such registration statement of (i) the issuance by the SEC of any stop order or other suspension of the effectiveness of the registration statement or the initiation of any proceedings for that purpose or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the registration statement for sale in any jurisdiction or for any initiation of any proceeding for that purpose or (iii) the request by the SEC for any amendment or supplement to the registration statement or the related prospectus or for additional information. The Company will use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the qualification of the Registrable Securities for sale in any applicable jurisdiction at the earliest possible time.

Cause all such Registrable Securities covered by such registration statement registered pursuant hereto to be listed on each securities exchange or market on which similar securities issued by the
Company are then listed, or use its reasonable best efforts to qualify the
Registrable Securities being registered for inclusion on NASDAQ National Market System if the Company does not have a class of equity securities listed on a national securities exchange.

Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the registration statement in such denominations and registered in such names as the Holders may request.

Cooperate with the Holders, and take all other appropriate actions, including entering into customary agreements, in order to expedite or facilitate the registration or disposition of the Registrable
Securities. The Company will comply with all applicable rules and regulations of the SEC in connection with such registration and distribution.

Information from Holder; Compliance. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as the Company shall deem reasonably necessary to comply with applicable securities laws. Each Holder shall comply with all securities laws, rules and regulations applicable to it in connection with the offering of Registrable Securities.

Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with any registration, filing or qualification pursuant to Sections 2.1 or 2.2, including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company and the fees and expenses of one, but only one, law firm acting as counsel to the selling Holders selected by a majority-in-interest of the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their demand registration rights pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 2.1.

Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder under such registration statement, any underwriter (as defined in the Act) for such Holder, each employee, officer, director or agent of such Holder or its affiliates (as defined in the Act), and each person, if any, who controls such Holder or underwriter within the meaning of the Act, against any actual expenses (including fees and legal costs), losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact contained in any registration statement under which a Holder's Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto; or (ii) omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading (any such untrue or alleged untrue statement or omission, a "Violation"). The Company will reimburse each such Holder, underwriter or controlling person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Notwithstanding the foregoing, the Company shall not be liable hereunder for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); nor shall the Company be liable for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information concerning such
Holder and its plan of distribution furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. The Company's indemnity hereunder will remain in full force and effect regardless of any investigation made by or on behalf of any
Holder or such Holder's officers, directors, employees or controlling persons, and shall survive the transfer of the Registrable Securities by such Holder.

To the extent permitted by law, each selling
Holder under such registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each employee or agent of the Company or its affiliates (as defined in the Act), each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities under such registration statement, and any controlling person or any such underwriter or Holder, against any actual expenses (including fees and legal costs), losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information concerning such
Holder and its plan of distribution furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.6(b), in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Holder shall not be liable hereunder for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and that in no event shall the Holder's liability under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder.

Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve the indemnifying party from liability unless and to the extent that it was not otherwise made aware of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. The failure to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

If the indemnification provided for in this
Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

Rule 144 Information. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act, and the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Rule 144A Information. The Company shall, at all times during which it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide in writing, upon the written request of a Holder or a prospective buyer of shares of Registrable Securities from such Holder, all information required by Rule 144A(d)(4)(i) promulgated under the Act, as such rule may be amended from time to time, and any other information that a Holder may request in order to enable such Holder to resell such securities pursuant to Rule 144A (the "Rule 144A Information"), unless providing such other information to the Holder imposes unreasonable burdens or costs on the Company. The Company's obligations under this
Section 2.8 shall at all times be contingent upon the relevant Holder's obtaining from the prospective buyer a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of Registrable Securities from such Holder.

Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a "Holder" under this Agreement; provided that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and that such transferee or assignee is (a) a partner or retired partner of any Holder that is a partnership, (b) a member of the immediate family or a trust for the benefit of any Holder that is an individual, (c) an entity controlling, controlled by or under common control with any Holder that is not an individual, (d) a transferee or assignee that after the transfer or assignment holds (i) at least 10% of the Registrable Securities of the transferor, or (ii) Registrable Securities prior to the transfer, or (e) a constituent member of any Holder that is a limited liability company.

Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration filed under Section 2.1 or 2.2, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) make a demand registration which could result in such registration statement being declared effective prior to 180 days of the effective date of any registration effected pursuant to Section 2.1.

"Market Stand-Off" Agreement. Each Holder hereby agrees that, if requested by the Company or, in the event of an underwritten offering, the managing underwriter thereof, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it (other than those included in the offering) at any time beginning on the date of any public offering, as the case may be, and continuing for such period thereafter for up to 180 days, as determined by the Company or, if applicable, the managing underwriter; provided, however, that the foregoing shall not be effective unless all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into and are bound by similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the above-referenced "lock-up" period.

Notwithstanding the foregoing, the obligations described in this
Section 2.11 shall not apply to a registration relating solely to Shares issuable under Company stock or option plans on Form S-4 or Form S-8 or any successor thereto, or a registration relating solely to a corporate reorganization or similar transaction under Rule 145 under the Act on Form
S-4 or any successor thereto.

Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (a) three years after the earlier of the repayment or conversion in full of the Note held by such Holder, or (b) the date at which all Registrable Securities held by such Holder may be sold under Rule 144 during any 90-day period.

MISCELLANEOUS

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including permitted transferees of any Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or upon delivery to a recognized courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) calendar days' advance written notice to the other parties.

Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 3.4 shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such securities, and the Company; provided that, if any such amendment or waiver would affect any Investor uniquely, then such waiver or amendment shall not be effective with respect to that Investor without such Investor's express written consent.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Aggregation of Stock. All shares of Registrable Securities held or acquired by an Investor and all affiliated persons or entities of such Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington, without regard to the principles of the conflicts of law thereof.

Entire Agreement. This Agreement, including the Schedule and Exhibit hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.


THE COMPANY:

CROWN RESOURCES CORPORATION


By:

Print Name: Christopher E. Herald
Title:          President

Address: 4251 Kipling Street, Suite
390
             Wheat Ridge, Colorado
80033



INVESTOR:


Name of Investor


By:

Print Name:

Title:

Address:








EXHIBIT F-1
FORM OF INTERCREDITOR AGREEMENT
INTERCREDITOR AGREEMENT

THIS AGREEMENT is made as of this ____ day of October, 2001, among the parties hereto executing the same, and any others who hereafter become parties hereto as herein provided,

Background:

Senior Lenders have made individual loans to the Company evidenced by Crown Resources Corporation 10% Secured Convertible Promissory Notes pursuant to the terms of the Convertible Note Purchase Agreement between each respective Senior Lender and Crown Resources Corporation, a
Washington
corporation (the ?Purchase Agreement?);

The Notes are secured by security interests in the Collateral as provided in the Security Agreements, except for the Note held by Solitario
Resources Corporation, which is secured by all of the Collateral except the
Solitario Common Stock Collateral;

The Senior Lenders are intended to and do have the same priority in interest in the Collateral;

The Senior Lenders desire to provide for collective decision-making with respect to certain aspects of their rights under the Notes as set forth in this Agreement, and accordingly agree that they will apportion their recoveries arising from enforcement of the Notes and the Security
Agreements
in accordance with the terms of this Agreement.

Covenants:

NOW, THEREFORE, the parties agree as follows:

1.	Definitions.

a.	Terms Specific to this Agreement.   As used in this Agreement the
following terms shall have the following respective meanings:

?Collateral Agent? shall mean Wells Fargo Bank West, National
Association., or its successor in interest as collateral agent for the Senior Lenders.

?Company? means Crown Resources Corporation, a Washington corporation, which is the maker of the Notes.

?Majority in Interest? means the holders of Notes having an outstanding balance of principal and interest exceeding fifty percent (50%) of the aggregate outstanding balance of principal and interest under all of the
Notes.   With respect to matters regarding sale or disposition of the
Solitario Common Stock Collateral or the enforcement of or modification of any right of the Senior Lenders with respect thereto, the ?Majority in Interest? shall be determined without regard to the wishes or vote of Solitario, and without including the principal owed upon any Note held by Solitario.



?Note Proceeds? means all cash or other property paid to or received by the Senior Lenders or any agent for the Senior Lenders on account of the Notes or the Security Agreements whether such payment or receipt is made voluntarily or through or as a result of any enforcement proceedings under the Notes or the Security Agreements, including without limitation, insurance proceeds and payments under a bankruptcy plan of reorganization, provided however, ?Note Proceeds? shall not include the Warrants, the Common
Stock issuable upon exercise of the Warrants, any Common Stock received by a
Senior Lender on account of interest payable under the Note held by such Senior Lender prior to occurrence of an event of default under the Notes, or any rights or recoveries by any Senior Lender under the Registration Rights
Agreement. ?Note Proceeds? shall also include any amounts received by any
Senior Lender upon a claim for rescission of such Senior Lender?s purchase of a Note, or for damages arising in connection with the purchase of the Note.

?Note? or ?Notes? shall mean the Crown Resources Corporation 10%
Secured Convertible Promissory Notes issued pursuant to the Purchase Agreement held by the Senior Lenders or their assigns or successors in interest.

?Senior Lenders? shall have the meaning given to such term in the Purchase Agreement.

?Short-Term Investments? means (i) any direct obligation of or obligations which are guaranteed by the United States of America, or (ii) certificates of deposit, time deposits, demand deposits and bankers acceptances of banks or trust companies believed by the Collateral Agent to be creditworthy.

?Solitario? means Solitario Resources Corporation, a Colorado corporation.

?Solitario Common Stock Collateral? means: (a) 3,140,162 shares of Solitario Resources Corporation currently held in escrow (the ?Escrowed Shares?), subject to the consent of the Toronto Stock Exchange under the terms of the Escrow Agreement dated July 1, 1994 between Solitario Resources
Corporation, Montreal Trust Company of Canada, Crown Resources Corporation, and the Toronto Stock Exchange (the ?Toronto Exchange Escrow Agreement?); and (b) 6,493,423 shares of Solitario Resources Corporation, a Colorado corporation, held by Crown Resource Corp. of Colorado (the ?Solitario Shares?); and (c) all rights of Crown Resources Corp. of Colorado under the
Toronto Exchange Escrow Agreement; and (d) proceeds of the foregoing.

b.	Other Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement. ?Includes? and ?including? is not limiting.

2.	Collective Actions Required.  Each Senior Lender agrees that the following actions shall be taken by the Senior Lender with respect to such
Senior Lender?s rights and interests pursuant to the Notes, the Security Agreements, and the Purchase Agreement and the Escrow Agreement, if at all, only consistently with the actions of a Majority in Interest of the holders of the Notes:



a.	Commencement or continuation of legal proceedings upon or under the Notes or the Security Agreements, provided however, that nothing in this Agreement shall preclude or limit any Senior
Lender from filing a proof of claim or interest evidencing its obligation under any Note held by such Senior Lender in any insolvency or reorganization proceeding brought by or against the Company or its assets or affecting the Collateral;

b.	Declaration of a default under the Notes or the Security
Agreements;

c.	 Commencement of proceedings for reorganization or liquidation of the Company;

d.	Enforcement of any remedy available upon default under the Notes or the Security Agreements;

e.	Waiver, amendment, modification, settlement or release of any term of the Notes, the Purchase Agreement or the Security Agreements or the Escrow Agreement;

f.	Making any election, or casting any vote in connection with any reorganization or liquidation proceedings affecting the Company or the Collateral;

g.	Selection, retention, and engagement of professionals, including without limitation, attorneys, accountants, appraisers, auctioneers, and other advisors to represent and advise the Senior Lenders with respect to proceedings to enforce the Notes, the Security Agreements, the Purchase Agreement, or reorganization or liquidation proceedings respecting the Company or the Collateral, provided however, that nothing in this Agreement shall limit the ability of any Senior Lender to retain other professionals to represent or advise such Senior Lender at the sole cost and expense of such Senior Lender; or

h.	Termination of the services of the Collateral Agent; replacement of the Collateral Agent, and approval of the compensation and expenses of the Collateral Agent;

3.	 Method of Taking Collective Action.  At any time or from time to time hereunder, one or more of the Senior Lenders may request by written notice to all other Senior Lenders that the Senior Lenders consent to any
action proposed by such Senior Lender.    If, within ten days of the date
of
such request or such lesser period of time as is specified in the notice,
a
Majority in Interest of the Senior Lenders have approved the proposed action
by written notice to the requesting Senior Lenders, the action shall be taken by and on behalf of all of the Senior Lenders as described in the
notice.   The requesting Senior Lender shall promptly give notice to all
Senior Lenders if a proposed action has been approved.



Notwithstanding the generality of the foregoing, the Senior Lenders agree that no special consideration or inducement may be given to any Senior
Lender that is not given ratably to all Senior Lenders, and that any amendment or modification of the rights of the Senior Lenders approved hereunder must apply to all Senior Lenders equally and ratable in accordance with the outstanding balances of their respective notes.

The costs of any action approved by a Majority in Interest of the Senior Lenders shall be allocated and paid out of the Note Proceeds by all of the Senior Lenders, ratably in proportion to the total principal amount outstanding on each Lender?s Note to the total outstanding principal amount of all Notes held by the Senior Lenders. Any one or more Senior Lenders may
(but shall not be required to) advance such sums as may be necessary to take any action required by such Senior Lender. Any Note Proceeds received by the Collateral Agent or otherwise subject to the control of the Senior Lenders shall secure the obligation of each Senior Lender to pay or reimburse such expenses, and the amount of a Senior Lenders? such obligations may be deducted and offset against any amounts otherwise paid or distributed to such Senior Lender hereunder.

4.	Sharing of Note Proceeds.  Each Senior Lender agrees that if it shall receive a proportion of the total outstanding amount of any Note held by such Senior Lender which is greater than the proportion received by any other Senior Lender in respect of the total outstanding amount of any Notes held by such other Senior Lender, the Senior Lender receiving such proportionately greater payment shall pay to such other Senior Lender such as may be required so that all payments of Note Proceeds on account of the
Notes held by the Senior Lenders shall be shared by the Senior Lenders proportionately to the total outstanding amount of the Notes.

All Note Proceeds, as soon as practicable after receipt by the Collateral Agent, less any amounts due and owing from any Senior Lender for the costs of enforcement and any amounts reasonably contemplated to be required to pay contemplated expenses shall be paid to the Senior Lenders ratably in proportion to the total amount outstanding on each Senior Lender?s Note to the total amount of such Note, and thereafter in accordance with applicable law.

5.	Power of Attorney. 	Each Senior Lender does hereby constitute and
appoint the Collateral Agent as such Senior Lender?s true and lawful representative and attorney-in-fact, in such Senior Lender?s name, place and stead to:

a.	make, execute, sign and file and all instruments, documents and certificates as may from time to time be required or convenient to effectuate, implement or continue the validity, perfection, continuation, or subsisting existence of the security interests granted under the Security Agreements or contemplated under the Purchase Agreement;



b.	make, execute, sign and file and all instruments, documents and certificates and take such other actions as may authorized in writing by a
Majority in Interest of the Senior Lenders, provided that such actions are matters as to which the Senior Lenders have agreed to act collectively under paragraph 2 hereof;

c.	hold Note Proceeds received by the Collateral Agent for the
account of the Senior Lenders in kind or in Short Term Investments; and

d.	distribute Note Proceeds received by the Collateral Agent in accordance with paragraph 4 of this Agreement.



The power of attorney granted herein shall be deemed coupled with an interest in the subject matter of the appointment, shall not be terminated by the death or incapacity of any Senior Lender, and shall not be terminable by any Senior Lender without the consent of a Majority in Interest of the
Senior Lenders, or upon termination of this Agreement.

6.	Amendments; Additional Senior Lenders.  Any amendment to this
Agreement approved by a Majority in Interest of the Senior Lenders shall be binding upon all of the Senior Lenders, provided however, that no such amendment shall (a) reduce the rights of proportionate distribution of Note
Proceeds or sharing of Note Proceeds provided in paragraph 4 hereof without the express written consent of the Senior Lender adversely affected by such amendment; or (b) require any Senior Lender to pay the cost or expense of any action taken by a Majority in Interest of the Senior Lenders, other than out of the Note Proceeds received by or payable to such Senior Note Holder;
or (c) amend the provisions of this paragraph 6.

Any person may be admitted as an additional party to this Agreement, provided: (a) the proposed party is a holder of a Note issued in accordance with the terms of the Purchase Agreement; and (b) the proposed party submits an executed counterpart of this Agreement to each of the Senior Lenders at their notice address provided herein and thereby accepts and agrees to the terms of this Agreement by execution thereof.

Except as provided above in this paragraph 6, this Agreement may only be amended by a writing executed by each of the Senior Lenders, which amendment may be executed in counterparts.

7.	Termination.  This Agreement may be terminated by ten days written notice to all Senior Lenders given by a Majority in Interest of the Senior
Lenders, or if at the time of such notice there is no balance owing under any of the Notes, by written notice of the holder of Notes representing a majority in interest of the original principal balance of all of the Notes to all of the Senior Lenders. The provisions of paragraph 9 of this Agreement shall survive any such termination. Termination of this Agreement shall not affect the validity of any action taken pursuant to this Agreement prior to such termination or the appointment of the Collateral Agent.

8.	Duty to Cooperate.	Each Senior Lender hereby agrees to provide
and execute such other and further statements of interest, designations, powers of attorney, certificates and other instruments necessary to carry out the terms of this Agreement.

9.	Miscellaneous.

a.	Relationship of Parties.  Nothing contained in this Agreement shall create any relationship between the parties hereto other than that of owners of Notes secured by interests in the same collateral and as contracting parties, and it is acknowledged and agreed that no party shall be deemed to be a partner, agent or principal of, or fiduciary to any other in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with the other by reason of the execution of this Agreement or the taking of any action pursuant hereto.



b. 	No Third Party Benefit. No person (including without limitation the Company) shall be a third party beneficiary of any provision of any of this Agreement. All provisions of this Agreement are intended solely for the benefit of Senior Lenders, and no third party shall be entitled to assume or expect that Senior Lenders will not waive or consent to modification of any such provision in Senior Lenders? sole discretion.

c.	No Setoff.  This Agreement shall be construed as though the
covenants herein are independent of any other obligation or relationship between or among the Senior Lenders or any of them, and no Senior Lender shall be entitled to or subject to any setoff, offset, abatement or deduction from or credit against any amounts due hereunder arising from any obligation or relationship other than rights under or in connection with the
Notes, the Security Agreements or  this Agreement.

d.	Successors and Assigns. All covenants of this Agreement shall extend to, bind and (subject to the limitations upon assignment contained herein) inure to the benefit of parties, their personal representatives, heirs, successors and assigns.

e.	Governing Law.  This Agreement shall be construed and enforced according to, and governed by, the laws of Washington without reference to conflict of laws provisions which, but for this provision, would require the application of the laws of any other jurisdiction.

f.	Consent to Jurisdiction.   The venue for any action brought to
interpret or enforce this Agreement shall be in Jefferson County, Colorado
(or if jurisdiction is available in the Federal Courts of the United States, in the United States District Court for the District of Colorado) and the Senior Lenders hereby consent to the in personam jurisdiction of such courts for purposes of any action to enforce or interpret this Agreement. Service of process in any such action may be accomplished by certified mail, return receipt requested, to the addresses of the Senior Lenders.

g.	Notices.  Any notices by or among the Senior Lenders shall be sent to the addresses of the Senior Lenders set forth in signature page to this
Agreement executed by such Senior Lender, and shall be given by first class mail or overnight delivery service; provided, however, if given by first class mail such notice shall not be deemed given unless or until three business days after mailing and if given by overnight delivery service such notice shall not be deemed given unless or until one day after dispatching by overnight delivery service. Any Senior Lender may change the address to which notices shall be sent to such Senior Lender, by written notice to all other Senior Lenders given in accordance with this paragraph.

h.	Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the content hereof, supersedes all prior oral and written agreements with respect to the content hereof and may not be modified, deleted or amended in any manner except by further written agreement of the parties in accordance with the express terms of this Agreement.



i.	Drafting of Agreement.  Each Senior Lender acknowledges that this
Agreement has been drafted by and is the result of negotiations between and among the Company, Solitario and the Other Senior Lenders and was drawn for the mutual benefit of the Senior Lenders, and that the terms of this Agreement shall not be construed or interpreted strictly, in the event of an ambiguity, against any party.

j.	Invalidity.	Unenforceability of any provision contained in this
Agreement shall not affect or impair validity of any other provision of this
Agreement. If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable in any jurisdiction to which it applies, the validity of the remainder of the Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and in such modified form, such provision shall then be enforceable and enforced.

l.	Counterparts.  This Intercreditor Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement, binding upon all of the Senior
Lenders, notwithstanding that all Senior Lenders have not signed the same counterpart.

(Counterpart signature pages will be attached, following this page)

ACKNOWLEDGMENT AND AGREEMENT BY THE COMPANY

As an inducement to the Senior Lenders to execute the foregoing Intercreditor Agreement and to purchase the Notes, Crown Resources Corporation, (the ?Company?) and Crown Resource Corp. of Colorado (collectively with the Company the "Makers") the makers of the Notes referenced in the foregoing Intercreditor Agreement hereby acknowledge and agree (i) that the Intercreditor Agreement limits the ability of any one of the Senior Lenders to modify or waive its separate rights as provided in
Section 2 of the Intercreditor Agreement under the Note, the Security Agreement, and the Purchase Agreement; and (ii) that the Makers will not assert, as against any of the Senior

Lenders, the existence of any set-off, defense, recoupment, modification, amend or waiver not enforceable as against all of the Senior Lenders.

CROWN RESOURCES CORPORATION



By:_______________________________________
     Name:  Christopher E. Herald
     Title:    President
     Date:

CROWN RESOURCE CORP. OF COLORADO



By:_______________________________________
     Name: Christopher E. Herald
     Title:   President
     Date:




SENIOR LENDER



__________________________________________
Type or Print Name of Senior Lender

Tax I.D. Number: ___________________________

Total Notes Purchased: _______________________


Notice Address for Senior Lender:


__________________________________________

__________________________________________

__________________________________________


The undersigned hereby executed this
Agreement on behalf of the Senior Lender:



__________________________________________

By: _______________________________________
Title: _____________________________________




EXHIBIT F-2
FORM OF COLLATERAL AGRENCY AGREEMENT
COLLATERAL AGENCY AGREEMENT


THIS COLLATERAL AGENCY AGREEMENT (the "Agreement") is made as of the
__ day of October, 2001, by and among those persons executing this Agreement as Senior Lenders (each individually a "Senior Lender" and collectively, the "Senior Lenders"), and Wells Fargo Bank West, National Association, as collateral agent for the Senior Lenders (the "Collateral Agent").

RECITALS

	A.	Crown Resources Corporation, a Washington corporation ("Crown")
and the Senior Lenders are parties to that certain Convertible Note
Purchase
Agreement, dated as of October __, 2001 (the "Purchase Agreement"), pursuant to which each Senior Lender agreed, severally and not jointly, to purchase a convertible secured promissory note issued by Crown and Crown Resources Corporation of Colorado ("Subsidiary"), a Colorado corporation wholly owned by Crown, (each, a "Note" and collectively, the "Notes") ;

	E.	Senior Lenders now desire to appoint Collateral Agent as their collateral agent to receive and hold for their respective accounts a security interest in certain real and personal property of Crown and Subsidiary and Collateral Agent agrees to accept such appointment and to perform the related services all in accordance with the terms and conditions set forth below.

	NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

	1.	Defined Terms.

		1.1	Certain Defined Terms.  As used in this Agreement, the
following terms have the following meanings:

		"Actions to Preserve Collateral" has the meaning given in Section
3.2 hereof.

		"Agreement" means this Collateral Agency Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time hereafter.

		"Borrowers" means Crown Resources Corporation, a Washington corporation, and Crown Resource Corp. of Colorado, a Colorado corporation, which are the makers of the Notes, their successors and assigns.

		"Business Day" means any day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Denver, Colorado.

		"Collateral" means the property in which the Security Documents create or purport to create a security interest or other lien.

		"Collateral Agent" shall mean Wells Fargo Bank West, National Association, or its successor in interest as collateral agent for the Senior
Lenders.

		"Collateral Agent's Fee" has the meaning given in Section 7.1 hereof.

		"Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

		"Indemnified Agent Party" has the meaning given in Section 7.2 hereof.

		"Intercreditor Agreement" means that agreement by and between Senior Lenders which is attached hereto as Exhibit A, as such may be amended from time to time.

		"Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest.

		"Loan Indebtedness" means for any Senior Lender, as of any date of determination, the sum of the aggregate outstanding principal balance due on all Notes held by such Senior Lender plus (ii) the then unpaid obligations of Borrowers owing to such Senior Lender in respect of interest, prepayment premiums, fees, expenses and indemnities accruing under or in respect to any of the Transaction Documents.

		"Losses" has the meaning given in Section 7.2 hereof.

		"Majority in Interest" means the holders of Notes having an outstanding balance of principal and interest exceeding fifty percent
(50%)
of the aggregate outstanding balance of principal and interest under all of
the Notes.   With respect to matters regarding sale or disposition of the
Solitario Common Stock Collateral or the enforcement of or modification of any right of the Senior Lenders with respect thereto, the "Majority in Interest" shall be determined without regard to the wishes or vote of Solitario, and without including the principal owed upon any Note held by Solitario.

		"Non-Payment Default" means the occurrence (other than a Payment
Default) of an "Event of Default" as such term is defined in the Note and Security Documents.

		"Note Proceeds" means all cash or other property paid to or received by the Senior Lenders or any agent for the Senior Lenders on account of the Notes or the Security Documents whether such payment or receipt is made voluntarily or through or as a result of any enforcement proceedings under the Notes or the Security Documents, including without limitation, insurance proceeds and payments under a bankruptcy plan of reorganization, provided however, "Note Proceeds" shall not include the Warrants, the Common Stock issuable upon exercise of the Warrants, any Common Stock received by a Senior Lender on account of interest payable under the Note held by such Senior Lender prior to occurrence of an event of default under the Notes, or any rights or recoveries by any Senior Lender under the Registration Rights Agreement. "Note Proceeds" shall also include any amounts received by any Senior Lender upon a claim for rescission of such Senior Lender's purchase of a Note, or for damages arising in connection with the purchase of the Note.

	"Note" or "Notes" shall mean the Secured Convertible Promissory Notes issued and sold by Borrowers pursuant to the Purchase Agreement and held by the Senior Lenders or their assigns or successors in interest.

		"Notice Date" means the date on which Collateral Agent receives a
Notice of Default.

		"Notice of Default" means a written notice delivered to Collateral Agent from a Majority in Interest of the Senior Lenders acting pursuant to the Intercreditor Agreement stating that an "Event of Default", as such term is defined in any of the Notes and Security Documents, has occurred.

		"Purchase Agreement" means the Convertible Note Purchase Agreement between Crown and Senior Lenders.

		"Payment Default" means the failure of Borrowers to make any regularly scheduled payment of principal or interest when due under the Notes.

		"Realization Instruction" means a written notice delivered to Collateral Agent by a Majority in Interest in accordance with subsection
4.1
hereof, (i) stating, as applicable, that a Payment Default has occurred and/or that a Non-Payment Default has occurred, and (ii) instructing Collateral Agent to realize upon the Collateral.

		"Realization Instruction Date" has the meaning given in Section
4.1(c) hereof.

		"Related Realization Instruction" means, with respect to any Notice of Default, a Realization Instruction delivered to Collateral
Agent
in respect of the same occurrence of a Payment Default and/or a Non-
Payment
Default as such Notice of Default.

		"Secured Obligations" means, collectively, all indebtedness, liabilities and obligations of Borrowers and any of their respective successors and assigns now existing or hereafter owing to Senior Lenders or any of their respective successors and assigns, which the Security
Documents
secure or purport to secure.

		"Security Documents" means all or any of, (i) any deed of trust, mortgage, pledge, assignment, security agreement or other security document executed by Borrowers or either of them, in favor of Collateral Agent in connection herewith, and for the purpose of securing Borrowers' obligations to Senior Lenders, as any thereof may be amended, restated, supplemented or otherwise modified from time to time, (ii) all financing statements filed in connection with the foregoing, and (iii) all other documents and instruments executed in connection therewith, but shall not include this Agreement.

	"Senior Lenders" means the holders of the Notes, each of which is a party to this Agreement, and their respective successors and assigns, each of which shall be bound by the terms of this Agreement.

	"Short-Term Investments" means (i) any direct obligation of or obligations which are guaranteed by the United States of America, or money market instruments invested in the same, or (ii) certificates of deposit, time deposits, demand deposits and bankers acceptances of banks or trust companies issued by any bank insured by FDIC and such bank rated A1/P1 or better by Moody's and A+ or better by S&P.

	"Solitario" means Solitario Resources Corporation, a Colorado corporation.

	"Solitario Common Stock Collateral" means: (a) 3,140,162 shares of Solitario Resources Corporation currently held in escrow (the "Escrowed
Shares"), subject to the consent of the Toronto Stock Exchange under the terms of the Escrow Agreement dated July 1, 1994 between Solitario Resources
Corporation, Montreal Trust Company of Canada, Crown Resources Corporation, and the Toronto Stock Exchange (the "Toronto Exchange Escrow Agreement"); and (b) 6,493,423 shares of Solitario Resources Corporation, a Colorado corporation, held by Crown Resource Corp. of Colorado (the "Solitario Shares"); and (c) all rights of Crown Resources Corp. of Colorado under the
Toronto Exchange Escrow Agreement; and (d) proceeds of the foregoing.

	"Transaction Document(s)" means any or all of the Purchase Agreement, Security Documents, Intercreditor Agreement, Notes, Escrow Agreement and this Agreement.

b.	Other Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement. "Includes" and "including" is not limiting.

		1.2	General Principles Applicable to Definitions.  Definitions
given in Section 1.1 hereof shall be equally applicable to both singular and plural forms of the terms therein defined. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to a "person" or "persons" shall be deemed to be references to an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.

	2.	Rights and Duties of Collateral Agent.

		2.1	Appointment of Collateral Agent.  Each Senior Lender
hereby
appoints and authorizes Collateral Agent to receive and hold its interest in the Collateral under the Security Documents and to take all actions with respect to such Collateral as may be directed by the express written instructions of a Majority in Interest in accordance with procedures set forth in the Intercreditor Agreement, if and to the extent not inconsistent with the express terms of this Agreement. Wells Fargo Bank West, National
Association hereby accepts said appointment as Collateral Agent.
Collateral
Agent shall have and may exercise such powers as are specifically delegated to it by this Agreement, the Intercreditor Agreement, or any Security Document, together with such other powers as are customarily and typically exercised by agents performing duties similar to the duties of Collateral Agent hereunder and under the Security Documents. Each Senior Lender hereby authorizes, consents to, and directs Borrowers to deal with Collateral
Agent
as the true and lawful agent of such Senior Lender to the extent set forth herein and in the Security Documents. Each Senior Lender shall execute and deliver such additional instruments, including powers of attorney in favor of Collateral Agent, as may be necessary or desirable to enable
Collateral
Agent to exercise its powers hereunder and under the Security Documents.

		2.2	Duties and Responsibilities.  Neither Collateral Agent nor
any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without Collateral Agent's duties and responsibilities expressly set forth in this Agreement) under or in connection with this Agreement, the Intercreditor Agreement or the Security Documents or any other instrument or document in connection herewith, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, neither
Collateral Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine (i) (except as such matters relate to the due execution and delivery by Collateral Agent and the enforceability against Collateral Agent) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (a) this Agreement, the Intercreditor Agreement or any Security Document, or any document or instrument furnished pursuant to or in connection with this Agreement, the Intercreditor Agreement or the Security Documents, (b) the collectibility of any amounts owed by Borrowers, (c) any recitals or statements or representations or warranties in connection with this Agreement, the Intercreditor Agreement or any Security Document (except any representations or warranties by Collateral Agent), (d) any failure of any party to this Agreement, the Intercreditor Agreement or any Security
Document to receive any communication sent, or (e) the assets, liabilities, financial condition, results of operation, business or creditworthiness of
Borrowers.

		2.3	Limitations on Responsibilities.  Collateral Agent shall
have
no duties or responsibilities hereunder except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this subsection 2.3.
Collateral
Agent shall not have any responsibility for performance of any obligation of
Borrowers or any Senior Lender, or for the validity, genuineness or sufficiency of any agreement, instrument, certificate or other document executed or delivered by Borrowers or any Senior Lender. With respect to legal matters, Collateral Agent may consult with counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by such counsel. Collateral Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Collateral Agent with reasonable care. Collateral Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or the Security
Documents
or any other document in connection herewith on Borrowers' part.

		2.4	Duty to Investigate.  Collateral Agent shall be entitled
to
act, and shall be fully protected in acting upon, any communication in whatever form believed by Collateral Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. Collateral Agent shall not be bound to investigate any facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other communication which it believes to be genuine, and may rely on the facts or matters so stated; but Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem fit. With respect to any written notice or instruction hereunder that may be given solely by Majority in Interest, Collateral Agent may accept as genuine any such notice or instruction which on its face purports to be authorized by a Majority in Interest unless Collateral Agent has actual knowledge to the contrary.

		2.5	No Actions Contrary to Law, Etc.  Notwithstanding any
other
provision of this Agreement or any instructions from Senior Lenders to the contrary, at no time shall Collateral Agent be required to take any action which is contrary to this Agreement, the Intercreditor Agreement, the Security Documents or applicable law.

	3.	Administration and Preservation of Collateral.

		3.1	Lien Releases; Security Documents.  Upon the instructions
of
Majority in Interest, Collateral Agent shall take all actions as instructed with respect to the Collateral and Security Documents, including, without limitation, the execution and delivery of such waivers and amendments to the
Security Documents as Majority in Interest so authorize and instruct
Collateral Agent to execute and deliver. Notwithstanding the foregoing to the contrary, without the consent of all Senior Lenders, Collateral Agent shall not release any Collateral from the lien of the Security Documents if
Collateral Agent has received a Notice of Default or a Realization
Instruction (which notice or instruction has not been rescinded) or a notice of termination of Intercreditor Agreement.

		3.2	Preservation of the Collateral.  Unless contrary
instructions
are received from Majority in Interest, at any time that Collateral Agent reasonably believes a justification exists therefore, Collateral Agent is authorized and instructed to take all such steps as it is permitted to take under any Security Document and as it, in its reasonable discretion, deems necessary to preserve the Collateral or the value thereof for the benefit of
Senior Lenders (collectively "Actions to Preserve Collateral").

	4.	Realization on Collateral; Distribution of Proceeds.

		4.1	Realization on the Collateral.  Except as provided in
Section
3 hereof, Collateral Agent shall not be required or permitted to take any action to realize on any Collateral until such time as it receives a Realization Instruction.

			(a)	Receipt of Notice of Default.  Upon receipt of a
Notice
of Default, Collateral Agent is, unless contrary instructions are received from Majority in Interest, immediately authorized and instructed to take all
Actions to Preserve Collateral as it, in its reasonable discretion, deems necessary to take within the first sixty (60) days after receipt of such Notice of Default in order to preserve the Collateral or the value thereof for the benefit of Senior Lenders.

			(b)	Delivery of Realization Instruction.  A Realization
Instruction may be delivered to the Collateral Agent by the Majority in
Interest at any time after Collateral Agent receives a Notice of Default with respect to a Payment Default or Non-Payment Default, unless such notice
has been rescinded by the Majority in Interest giving such notice.

			(c)	Receipt of Realization Instruction.  Upon receipt of
a
Realization Instruction (the "Realization Instruction Date"), Collateral
Agent is immediately authorized and instructed to take all such steps as it,
in its reasonable discretion, deems appropriate to expeditiously realize upon the Collateral and distribute the proceeds in accordance with
Section
4.2 hereof.

			(d)	Acquisition of Collateral.  Collateral Agent, upon
instructions from Majority in Interest is authorized and instructed, as agent for all Senior Lenders, to bid at the foreclosure sale of any asset constituting Collateral (each a "Foreclosed Asset") an amount not to exceed the aggregate of each Senior Lender's then outstanding Note balance.
Each
Senior Lender's share of such bid will bear the same proportion to the total bid amount as such Senior Lender's share of the Note Proceeds to be distributed from the sale of the Foreclosed Asset under Section 4.2 would bear to the total of all Note Proceeds distributed to Senior Lenders from the sale of the Foreclosed Asset. Each Senior Lender's percentage share of the bid amount is referred to herein as such Senior Lender's "Foreclosed
Asset Percentage Interest." Collateral Agent, upon instructions from
Senior
Lenders having an aggregate Foreclosed Asset Percentage Interest with respect to any Foreclosed Asset purchased at a foreclosure sale by Collateral Agent greater than fifty percent (50%) is authorized and instructed to sell, lease, transfer, or dispose of all or any portion of such Foreclosed Asset and to distribute the Note Proceeds therefrom to Senior Lenders in proportion to each Senior Lender's Foreclosed Asset
Percentage Interest of such Foreclosed Asset.

		4.2	Distribution of Lien Foreclosure Proceeds.  All Note
Proceeds
of the Collateral received by Collateral Agent and all other amounts received by Collateral Agent from the foreclosure of the lien of the Security Documents from any source whatsoever shall be immediately distributed: first, to Collateral Agent to the extent of any costs and expenses incurred by Collateral Agent in collecting such Note Proceeds; second, to Collateral Agent to the extent of any Collateral Agent's Fee remaining unpaid; third, to Senior Lenders in proportion to their respective interests (as determined at the time of such distribution) until each Senior
Lender is paid in full; fourth, to other persons (including Borrowers) as may be entitled thereto.

		4.3	Distributions in Excess of Exposure.  If a Senior Lender
shall receive a distribution from Collateral Agent in respect of its Note Balance prior to the determination of such Senior Lender's actual loss in respect thereto, and the actual loss is later determined to be less than the amount upon which such distribution was made, such Senior Lender shall, from time to time, upon determination of such actual loss, promptly return to Collateral Agent, without interest, cash or property received from Collateral Agent hereunder in excess of the amount of the loss actually incurred by such Senior Lender.

		4.4	Amounts Received by Senior Lenders.

			(a)	Receipt of Proceeds.  If a Senior Lender shall obtain
after a Notice Date (i) any cash or property in respect of any Collateral
or
any Note Proceeds therefrom or (ii) any payment or prepayment of any
Secured
Obligation made from Note Proceeds received in respect of any Collateral, such Senior Lender shall deliver such amount to Collateral Agent promptly after the Realization Instruction Date established by the Related
Realization Instruction, provided, however, no Senior Lender shall be required to deliver any such amount to Collateral Agent if the Related
Realization Instruction has been rescinded by a Majority in Interest, and provided, further, no Senior Lender shall be required to deliver any such amount to Collateral Agent if such amount was received from Collateral
Agent.

			(b)	Voluntary Payments.  If a Senior Lender shall obtain
after a Notice Date any voluntary payment or prepayment of any Secured obligation from Borrowers, such Senior Lender shall deliver such amount to
Collateral Agent promptly after the Realization Instruction Date established
by the Related Realization Instruction, provided, however, no Senior
Lender
shall be required to deliver any such amount to Collateral Agent if the
Related Realization Instruction has been rescinded by a Majority in
Interest.

		4.5	Senior Lender Information.  Each Senior Lender shall from
time to time and upon request of Collateral Agent or any Senior Lender promptly provide to Collateral Agent and each other Senior Lender a certificate setting forth, as applicable, all amounts then owing to such Senior Lender under the terms of the Purchase Agreement, Note, Security
Documents and Intercreditor Agreement. The Majority in Interest that has delivered a Notice of Default or a Realization Instruction to Collateral
Agent shall (a) from time to time upon request of Collateral Agent or any other Senior Lender promptly provide to Collateral Agent or such Senior
Lender such information as Collateral Agent or such Senior Lender may reasonably request regarding the nature and period of existence of the "Event of Default" specified in the Notice of Default or Realization
Instruction delivered by such Majority in Interest, and (b) promptly upon learning thereof, provide Collateral Agent and each other Senior Lender notice that the "Event of Default" specified in the Notice of Default or Realization Instruction delivered by such Majority in Interest has been cured or waived by such Majority in Interest.

	5.	Senior Lender Representations.  Each Senior Lender severally represents and warrants to Collateral Agent and the other Senior Lenders as follows:

		5.1	Corporate Authorization.  If the Senior Lender is a
corporation, the execution, delivery and performance of this Agreement by such Senior Lender has been duly authorized by all necessary corporate action of such Senior Lender.

		5.2	Binding Obligation, Etc.  This Agreement has been duly
executed and delivered by such Senior Lender and constitutes the legal, valid and binding obligations of such Senior Lender, enforceable against such Senior Lender in accordance with its terms, except that the enforceability thereof may be affected by bankruptcy, insolvency, moratorium and other similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity.

	6.	Collateral Agent Corporate Representations.  Collateral Agent
represents and warrants to each Senior Lender as follows:

		6.1	Corporate Authorization.  The execution, delivery and
performance by Collateral Agent of this Agreement has been duly authorized by all necessary corporate action of such Collateral Agent.

		6.2	Binding Obligation, Etc.  This Agreement has been duly
executed and delivered by Collateral Agent and constitutes the legal, valid and binding obligations of Collateral Agent, enforceable against Collateral
Agent in accordance with its terms, except that the enforceability thereof may be affected by bankruptcy, insolvency, moratorium and other similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity.

	7.	Fees, Expenses and Indemnities.

		7.1	Fees and Expenses.  Borrowers jointly and severally agree
(a)
to pay Collateral Agent, for its own account, an annual agency fee equal to
$2,500 and any additional amount as outlined in Exhibit B hereto (the
"Collateral Agent's Fee"), and (b) to reimburse Collateral Agent upon demand for all out-of-pocket expenses, including, without limitation, legal fees in connection with any trials and appeals, incurred by Collateral
Agent
in connection with the administration or enforcement of or the preservation of any rights under this Agreement or any Security Document. The
Collateral
Agent's Fee shall be payable on the date hereof and on each anniversary of the date hereof so long as any Secured Obligation remains unpaid.

		7.2	Borrowers Indemnity.  Borrowers, jointly and severally,
agree
to indemnify and hold Collateral Agent and its agents, successors, heirs and assigns (each an "Indemnified Agent Party") harmless from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever ("Losses") which may be imposed on, incurred by or asserted against any Indemnified Agent Party in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by any Indemnified Agent Party under this Agreement or any Security Document, except any such as result from such Indemnified Agent Party's gross negligence or willful misconduct.

		7.3	Senior Lender Indemnity.  Each Senior Lender severally
agrees
to indemnify and hold each Indemnified Agent Party (to the extent not reimbursed by Borrowers) in proportion to its Indemnity Percentage
Interest
as of the date on which such Losses are incurred, harmless from and against any and all Losses which may be imposed on, incurred by or asserted against any Indemnified Agent Party in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by any Indemnified Agent Party under this Agreement or any Security Document, except any such as result from such Indemnified Agent Party's gross negligence or willful misconduct. Without limiting the foregoing, each Senior Lender agrees to reimburse Collateral Agent promptly on demand in proportion to its Indemnity Percentage Interest as of the date on which such out-of-pocket expenses are incurred, for any out-of-pocket expenses, including legal fees, incurred by Collateral Agent in connection with the administration or enforcement of or the preservation of any rights under this Agreement or any other Transaction Document (to the extent that Collateral Agent is not reimbursed for such expenses by Borrowers);
provided, however, that each Senior Lender's obligation hereunder shall be limited to the amount of its loan to Borrowers. As used herein, "Indemnity
Percentage Interest" means, as of any date of determination, the percentage that such Senior Lender's Loan Indebtedness bears to the aggregate Loan Indebtedness of all Senior Lenders.

		7.4	Cross-Senior Lender Indemnity.  Each Senior Lender that
gives
 a Wrongful Notice to Collateral Agent, jointly and severally, agrees to indemnify and hold each other Senior Lender that did not join in the giving of such Wrongful Notice and such Senior Lender's agents, successors, heirs and assigns (each an "Indemnified Senior Lender Party") harmless from and against any and all Losses which may be imposed on, incurred by or asserted against any Indemnified Senior Lender Party directly relating to or arising out of such Wrongful Notice, including Losses resulting from the Indemnified
Senior Lender Party's acceleration of its indebtedness based upon the giving of such Wrongful Notice or the exercise of any remedies by Collateral
Agent
in respect of the Collateral under any Security Document following the receipt of such Wrongful Notice, except any Losses resulting from such Indemnified Senior Lender Party's gross negligence or willful misconduct.
As used herein "Wrongful Notice', shall mean a Notice of Default or Realization Instruction given to Collateral Agent pursuant to Section 4.1 hereof where a court of competent jurisdiction later determines (and such determination is no longer subject to appeal) that (a) the Payment
Default
identified in such Notice of Default or Realization Instruction had been cured at the time such Notice of Default or Realization Instruction was given; or (b) the "Event of Default" identified in such Notice of Default or Realization Instruction had not occurred at the time such Notice of Default or Realization Instruction was given; or (c) the occurrence of the
"Event of Default" identified in such Notice of Default or Realization Instruction would not entitle the Senior Lender giving such Notice of Default to accelerate the remaining obligations of Borrowers under its Purchase Agreement; or (d) the occurrence of the "Event of Default" identified in the Notice of Default or Realization Instruction would not permit Collateral Agent to exercise remedies in respect of the Collateral under the Security Documents or applicable law.

		7.5	Reimbursement to Senior Lenders; Survival.  Borrowers,
jointly and severally, agree to reimburse any Senior Lender for amounts paid
by such Senior Lender to any Indemnified Agent Party pursuant to Section
7.3
hereof. The covenants set forth in this Section 7 shall survive the termination of this Agreement.

	8.	Non-Reliance on Collateral Agent.  Each Senior Lender agrees that
it has, independently and without reliance on Collateral Agent or any other
Senior Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis on Borrowers and its own decision to enter into this Agreement and that it will, independently and without reliance upon Collateral Agent or any other Senior Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Collateral Agent shall not be required to keep informed as to the performance or observance by Borrowers of their obligations under this Agreement, any Security Document or any other agreement, instrument, certificate or document referred to or provided for herein or therein nor shall Collateral Agent have any obligation to inspect the properties or books of Borrowers except as may be specifically requested in instructions received from Majority in Interest. Except for notices, reports and other documents and information expressly required to be furnished to Senior Lenders by Collateral Agent hereunder, Collateral Agent shall not have any duty or responsibility to provide any Senior Lender with any credit or other information concerning the affairs, financial condition or business of Borrowers (or any of its related companies) which may come into Collateral
Agent's possession. Collateral Agent shall be entitled to assume that no event or circumstance has occurred and is continuing that would provide the basis for any Senior Lender to give a Notice of Default or Realization Instruction unless Collateral Agent has actually received a Notice of Default or Realization Instruction.

	9.	Successor Collateral Agent.  Collateral Agent may give written notice of resignation at any time to Senior Lenders and Borrowers and may be removed at any time by Majority in Interest. Upon any such resignation or removal, Majority in Interest shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by Majority in Interest and shall have accepted such appointment within thirty (30) days after Collateral Agent's giving of notice of resignation or Majority in Interest's removal of Collateral Agent, then
Zoloto Investors, LP, or its successors or assigns, on behalf of Senior Lenders, shall promptly appoint a successor Collateral Agent, which shall be
(a) a Senior Lender or (b) another bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus that is both (i) adequate in proportion to its total assets and (ii) of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor
Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor
Collateral Agent, the retiring Collateral Agent shall continue as "Collateral Agent" hereunder. Notwithstanding any retiring Collateral
Agent's resignation or removal hereunder as Agent, the provisions of Section
7, this Section 9 and each other protection and indemnity afforded
Collateral Agent herein shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. Any person into which Collateral Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which it shall be a party or any person to which Collateral Agent may sell or transfer all or substantially all of its agency relationships shall be the successor to Collateral
Agent
without the execution or filing of any paper or further act.
Notwithstanding anything herein to the contrary, however, the resignation or removal of a Collateral Agent shall not be effective unless and until all documents necessary or desirable, to transfer all of Collateral Agent's right, title and interest in, to and under the Security Documents and in and to the Collateral to the successor Collateral Agent shall have been fully executed, delivered, filed and recorded, as appropriate.

	10.	Effect of Bankruptcy.  This Agreement shall continue in full force
and effect after the filing of any voluntary or involuntary petition for relief against Borrowers or either of them under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof, and shall apply with full force and effect with respect to all post-petition property of the estate, to all post-petition distributions by the estate, and to all Secured Obligations incurred by Borrowers subsequent to such filing. Notwithstanding the foregoing to the contrary, however, in the event that Borrowers or either of them shall become subject to a proceeding under the Code, and any Senior Lender or group of Senior Lenders shall desire to provide post-petition financing to Borrowers, Senior
Lenders hereby agree that such Senior Lender or such group of Senior
Lenders
shall be entitled to whatever priority against the Collateral a court of competent jurisdiction may grant to such Senior Lender or group of Senior Lenders in respect of such post-petition financing without any obligation to share the proceeds thereof in accordance with the terms of this Agreement.

	11.	Further Assurances.  Borrowers, at their sole cost and expense, will at any time and from time to time hereafter (a) execute such financing statements and other instruments and perform such other acts as may be necessary or as Collateral Agent may reasonably request to establish and maintain the security interests granted by Borrowers to Collateral Agent under the Security Documents and the first priority and continued perfection thereof; (b) obtain and promptly furnish to Collateral Agent evidence of all approvals, permits, licenses, authorizations, certificates, or consents of
Governmental Authorities as may be required to enable Borrowers to comply with its obligations under this Agreement; and (c) execute and deliver all such other instruments and perform all such other acts as Collateral
Agent
may reasonably request to carry out the transactions contemplated by this Agreement and the Security Documents.

	12.	Miscellaneous.

		12.1	Governing Law.  This Agreement and the Security Documents
shall be governed by and construed in accordance with the laws of the State of Washington, except insofar as the laws of a jurisdiction where
Collateral
is located require the laws of that jurisdiction to govern the creation, perfection or enforcement of any lien of any Security Document.

		12.2	Mandatory Arbitration.

		(a)	Arbitration.  Any controversy or claim between or among
the
parties arising out of or relating to this Agreement or any Security
Document shall at the request of any party be determined by arbitration.
The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American
Arbitration Association. The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction.

		(b)	Real Property Collateral.  Notwithstanding the provisions
of
subsection 12.2 (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Collateral Agent or any Senior Lender which is secured by real property collateral.

		(c)	Self Help; Foreclosure.  No provision of this Section 12.2
shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of any such remedy does not waive the right of any party to resort to arbitration.
At
Collateral Agent's option (but subject to any instructions received from Majority in Interest), foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.


		12.3	Consent to Jurisdiction.  Subject to Section 12.2 hereof,
each of the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of any state or federal court sitting in Jefferson County
Colorado, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or any Security Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section
12.3 shall impair the right of Collateral Agent or any Senior Lender or the holder of any Secured Obligation to bring any action or proceeding against
Borrowers or its or their respective property in the courts of any other jurisdiction, and Borrowers irrevocably submit to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which either of Borrowers is incorporated or sitting in any place where property or an office of Borrowers is located.

	12.4	Notices.  Any notices by or among the Senior Lenders shall be sent to the addresses of the Senior Lenders set forth in signature page to this Agreement executed by such Senior Lender, and shall be given by first class mail or overnight delivery service; provided, however, if given by first class mail such notice shall not be deemed given unless or until three business days after mailing and if given by overnight delivery service such notice shall not be deemed given unless or until one day after dispatching by overnight delivery service. Any Senior Lender may change the address to which notices shall be sent to such Senior Lender, by written notice to all other Senior Lenders given in accordance with this paragraph.

		12.5	Successors and Assigns.  This Agreement shall be binding
upon
and inure to the benefit of the parties and their respective successors and assigns and no other person or entity shall have any right, benefit, priority, or interest under, or because of the existence of, this Agreement.
 No transfer of any Secured Obligation, or of any interest or participation therein, shall bind Collateral Agent until Collateral Agent has received
(a)
written notice of such transfer or participation, specifying the name of the transferee or participant and the address to which payments and notices shall be delivered and (b) written agreement of such transferee binding itself to the terms of this Agreement, including, without limitation,
Section 6.3 hereof.

		12.6	Severability.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

		12.7	Amendment.  This Agreement may not be amended or modified
except by written agreement of a Majority in Interest, or if the Intercreditor Agreement has been terminated, then by agreement of each party hereto, and no provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

		12.8	Termination.  Except with respect to Sections 7, 12.1, and
12.3, which shall survive, this Agreement shall terminate when the Secured
Obligations have been paid in full.

		12.9	Controlling Terms, Transfer of Notes.  In the event of any
conflict between the terms of this Agreement and the terms of any Security
Document with respect to the definition of "Collateral" and the relative rights, interests and priorities of any Senior Lender therein, the terms of this Agreement shall control.

		12.10	No Benefit; No Reliance.  Neither of Borrowers shall
have any right, benefit, priority, or interest under, or be entitled to rely on, enforce or secure relief as a result of any breach of any representation or warranty or the performance or observance of covenant set forth in Sections 2, 3, 4, 5, 6, 7.3, 7.4, 8, or 9 hereof. Each such section is intended solely for the benefit of Senior Lenders and Collateral Agent.

		12.11	Headings.  The headings of the various provisions of
this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

		12.12	Counterparts.  This Agreement may be executed in any
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same
Agreement.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

						SENIOR LENDERS:


By
   Its

Address:

Telefax:




		WELLS FARGO BANK WEST,
		National Association



		By:______________________________________
		     Gretchen Middents
		     Its Vice President, Corporate Trust
Services



Exhibit A
Intercreditor Agreement



Exhibit B


EXHIBIT G
FORM OF ESCROW AGREEMENT
ESCROW AGREEMENT

This Escrow Agreement (this "Agreement") is made by and among (i)
Crown Resources Corporation, a Washington corporation ("Crown"), (ii)
Crown
Resources Corporation of Colorado, a Colorado corporation ("Crown Colorado"), (iii) the lenders named in Schedule 1 hereto (collectively, the
"Senior Lenders," and individually, a "Senior Lender"), (iv) Wells Fargo Bank West, National Association (the "Escrow Agent"), and (v) Wells Fargo Bank West, National Association (the "Collateral Agent") (Crown, Crown Colorado and Lenders, each a "Party" and collectively, the "Parties").

Recitals

WHEREAS, Crown and the Senior Lenders are parties to that certain Convertible Note Purchase Agreement, dated as of October __, 2001 (the "Purchase Agreement"), pursuant to which each Senior Lender agreed, severally and not jointly, to purchase from Crown, and Crown agreed to issue and sell to each Senior Lender, a convertible promissory note (each, a "Note" and collectively, the "Notes") in the principal amount set forth opposite the name of the respective Senior Lender on Schedule 1 hereto;

WHEREAS, pursuant to the Purchase Agreement, Crown has agreed to place in escrow the property listed in Section 1.01(a) hereof (the "Crown Escrowed
Property");

WHEREAS, pursuant to the Notes and a pledge agreement, Crown Colorado has agreed to place in escrow the property listed in Section 1.01(b) hereof
(the "Crown Colorado Escrowed Property");

WHEREAS, pursuant to the Purchase Agreement, the Senior Lenders have agreed to place in escrow the property listed in Section 1.01(c) hereof (the
"Senior Lenders' Escrowed Property") (Crown Escrowed Property, Crown Colorado Escrowed Property and Senior Lenders' Escrowed Property, collectively, the "Escrowed Property"); and

WHEREAS, Escrow Agent agrees to hold and distribute the Escrowed
Property in accordance with the instructions contained herein;

NOW, THEREFORE, in consideration of the foregoing premises, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties, the Escrow Agent and the Collateral Agent agree as follows, intending to be legally bound:

Article 1: Directions

1.01	Escrowed Funds.  The Parties will deposit with the Escrow Agent the following:

(a)	Crown, upon acceptance of a Subscription Agreement: (i)
manually signed copies of this Agreement, (ii) manually signed copies of the Purchase Agreement, in the form attached hereto as Exhibit A, and (iii) manually signed copies of the Subscription Agreement, the Note, the Warrant, the Registration Rights Agreement, the Intercreditor Agreement, the Security Agreements to which it is a party, and the Legal Opinion, each in the form attached hereto as exhibits to the Purchase Agreement.

(b)	Crown Colorado, upon Crown's acceptance of a Subscription
Agreement: (i) manually signed copies of this Agreement, and (ii) manually signed copies of the Purchase Agreement, the Note, and the Security Agreements to which it is a party, each in the form attached hereto as exhibits to the Purchase Agreement.

(c)	Each Senior Lender: (i) manually signed copies of this
Agreement, (ii) manually signed copies of the Subscription Agreement, the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement, the Intercreditor Agreement, and the Collateral Agency Agreement, each in the form attached hereto as exhibits to the Purchase Agreement (all of the foregoing documents collectively referred to as the "Senior Lender Transaction Documents" for each Senior Lender, and "Senior Lenders' Transaction Documents" for all Senior Lenders), and
(iii) the principal amount, in immediately available funds, set forth opposite the name of the respective Senior Lender on Schedule 1 (the "Escrowed Funds").

1.02	Instructions.  The Escrow Agent shall hold, invest and disburse the Escrowed Property pursuant to the instructions set forth in Schedule
2,
attached hereto and, except as provided in Section 3.02, incorporated herein by reference.

1.03	Assignment of Interest.  The assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement (referred to under this Section 1.03 as "Assignment") shall be binding upon the Escrow Agent upon delivery of notice to the Escrow
Agent of the Assignment.

Article 2: Compensation of the Escrow Agent

Crown and Crown Colorado agree, jointly and severally, to pay the Escrow Agent:

(a)	Its fees, charges, and expenses for all services rendered by it under this Agreement, as shown as attached on Exhibit B hereto; and

(b)	Reasonable compensation for services rendered in connection
with this Agreement but not expressly provided for herein and reimbursement for those expenses incurred by the Escrow Agent in rendering such services, including, but not limited to costs and attorneys' fees incurred as a result of any dispute arising out of the Agreement.

(c)	The Escrow Agent shall have a first and prior lien upon the
Escrowed Funds to secure the payments described under paragraphs (a) and (b) of this Article 2. If any such payment is not timely received by the Escrow Agent, the Parties authorize the Escrow Agent to deduct such payment from the Escrowed Funds. All such payments due but not paid within 30 days shall accrue interest at the rate of 10 percent per annum.

Article 3: Provisions Concerning Escrow Agent

3.01	Authority of Parties.  The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority and/or rights of the Parties or their agents.

3.02	Other Agreements.  Except for the Collateral Agency Agreement, the
Escrow Agent shall not be a party to, or bound by, any agreement between the
Parties other than this Agreement, whether or not a copy and/or original of such agreement is held as Escrowed Property; and, the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement between the Parties.

3.03	Deposited Instruments and/or Funds.  The Escrow Agent assumes no responsibility for the validity or sufficiency of any instrument held as Escrowed Property, except as expressly and specifically set forth in this Agreement.

3.04	Late Payments or Performance.  The Escrow Agent may accept any payment or performance required under this Agreement after the date such payment or performance is due, unless subsequent to such date, but prior to the actual date of payment or performance, the Escrow Agent is instructed in writing by Crown or the Collateral Agent not to accept such payment or performance.

3.05	Escheat.  The Parties are aware that under Colorado law, escrowed property that is presumed abandoned may escheat to the State. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors, and assigns, should any or all of the Escrowed
Property become escheatable or escheat by operation of law.

3.06	Non-Liability. The Escrow Agent shall not be liable for any act or omission while acting in good faith and in the exercise of its own best judgment. Any act or omission by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The
Escrow
Agent shall have the right to consult with counsel at the expense of Crown and Crown Colorado whenever any question arises concerning the Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent shall not be liable for the alteration, modification or elimination of any right permitted or given under the instructions set forth in Schedule 2 and/or in any document deposited under the Agreement pursuant to any Statute of Limitations or by reason of laches.
 The Escrow Agent shall have no further responsibility or liability whatsoever to any or all of the Parties following a partial or complete distribution of the Escrowed Property pursuant to this Agreement. The Escrow Agent shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction provided for in this Agreement. In performing its obligations hereunder, the Escrow Agent shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all documents it receives, and also the truth and accuracy of any information contained therein.
The
Escrow Agent shall not be responsible or liable for any diminution of principal of the Escrowed Funds or any interest penalty, whatsoever, for any reason.

3.07	Indemnification. The Parties agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any liability, cost or expense whatsoever, including, but not limited to, attorneys' fees incurred by reason of accepting this Agreement and/or the Escrowed Property; provided, however, that the liability of each Senior Lender shall be limited to the amount of its Escrowed Funds.

3.08	Disagreements.  If any disagreement or dispute arises between the
Parties to this Agreement concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, the Escrow Agent:

(a)	Shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process, court order or indemnification; and

(b)	May, in its sole and absolute discretion, interplead the
Escrowed Property or that portion of the Escrowed Property it then holds with the District Court of the City and County of Denver, State of Colorado, and name the Parties in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Escrowed Property and shall be entitled to recover from the Parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action. The Parties by signing this Agreement submit themselves to the jurisdiction of such court and do appoint the Clerk of such Court as their agent for the service of all process in connection with such proceedings. In no event shall the institution of such interpleader action impair the rights of the Escrow Agent described in Section 3.06 of this Article.

Article 4:  General Terms and Conditions

4.01	Extension of Benefits.  This agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors and assigns of all of the Parties, the Collateral Agent and the Escrow Agent.

4.02	Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

4.03	Notices.  All notices, requests, demands and other communications required under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested and postage prepaid. If any notice is mailed, it shall be deemed given on the date such notice is deposited in the United States mail.
 If any notice is personally delivered, it shall be deemed given upon the date of such delivery. If notice is given to a party, it shall be mailed or delivered to the addresses set forth below the signature blocks. It shall be the responsibility of the Parties to notify the Escrow Agent in writing of any name or address changes.

4.04	Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties, the Collateral Agent and the Escrow Agent with respect to the subject matter hereof.

4.05	Amendment.  This Agreement may be amended, modified, superseded, rescinded or canceled only by a written instrument executed by the Senior Lenders (in such manner as may be required by the Intercreditor
Agreement),
Crown, Crown Colorado, the Collateral Agent and the Escrow Agent.

4.06	Waivers.  The failure on any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to the Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

4.07	Headings.  Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

4.08	Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument

4.09	Resignation or Removal of Escrow Agent.  The Escrow Agent may
resign at any time by furnishing written notice of its resignation to Parties and the Collateral Agent. Such resignation shall be effective upon the earlier of (i) substitution of the Escrow Agent with a new escrow agent appointed by the Senior Lenders, acting in such manner as may be required by the Intercreditor Agreement, or (ii) 30 days after the delivery of such written notice to the Parties and the Collateral Agent by the Escrow Agent.
 The Senior Lenders, acting in such manner as may be required by the Intercreditor Agreement, Crown and Crown Colorado may remove the Escrow Agent at any time by furnishing to the Escrow Agent a written notice of its removal. Such removal shall be effective upon the 10th business day following delivery of such written notice to the Escrow Agent by the Parties and the Collateral Agent.

4.10	Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase
Agreement.

Article 5:  Termination:  Independence and
Survival of Conditions

5.01	Termination.  The Escrow Agent's duties hereunder shall be
terminated when no Escrowed Property continues to be held by the Escrow Agent. The remaining terms of this Agreement shall survive such termination.

5.02	Independence and Survival of Covenants.  The Parties agree that notwithstanding the resignation of the Escrow Agent, the interpleader of the
Escrowed Property (or any part thereof) or any other event or circumstance that may terminate the escrow of the Escrowed Property (or any part thereof), the disposition and delivery of the Escrowed Property shall be subject to the conditions and terms set forth in Schedule 2 hereof. Hence, for example, but not by way of limitation, if the Escrow Agent shall interplead the Escrowed Property with the Denver District Court, the parties agree that such Court may and (subject to the security interest granted to the Escrow Agent hereunder) shall distribute the Property in accordance with the terms and conditions set forth in Schedule 2 hereof, without modification. Notwithstanding that the amounts due under the Notes accrue interest payable by Crown and/or Crown Colorado to the Senior Lenders during the period that said funds are held by the Escrow Agent or the Collateral Agent and that while held by the Escrow Agent or the Collateral Agent Crown and/or Crown Colorado may receive the benefit of interest income accruing from funds held in escrow, nothing herein is to be construed to suggest that, while in escrow, such funds are part of the property of Crown or Crown
Colorado. The Senior Lenders make this escrow available to Crown and Crown
Colorado on their assurance that the funds would only be made available to
Crown and Crown Colorado in accordance with the express terms and upon the conditions set forth herein. This was and is a material and important inducement to Senior Lenders in purchasing the Notes and providing this escrow. This escrow has been made for the benefit of Crown and Crown Colorado to assure that funds would be available to them on the terms and conditions set forth herein. Accordingly, Crown and Crown Colorado hereby disclaim any interest in the Escrowed Funds or the Senior Lenders' Transaction Documents, except upon and subject to strict compliance with the terms and conditions set forth for release of the Escrowed Property in
Schedule 2.

[Signature Page Follows]


	IN WITNESS WHEREOF, the Parties, the Collateral Agent and the Escrow Agent have each caused this Escrow Agreement to be duly executed on this ___day of October 2001.

"CROWN"	"CROWN COLORADO"

_________________________________		________________________________

By: Christopher E. Herald					 	By: Christopher E.
Herald

Title: President								Title: President

Address:	_________________________			Address:
	_________________________

	_________________________				_________________________

Telephone:_______________________
	Telephone:_______________________

Tax I.D. No.______________________			Tax I.D.
No.______________________


"ESCROW AGENT"	"COLLATERAL AGENT"

_________________________________		________________________________

By:______________________________
	By:_____________________________

Title:____________________________
	Title:____________________________

Address:	_________________________			Address:
	_________________________

	_________________________				_________________________

Telephone:_______________________
	Telephone:_______________________

Tax I.D. No.______________________			Tax I.D.
No.______________________



"SENIOR LENDER"		 						SUBSCRIPTION AMOUNT:

________________________________
	_______________________
Type or Print Name of Senior Lender 					Type or Print
Amount of Notes

Method of Payment:
Tax I.D. Number: _________________					? Wire Transfer
? Payment enclosed
? Other__________________
Notice Address for Senior Lender:

________________________________

________________________________

________________________________

Telephone No.____________________

Facsimile No. ____________________


The undersigned Senior Lender hereby conveys the Subscription Amount and the
Senior Lender Transaction Documents to Wells Fargo Bank West, National Assocaition, in escrow pursuant to the Escrow Agreement, attached as Exhibit
G to the Convertible Note Purchase Agreement, effective October ___,
2001,
between Crown and the Senior Lenders, and hereby agrees to be bound by any and all terms and provisions of such Escrow Agreement.

______________________________	Received by Wells Fargo Bank West,
	National Association
Type or Print Name of Senior Lender 				? Subscription
Amount:
? Lenders Transaction Documents
______________________________
(Signature) 										Wells Fargo
Bank
West,
National Association

Title:__________________________
	By:________________________
													Gretchen
Middents
Date:__________________________					Title: Vice
President

Corporate Trust Services
										Account
#:___________________


	Date:________________________


SCHEDULE 1 TO THE ESCROW AGREEMENT AMONG
WELLS FARGO BANK WEST, NATIONAL ASSOCIATION,
CROWN, CROWN COLORADO AND SENIOR LENDERS UNDER
A CONVERTIBLE NOTE PURCHASE AGREEMENT
DATED OCTOBER 18, 2001
(Description of the Senior Lenders' Deposit into Escrow)


Each Senior Lender shall deposit with the Escrow Agent: (1) a completed and executed Senior Lender Transaction Documents; and (2) the principal amount, in immediately available funds, equal to the Subscription Amount. The Escrow Agent is authorized to accept and acknowledge receipt of the foregoing deposits, subject to the terms of the Escrow Agreement from such persons or entities and in such amounts as Crown shall approve in writing.
Crown hereby approves and authorizes the Escrow Agent to accept subscriptions from the persons or entities listed below, in the amounts set forth opposite such person's name (such list to be modified by Crown from time to time, provided the aggregate subscription amount does not exceed $4,000,000):


NAME-
ADDRESS-SUBSCRIPTION AMOUNT
Zoloto Investors, LP-c/o Zoloto, LLC
14701 St. Mary's Lane, Suite 800
Houston, TX  77079-$2,000,000
Gascoigne Trust-C.M. Jones & Others
Re: Gascoigne Trust
c/o Chantrey Vellascott DFK
10-12 Russell Square
London, WCIB5L
England-150,000
Gary L. Blum-3104 Oak Lane
Dallas, TX  75226-200,000
Solitario Resources Corporation-4251 Kipling Street, Suite 390
Wheat Ridge, CO  80033-650,000
Solitario Resources Corporation-4251 Kipling Street, Suite 390
Wheat Ridge, CO  80033-350,000

END OF SCHEDULE 1



SCHEDULE 2 TO ESCROW AGREEMENT AMONG
WELLS FARGO BANK WEST, NATIONAL ASSOCIATION,
CROWN RESOURCES CORPORATION AND SENIOR LENDERS UNDER
A CONVERTIBLE NOTE PURCHASE AGREEMENT
DATED OCTOBER ___, 2001
 (Instructions)

1.	Investment of Escrowed Funds.

	The Escrow Agent shall invest all portions of the Escrowed Funds in the
Wells Fargo 100% Treasury Fund money market fund. All interest bearing money market funds used for investment by Escrow Agent in the ordinary course of its business, in its discretion. All interest and other earnings received by the Escrow Agent as a result of any investment of the Escrowed
Funds prior to release of the Escrowed Funds pursuant to Section 3 of this
Schedule shall be for the account of and in the name of the Senior Lender on whose behalf such investment is made, and such Senior Lender shall be responsible for, and shall pay, all taxes payable with respect to such interest.

2.	Distributions.

(a)	Notice of Receipt of the Minimum Offering Amount.  Upon receipt by the Escrow Agent of an aggregate of at least $2,650,000 in Escrowed Funds (the "Minimum Offering Amount"), including at least $650,000 in Escrowed Funds from Solitario Resources Corporation, a Colorado corporation ("Solitario"), the Escrow Agent shall give notice to the Parties and to the
Collateral Agent of its receipt of the Minimum Offering Amount.

(b)	Initial Distribution.  Upon receipt by the Escrow Agent of the
Minimum Offering Amount and all other Escrowed Property, and receipt by the
Escrow Agent of written notice from Crown certifying that Crown has received and accepted from Solitario the Subscription Agreement of Solitario for the
Solitario Note and the Solitario Purchase Price in the amount of $350,000 (the "Crown Notice"), the Escrow Agent shall: (i) distribute to each Senior
Lender such Senior Lender's Note, the Legal Opinion addressed to such
Senior
Lender and an original counterpart of the Purchase Agreement, the Intercreditor Agreement, the Collateral Agency Agreement and this Agreement;
(ii) distribute to Crown the Subscription Agreement and an original counterpart of the Purchase Agreement, the Intercreditor Agreement, and the
Escrow Agreement; and (iii) distribute to the Collateral Agent the Security
Agreements and an original counterpart of the Collateral Agency Agreement and this Agreement.

(c)	Additional Distributions.  Upon receipt by the Escrow Agent of
Escrowed Property after the Escrow Agent has made a distribution under subsection (b) above, the Escrow Agent shall distribute the Escrowed Property as directed in subsection (b)(i), (ii) and (iii) above.

3.	Release of Escrowed Property.  The Escrow Agent shall hold the
Escrowed
Property subject to the terms and conditions of this Agreement until the earlier of:

(a)	Upon receipt by the Escrow Agent of a written request (a "Final
Payment Notice"), signed by Crown and one or more Senior Lenders, acting pursuant to the Intercreditor Agreement (accompanied by a written notice from such Senior Lenders stating that such Senior Lenders represent a Majority in Interest of the Senior Lenders pursuant to the Intercreditor Agreement), directing the Escrow Agent to distribute all of the Escrowed Property, the Escrow Agent shall distribute the Escrowed Property in accordance with such request.

(b)	If by 5:00 P.M. MST on October 19, 2001, the Escrow Agent has not
received the Minimum Offering Amount and the Crown Notice, then the Escrow
Agent shall release the Escrowed Property as provided in Section 4 of this
Schedule.

(c)	If the Escrow Agent receives written notice from one or more
Senior Lenders, acting pursuant to the Intercreditor Agreement, stating that
(i) such Senior Lenders represent a Majority in Interest of the Senior Lenders pursuant to the Intercreditor Agreement, (ii) Crown has failed to provide the Title Opinion (as defined in the Purchase Agreement) to the Senior Lenders within one hundred twenty (120) days after the Closing, and
(iii) pursuant to the rights of the Senior Lenders under the Purchase Agreement, the Senior Lenders are instructing the Escrow Agent to release the Escrowed Funds to the respective Senior Lenders, then the Escrow Agent shall release the Escrowed Funds to the Senior Lenders and otherwise distribute the Escrowed Property pursuant to Section 4 of this Schedule.

(d)	If by 5:00 P.M. MST on March 31, 2002, the Escrow Agent has not
received a Final Payment Notice under this Section 3 or has not previously released all Escrowed Property pursuant to the foregoing Sections 3(b) or 3(c), then the Escrow Agent shall release the Escrowed Property as provided in Section 4 of this Schedule.

4.	Certain Returns of Escrowed Property.  In the event the Escrow
Agent is required to release the Escrowed Property pursuant to any of the foregoing Sections 3(b), 3(c) or 3(d), the Escrow Agent shall deliver (i) the Warrants and the Registration Rights Agreement to Crown, and (ii) the Escrowed Funds provided by each Senior Lender to such Senior Lender.

5.	Time is of the Essence.     Time is of the essence in the
performance of this Agreement. The receipt by Crown of the Senior
Lenders'
Escrowed Property pursuant to a distribution request under this Agreement shall be deemed to be the acceptance of an offer from the Senior Lenders, which offer is not subject to extension or modification by operation of law, order of court or otherwise, including without limitation, by operation of
11 U. S. C. sub section 108.

END OF SCHEDULE 2
Exhibit A
Purchase Agreement


Exhibit B
Wells Fargo Bank West Fee Schedule
ESCROW FEE SCHEDULE
Inception Fee

*	$1,000.00
	Due with the Funding of the Escrow


Annual Administration Fee*


*    Minimum Annual Fee  			$	2,000.00
	Due with the Funding of the Escrow






Transaction Charges

Security Transactions (buy or sell)		$	35.00

Wire Transfers			$	35.00

Receipts			$	10.00

Disbursements			$	10.00

Preparing Interest Allocations		$	10.00/
				calculation

Preparing and Filing Taxpayer Reports
	Each 1099			$	25.00
	Minimum Charge			$	100.00





*Billed annually in advance; no proration. Due with the Funding of the Escrow.

All payments due and not paid within 30 days shall Accrue at a rate of 19% per annum.





1/1/2001





Extraordinary Services

Additional reasonable compensation will be charged for extraordinary services based on our then current standard hourly charge. Extraordinary services include, but are not limited to, attending escrow closings, processing assignments of escrow interest, reviewing and accepting modifications or amendments to the escrow agreement, and letter of credit draws.

Reimbursables

All out-of-pocket expenses incurred in the administration of the account, including, but not limited to, postage, telephone charges, insurance, photocopies, supplies, and legal fees, with the exception of legal fees incurred at the inception of the account, will be billed to the customer at cost.

Overdrafts

Any overdrafts at Wells Fargo Bank West caused by failed or incomplete wires of funds or failed or incomplete securities deliveries will be reimbursable to Wells Fargo Bank West at prime plus two percent (2%).




















EXHIBIT H
FORM OF LEGAL OPINION

October 22, 2001



To the Senior Lenders
Listed on Schedule 1 hereto

	Re:	Crown Resources Corporation

Ladies and Gentlemen:

	We have acted as counsel to Crown Resources Corporation, a Washington corporation (the "Company"), and Crown Resource Corp. of Colorado, a Colorado corporation (the "Subsidiary"), in connection with the sale and issuance by the Company and the Subsidiary of 10% Secured Convertible Promissory Notes (each a "Note" and collectively the "Notes") and the issuance by the Company of warrants (the "Warrants") to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"), pursuant to a convertible note purchase agreement (the "Purchase Agreement"), dated as of October 18, 2001, between the Company and the senior lenders executing subscription agreements thereto (each a "Senior Lender" and collectively the "Senior Lenders"). This opinion letter is delivered to you pursuant to
Section 1.c of the Purchase Agreement. Capitalized terms not otherwise defined in this opinion letter shall have the meanings ascribed thereto in the Purchase Agreement.

	In rendering this opinion letter, we have reviewed the following documents:

1.	the Purchase Agreement;
2.	the Subscription Agreements entered into by the Senior Lenders and the Company each dated on or about October 18, 2001;
3.	the Notes dated as of October 18, 2001;
4.	the Warrants dated as of October 18, 2001;
5.	the Registration Rights Agreement, dated as of October 18, 2001, between the Company and the Senior Lenders;
6.	the Escrow Agreement, dated October 18, 2001, between the
Company, the Subsidiary, the Senior Lenders, and Wells Fargo
Bank West, National Association ("Wells Fargo"), as Escrow
Agent and as Collateral Agent for the Senior Lenders;
7.	the General Security Agreement, dated October 18, 2001, between the Company, the Subsidiary and Wells Fargo, as Collateral Agent
for the Senior Lenders;
8.	the Security Agreement of Crown Resource Corp. of Colorado,
dated October 18, 2001, between the Subsidiary and Wells Fargo, as Collateral Agent for certain of the Senior Lenders;
9.	the Security Agreement of Crown Resources Corporation and Crown
Resource Corp. of Colorado, dated October 18, 2001, between the
Company, the Subsidiary and Wells Fargo, as Collateral Agent for
the Senior Lenders (the "Joint Security Agreement");
10.	the Pledge of Crown Resources Corporation, dated October 18,
2001, between the Company and Wells Fargo, as Collateral Agent for the Senior Lenders;
11.	the Pledge of Crown Resource Corp. of Colorado, dated October
18, 2001, between the Subsidiary and Wells Fargo, as Collateral
Agent for certain of the Senior Lenders;
12.	the Collateral Assignment of Rights, dated as of October 18,
2001, by the Subsidiary in favor of Wells Fargo, as Collateral
Agent for certain of the Senior Lenders;
13.	the Deed of Trust, dated October 10, 2001, between the Company, the Subsidiary, Wells Fargo, as Collateral Agent for the Senior
Lenders, and Transnation Title Insurance Company, as trustee under the trust (the "Deed of Trust");
14.	the Financing Statement of the Company and the Subsidiary
covering all assets of the Company and the Subsidiary;
15.	the Financing Statement of the Company and the Subsidiary
covering unpatented mining claims and unpatented mill sites on federal land (the "Mining Financing Statement");
16.	the Intercreditor Agreement, dated as of October 18, 2001,
between the Senior Lenders; and
17.	the Collateral Agency Agreement, dated as of October 18, 2001, between Wells Fargo and the Senior Lenders.

The foregoing documents numbers 1 through 13 are hereinafter referred to as the "Transaction Documents." We also have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records, certificates and other instruments as we have deemed necessary for purposes of the opinions set forth herein, and we have relied as to certain factual matters on certain representations of officers of the Company and certificates from public officials. In such examination, we have assumed the genuineness of all signatures on original documents or certified copies, the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

We have assumed that each of the Senior Lenders and any other party to the Transaction Documents, other than the Company and the Subsidiary (individually, an "Other Party"), has the requisite power and authority, and has taken any and all necessary action, to execute and deliver the Transaction Documents, and that the Transaction Documents have been duly and validly executed and delivered by each of the Senior Lenders and each Other
Party thereto and constitute valid, binding and enforceable obligations of each of the Senior Lenders and each Other Party. We also have assumed and relied upon the accuracy of the representations and warranties of each of the Senior Lenders and each Other Party in the Transaction Documents. For purposes of our opinion in paragraph (d) below, we have assumed that any share of the Common Stock issuable pursuant to the anti-dilution provisions of the Notes and Warrants would not exceed the authorized but unissued Common Stock of the Company. For purposes of our opinion in paragraph (e) below, we have assumed that the proceeds of the sale to and acquisition by the Senior Lenders of the Notes, Warrants and Shares (the "Securities Transactions") will be used exclusively for commercial or business purposes.
For purposes of our opinion in paragraph (f) below, we have assumed that none of the Senior Lenders, individually or as a group, including all "Affiliates" and "Associates" of the Senior Lenders, has beneficial ownership of ten percent or more of the outstanding voting shares of the Company (as such quoted terms are defined under Chapter 23B.19 of the Revised Code of Washington (the "Significant Business Transactions Statute")). For purposes of our opinion in paragraph (g) below, we have assumed that (A) the granting of a security interest in the Collateral consisting of a governmental permit, license or other authorization is not prohibited or restricted by law, the granting of a security interest or encumbrance in any Collateral is not prohibited by any other contract or encumbrance, and the assignment or pledge of any right under any contract is not prohibited by the terms of such contract, (B) certain procedural requirements for the grant and perfection of security interests in the Collateral, such as the required format and timing of service of process, court filings, recordation and notices, meet the minimum statutory requirements, (C) the Company or the Subsidiary hold legal and equitable title to the Collateral and with respect to real property interests record title is in the name of the Company or the Subsidiary, and (D) the Deed of
Trust has been duly recorded in the real estate records for Okanagan
County,
Washington. We have made no independent investigation of the foregoing assumptions.

	We express no opinion herein with respect to (i) the enforceability of any of the Transaction Documents or related documents; (ii) the effect on the Transaction Documents or related documents, or the rights of the Senior Lenders under: (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting generally the rights of creditors; (B) equitable principles, including those limiting the availability of specific performance (regardless of whether considered in a proceeding in equity or at law), injunctive relief
and other equitable remedies, liquidated damages and remedies providing for defenses based on fairness and reasonableness, regardless of whether considered in a proceeding in equity or at law; or (C) state and federal law, rules and regulations concerning the issuance of securities; (iii)
the legality, validity, or binding nature of the Transaction Documents as affected by: (A) the financial status, condition or solvency of either the Company or the Subsidiary or (B) as to either the Company or the Subsidiary, the lack, failure or inadequacy of consideration, ultra vires acts, or laws of fraudulent transfer or fraudulent conveyance; (iv) the status of the Company's or the Subsidiary's title to or interest in the Collateral, the adequacy or accuracy of any descriptions thereof, the existence of any leases, liens or security interests therein or thereon, the perfection, priority or creation of any interest in such Collateral, or the effect of any provisions or agreements relating to the priority of any lien; (v) the effect on the Collateral of any lack of permits issued by any governmental or regulatory authority or any failure or inability of
any party to obtain any necessary renewal or extension of any such permits
or any additional permits required after the date of this opinion; (vi)
the compliance of any real property or related improvements or use thereof
with any zoning, subdivision, environmental, health, occupancy, use, human
disabilities or other statute, ordinance or regulation regulating the disposition, use, improvement, alteration, occupancy or operation thereof;
(vii) the existence, validity or proper maintenance of any unpatented mining claims or mill sites on federal land that are included in the collateral, including without limitation the existence or value of any mineral deposit that may be encompassed by such mining claims; (viii) the effectiveness or enforceability of any provision for choice of law in any of the Transaction Documents; (ix) the applicability of the Significant Business Transactions Statute to the Company and the Senior Lenders with respect to any transaction other than the Securities Transactions.

	In rendering the opinions provided below, (i) we have relied, as to matters of fact and matters of law that are not themselves the subject of such opinions, on written information provided by the Company, including but not limited to information contained in filings with the Securities and Exchange Commission and not amended or corrected in later such filings and we have assumed the accuracy, in all respects material to the opinions provided below, of all such information, and (ii) we have assumed that the fiduciary duty of the Board of Directors of the Company is that of the board of directors of a solvent corporation.

	The opinions expressed in this letter are limited to matters governed by the law of the State of Washington (the "State") and the federal law of the United States of America (except with regard to the due incorporation and corporate power of the Subsidiary under Colorado corporate law), and we express no opinion as to the law of any other jurisdiction. In limiting this opinion to the law of the State, we exclude the laws of any other state that might be applied as a result of a choice of law provision or generally applicable legal or equitable principles.

	As used in this opinion letter, the terms "know", "knowledge" and "known to us" mean our actual knowledge, without further investigation or inquiry, and are limited to such knowledge of the attorneys in our firm who have performed legal services for the Company in connection with the Purchase Agreement and the transactions contemplated therein.

	Based on the foregoing and subject to the qualifications and limitations contained herein, we are of the opinion that:

	(a)	The Company is a corporation that has been duly incorporated
and
is validly existing under the laws of the State. Subsidiary is a corporation that has been duly incorporated and is validly existing under the laws of the State of Colorado.

(b)	Each of the Company and Subsidiary have all requisite corporate power and corporate authority to deliver and to perform their obligations under the Transaction Documents to which they are a party. The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action of the Company, and such Transaction Documents have been duly and validly executed by the Company. The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action of Subsidiary, and such Transaction Documents have been duly and validly executed by Subsidiary.

(c)	The Transaction Documents to which the Company is a party are valid and binding obligations of the Company. The Transaction
Documents to which Subsidiary is a party are valid and binding obligations of Subsidiary.

(d)	The issuance, sale, and delivery of the Notes and the Warrants have been duly authorized by all requisite corporate action of the Company. The issuance, sale and delivery of the Notes has been duly authorized by all requisite corporate action of Subsidiary. The Common Stock issuable upon conversion of the Notes, payment of interest on the Notes at the election of the Company and the exercise of the Warrants (collectively, the "Shares") have been duly authorized and, when issued and paid for in accordance with the Notes or Warrants, as applicable, the Shares will be validly issued, fully paid, and nonassessable.

(e)	The provisions of the Transaction Documents do not violate any applicable statute of the State relating to usury.

(f)	The Significant Business Transactions Statute does not apply to the Company and the Senior Lenders as a result of the Securities
Transactions.

(g)	The form of the Deed of Trust is sufficient to create a lien on the Company's and Subsidiary's fee lands and patented mining claims, as such lands and claims are described in the Deed of Trust, located in the State upon recording in the real estate records of the county in which the lands and claims are located and is in proper form for recording in the State. Taken together, the Deed of Trust and the Joint Security Agreement are sufficient to create a security interest in the Company's and Subsidiary's interest in unpatented mining claims and unpatented mill sites on federal land, as such claims and sites are described in the Joint Security Agreement and Deed of Trust, and the Mining Financing Statement covering such claims and sites is in proper form for filing with the State.

	Our opinions herein are limited to the matters expressly set forth in this opinion letter and are subject to the qualifications and limitations herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. This opinion is rendered as of the date hereof, and we expressly disclaim any responsibility for notifying you of any changes affecting this opinion that later come to our attention.
This
opinion is rendered solely for your information in connection with this transaction and may not be relied on by any other person for any purpose without our prior written consent.

Very truly yours,



STOEL RIVES LLP


Schedule 1

Senior Lenders

Name and Address-Purchase Price
Zoloto Investors, LP
c/o Zoloto, LLC
14701 St. Mary's Lane
Suite 800
Houston, TX 77079
Attn:  Steve A. Webster-2,000,000
-
Gary L. Blum
3104 Oak Lane
Dallas, TX 75226-200,000
-
Solitario Resources Corporation
4251 Kipling Street
Suite 390
Wheat Ridge, CO 80033
Attn: Christopher E. Herald
        President
-650,000
-Special Note
350,000
TOTALS FOR REGULAR NOTES/WARRANTS-2,850,000
GRAND TOTALS-3,200,000



EXHIBIT I
RISK DISCLOSURE

RISK DISCLOSURE

	Crown Resources Corporation (the "Company") is the issuer of $15 million principal amount of 5.75 % Convertible Subordinated Debentures due
2001 (the "Debentures"). The entire principal balance of $15 million and accrued and unpaid interest were due and payable on August 27, 2001.
The
Company has not made such payments, and does not expect in the foreseeable future to have the funds to make such payments. Under the terms of the indenture governing the Debentures (the "Indenture") the failure to pay the principal at maturity creates an automatic default without the requirement of notice to the Company. Accordingly, the Company is currently in default under the Debentures. After a default has occurred, the trustee under the
Indenture (the "Trustee") may pursue all remedies available to the holders of the Debentures under the Indenture. These remedies include the right to institute a civil action against the Company to collect the amounts due under the Debentures. Company management is not presently aware of any defense that it would be able to assert against any such claim and therefore believes that any such action would likely result in the entry of a judgment against the Company. Following the entry of a judgment against the Company, the Trustee would be able, subject to any rights that the Company might assert in a bankruptcy proceeding, to collect the amount awarded in the judgment by seizing and foreclosing on Company assets.

	Any such action by the Trustee, or similar actions by other creditors of the Company, could have a material, adverse effect on the Company and the value of the Notes and Warrants. Among other things, the Trustee or other creditors could seize and sell or, in the case of cash, distribute to themselves, assets of the Company necessary to the continuation of the Company's business, including the proceeds of the sale of the Notes, thereby making it impossible for the Company to continue to pursue its business.

	The Company is presently unable to pay its debts as they come due in the ordinary course of business and is therefore insolvent under the Washington Business Corporations Act. Under applicable law, the fiduciary duty of management of an insolvent company is owed principally to the company's creditors, in contrast to the fiduciary duty of management of a solvent company, which is owed principally to the company's stockholders. This change in fiduciary duty may prevent management of the Company from taking actions to protect the interest of the holders of its equity securities, including the Warrants and any securities into which the Notes might be convertible.

	The Company has the right to, and expects that it will, petition the
United States Bankruptcy Court for relief under Chapter 11 of the
Bankruptcy
Code. Initiation of bankruptcy proceedings will ordinarily stay for a time any actions by creditors to secure payment of debts of the Company, including any foreclosures or other efforts to apply property of the Company to payment of Company indebtedness. While the bankruptcy stay against collection efforts of creditors may preserve the status quo temporarily, there is no assurance that the Company can formulate a plan of reorganization that will be acceptable to its creditors or be capable of confirmation by the bankruptcy court absent approval of creditors. There is also no assurance that the Company or a third party plan proponent will not propose and seek confirmation of a plan of reorganization that would eliminate all pre-petition equity interests, cancel the Warrants and eliminate or void any rights to convert any portion of the Note indebtedness to equity in the Company. In the event of bankruptcy proceedings concerning the Company, under certain circumstances the rights of holders of Notes may be significantly modified or eliminated, including avoidance of all liens and security interests securing the Notes, discharge of all or a portion of such holders' claims, turnover of escrowed funds and change of terms of payment of any amounts due on the Notes. The cost to the Company and all constituent creditor groups of a bankruptcy proceeding (other than a proceeding filed pursuant to a prior, negotiated agreement) are considerable and would, in all probability, consume a portion of the proceeds from the sale of the Notes.

	Assuming that the holders of the Notes have properly perfected their security interests in the Collateral, they would collectively have priority
over other creditors of the Company (except the holders, if any, of a senior
or equal security interest in the Collateral, and except to the extent that
their interests are affected by bankruptcy) with respect to the proceeds from any sale of the Collateral. However, Company represents that it and its subsidiaries have not granted or otherwise created, and know of no person or entity claiming the existence, of any security interest or lien on
any assets of the Company or its subsidiaries.  To enforce such rights
and
otherwise to protect their interests, the holders of the Notes would be required to retain legal counsel and to incur substantial expense.
Moreover,
the priority of the holders of the Notes would, at best, result in the recovery of their investment, plus accrued interest. Any additional value
of the Collateral would be available to other creditors of the Company, including the holders of the Debentures, to the extent of the Company's
obligation to such creditors.   Additionally, security interests in that
portion of the Collateral that consists of mining claims may be extinguished if the Company is unable to or should elect not to continue to pursue development of such claims and pay related fees and taxes.


EXHIBIT J
FRAMEWORK



Framework for Plan of Reorganization:


In consideration for the Senior Lenders entering into the Transaction Documents, promptly after delivery of the Minimum Offering Amount, the Company shall commence reorganization of the Company in accordance with the framework described below:
1.	Corporate Restructure.
a.	1 for 5 reverse split of common shares;
b.	cancellation of preferred shares;
c.	Board of Directors to consist of seven directors; one director appointed by executive management; one director appointed by holders of Debentures; one director appointed by representatives of Solitario Resources Corp; three directors appointed by Zoloto Investors, LLC; and one independent director selected by the other six directors. All such directors to serve until the first annual meeting after consummation of the restructure (which shall not occur until after one year after consummation of the restructure).
2.	Restructure of Debentures.
a.	Debenture holders to exchange Debentures for:
i.	$1,000,000.00 cash;
ii.	$2,000,000.00 notes which are pari passu with Notes;
iii.	$4,000,000.00 unsecured subordinated convertible notes
bearing interest at 10% per annum payable annually during the term in cash or at the option of Crown payable in kind with
additional notes or stock with principal payable six years
from issuance; convertible into shares of Company common
stock at a conversion price of $.75 per share and
automatically convertible into common stock when the average daily trading price for Company shares for 20 consecutive
trading days exceed $1.75 per share; Crown will covenant that after the reorganization it will not incur more than
$3,000,000 in additional indebtedness senior to the notes
described in this section 2.a.iii.
iv.	The principal balance of $8,000,000.00 plus any accrued
interest on the Debentures shall be extinguished upon
consummation of the restructure for no additional
consideration.
3.	Post Restructure Ownership of Company.
--Existing
Shareholders-Senior
 Lenders-Debenture
Holders
-
No Conversion or
Exercise of Warrants
?	Outstanding Debt
Equity Ownership-


-0-
100%-


$3,800,000
0%-


$6,000,000
0%
-
Conversion of Notes
Notes /Subordinated Notes
?	Outstanding Debt
?	Equity Ownership
-


-0-
11%-


-0-
44%-


-0-
45%
-
Conversion of Notes and
Warrants
?	Outstanding Debt
Equity Ownership-


-0-
7%-


-0-
52%-


-0-
41%

4.	Post Restructure Voting Agreement.  Zoloto and Solitario to enter into a Voting Agreement pursuant to which Solitario agrees to vote for three directors proposed by Zoloto and Zoloto agrees to vote for director proposed by Solitario for a period of up to five years after consummation of the Restructure.
5.	Bankruptcy Restructure.  The Senior Lenders have entered into the transactions contemplated by the Transaction Documents on the condition that the anticipated restructure of the Company will be accomplished through a Chapter 11 proceeding in the Federal Bankruptcy Court. The parties hereto anticipate that the bankruptcy procedures will be as follows:
a.	As soon as reasonably practicable after deposit of the
Minimum Offering Amount into Escrow, Company representatives will commence and diligently pursue negotiations with the
holders of the Debentures in order to obtain the agreement of the Debenture Holders to the restructure of Debentures on the terms described above.
b.	As soon as reasonably practicable and in any event within
ninety days after the Minimum Offering Amount is deposited into Escrow, the Company shall file a voluntary Chapter 11 petition in the Federal Bankruptcy Court in Colorado.



c.	Crown shall use its best efforts to:
i.	file a Plan and Disclosure Statement acceptable to the
Senior Lenders and Debenture Holders contemporaneously with
the Chapter 11 petition or within sixty days thereafter;
ii.	request Bankruptcy Court approval of the Termination Fee
referenced in Section 4(k) of the Convertible Note Purchase Agreement within ten days after the bankruptcy proceeding is commenced;
iii.	obtain Bankruptcy Court approval of the Disclosure
Statement within forty-five days after it is filed;  and
iv.	proceed with a confirmation hearing within thirty-five days
after the Disclosure Statement is approved.
d.	On or before March 31, 2002, the bankruptcy court shall have entered a final order confirming a Plan that has been approved by the Senior Lenders and the effective date of the Plan shall have occurred authorizing the escrow agent to release the balance of the escrowed funds to Crown pursuant to the transaction documents. If the final order and consummation of the terms of the Plan do not occur by March
31, 2002, the escrow agent will return the balance of the escrowed funds to the Senior Lenders and, the obligation of the Senior Lenders to loan any amounts to Crown will terminate.



FORM OF SOLITARIO NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR
BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT
TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF
SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS
PROVIDED
TO THE COMPANY IN CONNECTION THEREWITH.

CROWN RESOURCES CORPORATION
10% SECURED CONVERTIBLE PROMISSORY NOTE

$350,000	October ___, 2001
	Seattle, Washington

	Crown Resources Corporation, a Washington corporation (the "Company"), and Crown Resource Corp. of Colorado, a Colorado corporation (together with the Company collectively referred to as the "Makers"), the principal office of which is located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado
80033, for value received, hereby jointly and severally promise to pay to Solitario Resources Corporation, a Colorado corporation, or its registered assigns, the sum of Three Hundred Fifty Thousand Dollars ($350,000), plus interest from and including the date hereof on the principal balance from time to time outstanding at a rate per annum equal to ten percent (10%), which principal amount and accrued and unpaid interest thereon shall be due and payable on October __, 2006 (the "Expiration Date"); or when declared due and payable by the Holder (as defined below) upon the occurrence of an
Event of Default (as defined below). This Note may not be prepaid, in whole or in part, by the Makers, except for the return of funds to the Holder pursuant to the terms of that certain Convertible Note Purchase Agreement by and among the Company and the Senior Lenders thereto, dated October __, 2001, as the same may from time to time be amended, modified or supplemented
(the "Purchase Agreement") (which return shall be deemed to be a prepayment of this Note and applied to principal). Payment for all amounts due hereunder shall be made, without set-off, deduction or counterclaim, to the registered address of the Holder as set forth on Exhibit A to the Purchase
Agreement. This Note is issued pursuant to the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

	The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

	1.	Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

	(i)	"Common Stock" means the Company's common stock, par value
$0.01.

(ii)	"Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

	(iii)	"Conversion Price" means $0.29167 per share, subject to
adjustment from time to time as set forth in Section 6.

(iv)	"Holder" means at any time the person(s) who shall at such time be the registered holder(s) of this Note.

	(v)	"Note" means, collectively, this Note and the Notes issued
pursuant to the Purchase Agreement.

	2.	Interest; Default Interest.  The principal outstanding from
time
to time on this Note shall bear interest at a rate per annum equal to ten percent (10%). Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Any accrued interest shall be paid in arrears by the Makers quarterly on January 15, April 15, July 15 and October 15 of each calendar year and shall, at the Company's option, be paid in cash or in shares of Common Stock valued at the Conversion Price, provided that payment in shares of Common Stock may not be made if there exists an Event of Default and that all such payments by the Company shall be made pari passu to all holders of Notes issued pursuant to the Purchase
Agreement. Except for the return of any funds from Escrow as provided in the Purchase Agreement, any payment on this Note shall be applied first to accrued interest and any remaining balance shall be applied to a reduction of the principal hereof. Upon maturity or acceleration of the amounts due hereunder, the unpaid principal shall, after such maturity or acceleration, bear interest at two (2%) per month until such time as the principal balance shall have been paid in full.

	3.	Events of Default.  If any of the events specified in this
Section
3 shall occur (herein individually referred to as an "Event of Default"), the Holder may declare the entire principal hereon and accrued and unpaid interest immediately due and payable by notice in writing to the Makers:

	(i)	Makers shall default in the payment of principal or interest due
on this Note ten (10) business days after its due date;

	(ii)	Either Maker institutes proceedings to be adjudicated as
bankrupt
or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against either Maker if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by the Company pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy
Code"), Chapter 11, before March 31, 2002 ( a "Permitted Bankruptcy");

	(iii)	In any Permitted Bankruptcy or any other bankruptcy
proceeding respecting a Maker:

		(a)	The bankruptcy court enters an order dismissing the
Permitted
Bankruptcy or converting the Permitted Bankruptcy from one under Chapter
11
to one under Chapter 7 of the Bankruptcy Code;

		(b)	The bankruptcy court enters an order or orders confirming
a
bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Senior Lenders in accordance with the Intercreditor Agreement;

		(c)	The bankruptcy court enters an order granting relief from
or
modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of the Company in excess of $50,000;

		(d)	The bankruptcy court enters an order in the Permitted
Bankruptcy, or in any adversary proceeding or contested matter within the Permitted Bankruptcy, negating the validity of or modifying or otherwise altering all or any portion of any of the Transaction Documents (as defined in the Purchase Agreement) or any rights, obligations or terms contained in the Transaction Documents;

		(e)	The bankruptcy court enters an order authorizing any
debtor
in possession financing to any entity other than the Senior Lenders, without the prior written approval of the Senior Lenders in accordance with the Intercreditor Agreement; or

		(f)	The Bankruptcy Court appoints a trustee to administer the
assets of the bankruptcy estate;

	(iv)	The granting of, the taking of any action which would grant or create, a lien upon the Collateral securing this Note, except as permitted pursuant to the Purchase Agreement;

	(v)	The Transaction Documents shall at any time and for any reason be
declared null and void or a proceeding be commenced to declare the Transaction Documents null and void or the Company or the Subsidiary denies any of its liability or obligations under the Transaction Documents;

	(vi)	Any security interest granted under the Transaction Documents shall, for any reason, lapse, fail or cease (except for the lapse of time) to be a valid, perfected and attached first priority lien on the Collateral or any material portion thereof;

	(vii)	Any representation or warranty made by Company in this
Note
or any of the other Transaction Documents, proves to be incorrect or misleading in any material respect when made;

	(viii)	The Makers (or either of them) fail in the performance or
observance of any material agreement or covenant contained in, or otherwise breaches, this Note or the other Transaction Documents, or an "Event of Default" by either of the Makers (or either of them) occurs under any other
Transaction Document;

	(ix)	Any attachment or sequestration of any material portion of the
Collateral if the same is not discharged or bonded within ten (10) business days;

	(x)	Any further sale, transfer, assignment, conveyance or grant of
a
security interest in the Collateral without the express written permission of the Holders;

	(xi)	Any condemnation, taking or purchase in lieu thereof of all or any
material part of the Collateral; or

	(xii)	Failure to maintain commercially reasonable liability
insurance consistent with industry practice.

	4.	Security Agreements.  This Note is secured by and entitled to the
benefits of the Security Agreements and the Purchase Agreement.

	5.	Conversion.

		5.1	Conversion. The principal balance of this Note then
outstanding, and any accrued and unpaid interest thereon, may be converted in whole or in part, at the Holder's option into fully paid and nonassessable shares of Common Stock at any time prior to the Expiration Date, or at any time after the Expiration Date while any amount of principal or interest under the Note remains unpaid. The number of shares of Common
Stock into which this Note may be converted shall be determined by dividing such outstanding principal amount of this Note and accrued and unpaid interest thereon by the Conversion Price.

		5.2	Conversion Procedure.  Before the Holder shall be entitled
to
convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice, in the form attached as Exhibit A, by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 5, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.
The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as provided above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common
Stock
as of such date.

		5.3	Delivery of Stock Certificates.  As promptly as
practicable
after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

		5.4	Mechanics and Effect of Conversion.  No fractional shares
of
Common Stock shall be issued upon conversion of this Note. In lieu of the
Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of the Note that is not so converted in cash. Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, and execute and deliver such other instruments and agreements as the Company reasonably may require to comply with applicable laws, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (the "Conversion Securities"), together with a check payable to the Holder for any cash amounts for fractional shares as described above in this Section and in Section 5.1. The Conversion Securities shall bear such legends as are required by the Purchase Agreement and applicable state and federal securities laws, in the opinion of counsel to the Company. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

		5.5	Legend.  All Conversion Securities issued upon conversion
of
this Note shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

6.	Adjustments.  The Conversion Price and the securities issuable upon conversion of this Note are subject to adjustment from time to time as follows:

		6.1.	Merger, Sale of Assets, etc.  If at any time while any
indebtedness is then outstanding under this Note there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the
Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, during the period specified herein and the manner provided in Section 5, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the then-outstanding principal balance of the Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The constituent documents effecting any such reorganization, consolidation, sale or transfer shall be as nearly equivalent as may be practicable to the agreements in this Section 6.1.
The
foregoing provisions of this Section 6.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

		6.2	Reclassification, etc.  If the Company, at any time while
any
indebtedness remains outstanding under this Note, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to convert into the kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

6.3 	Split, Subdivision or Combination of Stock. If the Company at
any time subdivides (by any stock split, stock dividend or otherwise) its outstanding Common Stock (or such other securities as this Note is then convertible into), into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding Common Stock (or such other securities as this
Note is then convertible into) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

6.4	Adjustments for Dividends in Stock or Other Securities or
Property. If while any indebtedness remains outstanding under this Note the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note shall represent the right to receive, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property
(other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 6.

6.5	Certain Issuances of Securities.  Subject to 6.7, if the
Company at any time after the date hereof shall issue any additional shares of Common Stock (otherwise than as provided in Sections 6.1, 6.2, 6.3 or 6.4) at a price per share less than the Average Price (as hereinafter defined) per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the "Market Price") by the Board of Directors or its compensation committee (as applicable), then the Conversion Price upon each such issuance shall be lowered to that price determined by multiplying the Conversion Price by a fraction:

(i)	the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

(ii)	the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Conversion Price shall be made under this Section
6.5
if such adjustment would have lowered the Conversion Price upon the issuance of any additional shares of Common Stock that (a) are issued pursuant to any grant or award made prior to the date hereof under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 6.5; (b) are issued pursuant to any grant or award made on or after the date hereof under any Employee Benefit Plan if the purchase, option, conversion or exercise price, as applicable, of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value," as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (c) are issued pursuant to any Common
Stock Equivalent (as hereinafter defined) (x) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 6.6, (y) if no adjustment was required pursuant to Section 6.6, or (z) if such Common Stock Equivalent was issued prior to this Note; (d) are issued pursuant to a public offering by the Company; or (e) results in an adjustment pursuant to Section 6.7.

As used in this Note, "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations Systems, or, if such prices shall not be reported thereon, then the average of the closing bid and asked prices so reported, or if such prices shall not be so reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated, or if such prices shall not be so reported, then the fair market value price as determined in good faith by the Board of Directors of the Company. The "Average Price" per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

6.5	Common Stock Equivalents.

(a)	Subject to Section 6.7, if the Company shall, after the date hereof, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the
Conversion Price upon each such issuance shall be adjusted as provided in
Section 6.5 on the basis that (i) the maximum number of additional shares of
Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock
Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

(b)	Notwithstanding the foregoing, no adjustment shall be made
pursuant to this Section 6.6 unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Conversion Price shall be made under this Section 6.6 upon the issuance of any Convertible Security which is issued pursuant to the conversion or exercise of any other Convertible Security or the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 6.6. No adjustment shall be made under this Section 6.6 if an adjustment is to be made under Section
6.7. No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

6.7	Special Adjustments of Conversion Price.  Notwithstanding
anything to the contrary in Section 6.5 or Section 6.6, this Section 6.7 shall govern adjustments to the Conversion Price for the transaction described in this Section 6.7.

(a)	If at any time after the date hereof and prior the second
anniversary of the date hereof the Company shall issue any additional shares of Common Stock (otherwise than as provided in Sections 6.1, 6.2, 6.3 and 6.4; pursuant to any Employee Benefit Plan; or pursuant to any Common Stock
Equivalent outstanding as of the date hereof) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 6.6 or Section 6.7(b); and the New Stock Issue Price (defined below) of such additional shares is less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issue Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

(b)	If at any time after the date hereof and prior to the second anniversary of the date hereof, the Company issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities)
(otherwise than as provided in Sections 6.1, 6.2, 6.3 and 6.4; or pursuant to any Common Stock Equivalent outstanding as of the date hereof) and the New CSE Conversion Price (defined below) of such Common Stock Equivalents is less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to the New CSE Conversion Price of such Common Stock Equivalents. The "New CSE Conversion Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

		6.8	Certificate as to Adjustments.  Upon the occurrence of
each
adjustment or readjustment pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth:
(i)
such adjustments and readjustments; (ii) the Conversion Price at the time in effect; and (iii) the amount, if any, of other property that at the time would be received upon the conversion of the Note.

		6.9	No Impairment.  The Company will not, by any voluntary
action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

		6.10	Miscellaneous.  The following provisions shall be
applicable
to the making of adjustments in the Conversion Price hereinbefore provided in this Section 6:

(a)	The consideration received by the Company shall be deemed to be the following: (i) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of
Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof; (ii) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Note setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common
Stock
Equivalent. In case of the issuance at any time of any additional shares of
Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 6.4 above) consideration equal to the amount of such dividend so paid or satisfied.
In
the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock
Equivalents
shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 6.10(a), as determined and allocated in good faith by the Board of Directors of the Company.

		(b)	Upon the expiration of the right to convert, exchange or
exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Conversion Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of Section 6.5 after the issuance of such Common Stock Equivalent) had the adjustment of the Conversion Price made upon the issuance or sale of such Common Stock
Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 6.10(b)), shall be deemed to have been received by the Company.

		(c)	The number of shares of Common Stock at any time
outstanding
shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

		(d)	Upon each adjustment of the Conversion Price as a result
of
the calculations made in Sections 6.5, 6.6 and 6.7 hereof, this Note shall thereafter evidence the right to purchase, at the adjusted Conversion
Price,
that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Note immediately prior to such adjustment of the number of shares by the Conversion Price in effect immediately prior to such adjustment of the Conversion Price and (ii) dividing the product so obtained by the Conversion Price in effect immediately after such adjustment of the
Conversion Price.

		(e)	For the purpose of this Section 6, the term "shares of
Common
Stock" shall mean shares of (i) the class of stock designated as the Common
Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to
Section 6.1, the Notes shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Note and the Conversion
Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6.

		6.11	Calculation of Conversion Price.  The Conversion Price in
effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

	7.	Representations; Covenants.

		(a)	The Company represents and warrants that all shares of
Common
Stock into which this Note may be converted shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

		(b)	The Company covenants that from the date of issuance and
so
long as any indebtedness is outstanding on this Note, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note and thereafter, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon conversion of this Note. The Company agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

	8.	Adjustment Notices.  In case:

	(i)	the Company shall take a record of the holders of its Common
Stock
(or other stock or securities at the time receivable upon the conversion of this Note) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

	(ii)	of any capital reorganization of the Company, any
reclassification
of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

	(iii)	of any voluntary dissolution, liquidation or winding-up of
the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the conversion of this
Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

9.	Remedies.  If an Event of Default shall have occurred, the Holder shall, at its option, have the following remedies:

	(i)	The Holder may declare the principal of and interest on this
Note
and all other amounts due thereunder to be immediately due and payable;

	(ii)	The Holder may terminate the Company's option granted under
Section 2 hereof to pay amounts due hereunder in the Common Stock of the Company valued at the Conversion Price;

	(iii)	The Holder may request, and the Makers shall not object
to,
relief from the automatic stay of the Bankruptcy Code allowing the Holder to foreclose on the Collateral; and

	(iv)	Holder may immediately assert all rights and remedies allowed at
law or in equity with respect to the Collateral, including, without limitation, commencement of proceedings to foreclose its security interests in the Collateral and any judicial and non-judicial sales of the same, provided that at any such foreclosure sale, the Holder may become the purchaser and credit the amount due hereunder against the sales price thereof after deducting therefrom all expenses of sale and any proceedings.

	10.	Assignment. Subject to the restrictions on transfer described in
Section 12 below, the rights and obligations of the Makers and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

	11.	Waiver, Amendment and Consent. Any provision of this Note may be
waived or amended, and any consent, approval or other action (each a "Consent") of the holders of the Notes may be taken, with the written consent of the Makers and the Holders (under the terms and in the manner set forth in the Intercreditor Agreement). No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. For the purposes of this Note, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

	12.	Transfer of this Note or Conversion Securities.  With respect to
any offer, sale or other disposition of this Note or Conversion
Securities,
the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may offer, sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each
Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the
Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Furthermore, the Holder agrees that the Warrant shall be subject to the transfer limitations set forth herein.

13.	Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid and return receipt requested, or by overnight courier providing receipt of delivery, at the respective addresses of the parties as set forth in the Subscription Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, five
(5) days after being sent by registered or certified mail, or two (2) business days after being sent by overnight delivery, in the manner set forth above. Except as otherwise provided in this Note as to notices, the undersigned and all endorsers and all persons liable or to become liable on this Note waive presentment, demand, protest and notice of demand, protest and nonpayment.

	14.	No Shareholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company;
and
no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Securities obtainable hereunder until, and only to the extent that, this Note shall have been converted. In the event of any action to enforce payment of this Note, the
Holder shall be entitled to the reasonable costs of collection, including attorneys' fees and expenses, in addition to all other relief to which the
Holder may be entitled.

15.	Attorneys' Fees.  In addition to any other sums payable hereunder, the Makers shall pay to the Holder the amount of any reasonable attorneys fees and related costs (including without limitation expert witness fees, if any) incurred by Holder (i) in connection with any demands, proceedings or efforts (whether or not legal proceedings are commenced) to enforce or modify the terms of this Note, or any of the Transaction Documents and
(ii)
in connection with any action or proceeding (including any Bankruptcy proceeding) which affects the Makers (or either of them), the Collateral or title thereto or the interest of Holder therein. Any amounts incurred by Holder for the foregoing purposes, or any of them, shall be due and payable by the Makers upon demand, and if not paid upon such demand, shall be added to the principal balance of this Note and shall bear interest from the date of disbursement at the rate stated in the Note and constitute a part of the indebtedness secured by the Security Agreements securing this Note.

16.	Governing Law. This Note shall be construed and enforced according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction. The venue of any action brought to interpret or enforce the provisions of this Note shall be laid only in Jefferson County, Colorado, and the Makers and the Holder hereby consent to the jurisdiction of the courts of such state and county.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

						THE COMPANY:

CROWN RESOURCES CORPORATION

By:____________________________________
	Christopher E. Herald
	Its:  President


CROWN RESOURCE CORP. OF COLORADO

By:____________________________________
	Christopher E. Herald
	Its: President


Signed for Identification:

HOLDER

_______________________________



EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)


TO CROWN RESOURCES CORPORATION


	The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Crown Resources Corporation, to the extent of $________ unpaid principal amount and $ ___________ unpaid interest of such Note, and requests that the certificates
for such shares be issued in the name of, and delivered to,
_________________________, whose address is
_____________________________________________________.

	Dated:  _________________________



(Signature must conform in all respects
to name of holder as specified on the
face of the Note)

____________________________________
		(Address)



FORM OF SOLITARIO WARRANT
WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR
BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT
TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF
SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS
PROVIDED
TO THE COMPANY IN CONNECTION THEREWITH.


No. S-1


CROWN RESOURCES CORPORATION
WARRANT TO PURCHASE COMMON STOCK

	This certifies that, for value received, Solitario Resources Corporation, a Colorado corporation, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from Crown Resources Corporation, a Washington corporation (the "Company"), up to 1,200,000 shares of the Company's common stock, par value $0.01 ("Common Stock") for the Exercise Price set forth in Section 2. The term "Warrant" means this warrant, which is one of a series of warrants issued for the Common Stock of the Company under the terms of the Purchase Agreement, and any warrants delivered in substitution therefor as provided herein, and the term "Warrants" means all warrants issued for the Common Stock of the Company under the terms of that certain Convertible Note Purchase Agreement, dated as of October ____, 2001, by and among the Company, the Holder and certain other purchasers of Notes (the "Purchase Agreement"). Any terms used herein without definition shall have the meaning given them in the Purchase Agreement.

	1.	Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time until 5:00 p.m., Mountain time, on October ___, 2006, and shall be void thereafter.

	2.	Exercise Price.  The Exercise Price of this Warrant shall be
$0.60
per share, as adjusted from time to time pursuant to Section 11 hereof.

	3.	Exercise of Warrant.

(a)	The purchase rights represented by this Warrant are
exercisable by the Holder, in whole or in part, at any time during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise attached hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Exercise Price with respect to the shares to be purchased (i) in cash or by check acceptable to the Company, or (ii) in such other manner as the
Holder and the Company may agree, as set forth in Holder's Notice of Exercise as acknowledged and accepted by the Company.

		(b) 	This Warrant shall be deemed to have been exercised
immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of
Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the shares of Common Stock not so acquired.

(c)	Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise
Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of the portion of this Warrant then being exercised by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y (A-B)
             A

Where	X = the number of shares of Common Stock to be
			issued to the Holder

	Y = the number of shares of Common Stock
				for
which this Warrant is being exercised

A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

B = the per share Exercise Price

For purposes of the above calculation, fair market value of one share of Common Stock shall be the closing price or, if the closing price is not available, the average of the closing bid and ask prices of the Company's Common Stock as traded on the OTC Bulletin Board or other public market on the date of the exercise or if there is no public market for the Company's
Common Stock at the time of such exercise, as determined by the Company's Board of Directors in good faith.

	4.	No Fractional Shares.  No fractional shares shall be issued
upon
the exercise of this Warrant. In lieu of any fractional share to which the
Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of the Company's Common Stock multiplied by such fraction.

	5.	Replacement of Warrant.  On receipt of evidence reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the
Company or, in the case of mutilation, on surrender and cancellation of this
Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

	6.	Rights of Shareholders.  Subject to Sections 9 and 11 of this
Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein.

7.	Transfer of Warrant.

(a)	Warrant Register.  The Company will maintain a register (the
"Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)	Transferability and Nonnegotiability of Warrant.  This Warrant may
not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c)	Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the
Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(d)	Compliance with Securities Laws.

		(i) 	The Holder of this Warrant, by acceptance hereof,
acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the
Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the
Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

		(ii) 	This Warrant and all shares of Common Stock issued
upon
exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

	8.	Representations; Covenants.

	(a)	The Company represents and warrants that all shares of Common
Stock which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b)	The Company covenants that from the date of issuance and through the term during which this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and thereafter, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of
Common Stock upon the exercise of this Warrant.

	9.	Notices.

	(a) 	Whenever the Exercise Price or number of shares purchasable
hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise
Price
and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by registered or certified mail, postage prepaid and return receipt requested) to the Holder of this Warrant.

	(b) 	In case:

		(i) 	the Company shall take a record of the holders of its
Common
Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

		(ii) 	of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

		(iii)	of any voluntary dissolution, liquidation or winding-
up
of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

	(c)	All such notices and communications shall be deemed to have
been
received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the fifth business day following the date of such mailing.

	10.	Amendments and Waiver. Any provision of this Warrant may be
amended or waived with the written consent of the Company and the holders of
Warrants representing not less than a majority of the shares of Common Stock issuable upon exercise of any and all outstanding Warrants. Any amendment effected in accordance with this Section 10 shall be binding upon each Holder of any of the Warrants, each future Holder, and the Company; provided, however, that no special consideration or inducement may be given to any such Holder in connection with such consent that is not given ratably to all such Holders, and that such amendment must apply to all such Holders equally and ratably in accordance with the number of shares of Common
Stock
issuable upon exercise of their Warrants. The Company shall promptly give notice to all Holders of Warrants of any amendment effected in accordance with this Section 10. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

	11.	Adjustments.  The Exercise Price and the number of shares
purchasable hereunder are subject to adjustment from time to time as follows:

		11.1.	Merger, Sale of Assets, etc.  If at any time while
this
Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the
Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or
(iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11.
 The constituent documents effecting any such reorganization, consolidation, sale or transfer shall provide for adjustments that shall be as nearly equivalent as may be practicable to the agreements in this Section 11.1. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

		11.2	Reclassification, etc.  If the Company, at any time while
this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this
Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

		11.3 	Split, Subdivision or Combination of Stock.  If the
Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of securities for which this Warrant may be exercised shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination and the Exercise Price therefor shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, all subject to further adjustment as provided in this Section 11.

		11.4	Adjustments for Dividends in Stock or Other Securities or
Property. If while this Warrant remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property
(other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

		11.5	Certain Issuances of Securities.  Subject to Section 11.7,
if
the Company at any time after the date hereof shall issue any additional shares of Common Stock (otherwise than as provided in Sections 11.1, 11.2,
11.3 or 11.4) at a price per share less than the Average Price (as hereinafter defined) per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the
"Market Price") by the Board of Directors or its compensation committee
(as
applicable), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

		(i)	the numerator of which shall be the sum of (1) the number
of
shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

		(ii)	the denominator of which shall be the Market Price
multiplied
by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

No adjustments of the Exercise Price shall be made under this Section
11.5
upon the issuance of any additional shares of Common Stock that (a) are issued pursuant to any grant or award made prior to the date hereof under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 11.5; (b) are issued pursuant to any grant or award made on or after the date hereof under any Employee Benefit Plan if the purchase, option, conversion or exercise price, as applicable, of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair
Market Value", as defined under the applicable Employee Benefit Plan, on the date of the Board of Directors' or compensation committee's authorization;
(c) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (x) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 11.6,
(y) if no adjustment was required pursuant to Section 11.6, or (z) if such
Common Stock Equivalent was issued prior to this Warrant; (d) are issued pursuant to a public offering by the Company; or (e) results in an adjustment pursuant to Section 11.7.

As used in this Warrant, "Price" means the average of the "high" and "low" prices as reported in The Wall Street Journal's listing for such day or if such shares are not reported in such listing, the average of the reported sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations Systems, or, if such prices shall not be reported thereon, then the average of the closing bid and asked prices so reported, or if such prices shall not be so reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated, or if such prices shall not be so reported, then the fair market value price as determined in good faith by the Board of Directors of the Company. The "Average Price" per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

		11.6	Common Stock Equivalents.

		(a)	Subject to Section 11.7, if the Company shall, after the
date
hereof, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the
Exercise Price upon each such issuance shall be adjusted as provided in
Section 11.5 on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common
Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common
Stock Equivalent.

		(b)	Notwithstanding the foregoing, no adjustment shall be made
pursuant to this Section 11.6 unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock
Equivalent
is less than the Market Price. No adjustment of the Exercise Price shall be made under this Section 11.6 upon the issuance of any Convertible
Security
which is issued pursuant to the conversion or exercise of any other
Convertible Security or the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 11.6. No adjustment shall be made under this Section 11.6 if an adjustment is to be made under Section
11.7.
No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

		11.7	Special Adjustments of Exercise Price.  Notwithstanding
anything to the contrary in Section 11.5 or Section 11.6, this Section
11.7
shall govern adjustments to the Exercise Price for the transactions described in this Section 11.7.

		(a)	If the Company at any time after the date hereof and prior
to
the second anniversary of the date hereof shall issue any additional shares of Common Stock (otherwise than as provided in Sections 11.1, 11.2, 11.3 and
11.4; pursuant to any Employee Benefit Plan; or pursuant to any Common
Stock
Equivalent outstanding as of the date hereof) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 11.6 or Section 11.7(b); and the New Stock Issue Price
(defined
below) of such additional shares is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock
Issue
Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

		(b)	If the Company at any time after the date hereof and prior
to
the second anniversary of the date hereof, issues any Common Stock
Equivalent (which by definition excludes Employee Benefit Plan securities)
(otherwise than as provided in Sections 11.1, 11.2, 11.3 and 11.4; or pursuant to any Common Stock Equivalent outstanding as of the date hereof) and the New CSE Exercise Price (defined below) of such Common Stock
Equivalents is less than the Exercise Price then in effect, then the Exercise Price upon each such issuance shall be adjusted to the New CSE
Exercise Price of such Common Stock Equivalents.  The "New CSE Exercise
Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible
Securities,
the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible
Securities,
by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

		11.8	Certificate as to Adjustments.  Upon the occurrence of
each
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
The
Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

		11.9	 No Impairment.  The Company will not, by any voluntary
action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

		11.10	Miscellaneous.  The following provisions shall be
applicable to the making of adjustments in the Exercise Price hereinbefore provided in this Section 11:

		(a)	The consideration received by the Company shall be deemed
to
be the following:  (i) to the extent that any additional shares of Common
Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of
Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (ii) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the holder of this Warrant setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common
Stock
Equivalent. In case of the issuance at any time of any additional shares of
Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section 11.4 above) consideration equal to the amount of such dividend so paid or satisfied.
In
the event additional shares of Common Stock or Common Stock Equivalents are issued together with other shares or securities or other assets of the Company or its subsidiaries for consideration which covers both, the consideration for such shares of Common Stock and Common Stock
Equivalents
shall be computed based on the respective portions of such consideration so received, computed as provided in this Section 11.10(a), as determined and allocated in good faith by the Board of Directors of the Company.

		(b)	Upon the expiration of the right to convert, exchange or
exercise any Common Stock Equivalent the issuance of which effected an adjustment to the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been
(but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of Section 11.5 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock
Equivalent
and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in this Section 11.10(b)), shall be deemed to have been received by the Company.

		(c)	The number of shares of Common Stock at any time
outstanding
shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its wholly owned subsidiaries.

		(d)	Upon each adjustment of the Exercise Price as a result of
the
calculations made in Sections 11.5, 11.6 and 11.7 hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise
Price,
that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to such adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

		(e)	For the purpose of this Section 11 the term "shares of
Common
Stock" shall mean shares of (i) the class of stock designated as the Common
Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to
Section 11.1, the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 11.

		11.11	Calculation of Exercise Price.  The Exercise Price in
effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

	12.	Governing Law. This Warrant shall be construed and enforced
according to, and governed by, the laws of the State of Washington without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction. The venue of any action brought to interpret or enforce the provisions of this
Warrant shall be laid only in Jefferson County, Colorado, and the Company and the Holder hereby consent to the jurisdiction of the courts of such state and county.

	IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  ___________, 2001 			CROWN RESOURCES CORPORATION


By:____________________________________
	Christopher E. Herald
	Its:  President

Signed for Identification:

HOLDER


________________________________


NOTICE OF EXERCISE

To:	Crown Resources Corporation

	(1)	The undersigned hereby (A) elects to purchase shares of Common
Stock of Crown Resources Corporation, pursuant to the provisions of Section
3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of shares of Common Stock, pursuant to the provisions of
Section 3(c) of the attached Warrant.

	(2)	In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under the circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

	(3)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


________________________
							             (Name)


	________________________
							             (Signature)


ASSIGNMENT FORM


	FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee				Address			No. of Shares



and does hereby irrevocably constitute and appoint __________ Attorney to make such transfer on the books of Crown Resources Corporation, maintained for the purpose, with full power of substitution in the premises.

	The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED:  _______________, 2001


						____________________________________
						Signature of Holder


 Finalized on August 23, 2001.
 Draft created April 11, 2001.
 Finalized on October 17, 2001.
 Draft created October 17, 2001.
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